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                                                                    Exhibit 99.1

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                                U.S. $550,000,000

                              AMENDED AND RESTATED

                         SENIOR SECURED CREDIT AGREEMENT

                           Dated as of August 23, 2002

                                      among

                            GREIF BROS. CORPORATION,
                                as U.S. Borrower,

                GREIF SPAIN HOLDINGS, S.L. sociedad unipersonal,
                            GREIF BROS. CANADA INC.,
                               VAN LEER (UK) LTD.,
                  KONINKLIJKE EMBALLAGE INDUSTRIE VAN LEER B.V.
               (dba ROYAL PACKAGING INDUSTRIES VAN LEER B.V.), AND
                          VAN LEER AUSTRALIA PTY. LTD.,
                              as Foreign Borrowers,

                            SALOMON SMITH BARNEY INC.
                    as Sole Book Runner and a Joint Arranger

                          DEUTSCHE BANK SECURITIES INC.
                              as a Joint Arranger,

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                          KEYBANK NATIONAL ASSOCIATION
                            as Co-Syndication Agents

                                 SUN TRUST BANK
                             as Documentation Agent

                          CITICORP NORTH AMERICA, INC.
                            as Administrative Agent,

                                       and

                        THE OTHER FINANCIAL INSTITUTIONS
                         PARTY HERETO FROM TIME TO TIME



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                               TABLE OF CONTENTS
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Article I           DEFINITIONS, ETC. ...................................................  2

        1.1.   Certain Defined Terms ....................................................  2

        1.2.   Other Interpretive Provisions ............................................ 41

        1.3.   Accounting Principles .................................................... 42

        1.4.   Currency Equivalents Generally ........................................... 42

Article II          THE CREDITS ......................................................... 43

        2.1.   Amounts and Terms of Commitments and Loans ............................... 43

        2.2.   Evidence of Debt; Notes .................................................. 44

        2.3.   Procedure for Borrowings ................................................. 44

        2.4.   Conversion and Continuation Elections for Borrowings ..................... 45

        2.5.   Utilization of Commitments in Offshore Currencies; Special
               Provisions for Offshore Currency Revolving Loans ......................... 47

        2.6.   Bankers' Acceptances ..................................................... 50

        2.7.   Refundings/Participations for Qualified Offshore Loans ................... 54

               (c)      Obligations Unconditional ....................................... 55

        2.8.   Reduction or Termination of Commitments. ................................. 55

        2.9.   Prepayments and Mandatory Commitment Reductions. ......................... 56

        2.10.  Currency Exchange Fluctuations ........................................... 59

        2.11.  Repayment ................................................................ 59

        2.12.  Interest ................................................................. 61

        2.13.  Fees ..................................................................... 62

        2.14.  Computation of Fees, Interest and Dollar Equivalent Amount ............... 63

        2.15.  Payments by Each Applicable Borrower ..................................... 63

        2.16.  Payments by the Lenders to the Administrative Agent ...................... 64

        2.17.  Adjustments .............................................................. 64

        2.18.  Swing Line ............................................................... 65

        2.19.  Swing Line Borrowing Procedures .......................................... 66

        2.20.  Refunding of Swing Line Loans ............................................ 67

        2.21.  Participations in Swing Line Loans ....................................... 68

        2.22.  Swing Line Participation Obligations Unconditional ....................... 68

        2.23.  Conditions to Swing Line Loans ........................................... 68

        2.24.  Substitution of Lenders in Certain Circumstances ......................... 68

Article III         THE LETTERS OF CREDIT ............................................... 72

        3.1.   The Letter of Credit Subfacility ......................................... 72

        3.2.   Issuance, Amendment and Renewal of Letters of Credit ..................... 74
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        3.3.   Risk Participations, Drawings and Reimbursements ......................... 77

        3.4.   Repayment of Participations .............................................. 78

        3.5.   Role of each L/C Lender .................................................. 78

        3.6.   Obligations Absolute ..................................................... 79

        3.7.   Cash Collateral Pledge ................................................... 79

        3.8.   Letter of Credit Fees .................................................... 80

        3.9.   Uniform Customs and Practice ............................................. 80

        3.10.  Letters of Credit for the Account of Subsidiaries ........................ 80

Article IV          NET PAYMENTS, YIELD PROTECTION AND ILLEGALITY ....................... 81

        4.1.   Net Payments ............................................................. 81

        4.2.   Illegality ............................................................... 83

        4.3.   Increased Costs and Reduction of Return .................................. 83

        4.4.   Funding Losses ........................................................... 84

        4.5.   Inability To Determine Rates ............................................. 85

        4.6.   Reserves on Eurocurrency Rate Loans ...................................... 85

        4.7.   Certificates of Lenders .................................................. 85

        4.8.   Substitution of Lenders .................................................. 86

        4.9.   Right of Lenders To Fund Through Branches and Affiliates ................. 86

Article V           CONDITIONS PRECEDENT ................................................ 87

        5.1.   Conditions to Initial Credit Extension ................................... 87

        5.2.   Conditions to All Credit Extensions ...................................... 91

        5.3.   Conditions to Initial Credit Extension to Greif Australia ................ 92

Article VI          REPRESENTATIONS AND WARRANTIES ...................................... 93

        6.1.   Corporate Status ......................................................... 93

        6.2.   Authority ................................................................ 93

        6.3.   No Conflicts; Consents. .................................................. 94

        6.4.   Binding Effect ........................................................... 94

        6.5.   Litigation ............................................................... 94

        6.6.   No Default; Material Contractual Obligations ............................. 94

        6.7.   ERISA .................................................................... 95

        6.8.   Use of Proceeds; Margin Regulations ...................................... 95

        6.9.   Financial Condition; Financial Statements; Solvency; etc. ................ 95

        6.10.  Subsidiaries; Properties ................................................. 96

        6.11.  Taxes .................................................................... 96

        6.12.  Environmental Matters .................................................... 97
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        6.13.  Regulated Entities ........................................................   98

        6.14.  Employee and Labor Matters ................................................   99

        6.15.  Intellectual Property .....................................................   99

        6.16.  Existing Indebtedness .....................................................   99

        6.17.  True and Complete Disclosure ..............................................   99

        6.18.  Security Interests; Certain Matters Relating to Collateral ................  100

        6.19.  Representations and Warranties in Credit Documents and Transaction
               Documents .................................................................  100

        6.20.  Senior Subordinated Debt Documents ........................................  100

        6.21.  Broker's Fees .............................................................  100

Article VII        AFFIRMATIVE COVENANTS .................................................  101

        7.1.   Financial Statements, etc. ................................................  101

        7.2.   Certificates; Other Information ...........................................  102

        7.3.   Notices ...................................................................  102

        7.4.   Preservation of Corporate Existence, etc. .................................  103

        7.5.   Maintenance of Property;  Insurance .......................................  104

        7.6.   Payment of Obligations ....................................................  104

        7.7.   Taxes .....................................................................  104

        7.8.   Compliance with Environmental Laws ........................................  105

        7.9.   Compliance with ERISA .....................................................  105

        7.10.  Inspection of Property and Books and Records ..............................  105

        7.11.  End of Fiscal Years; Fiscal Quarters ......................................  105

        7.12.  Use of Proceeds ...........................................................  106

        7.13.  Further Assurances; New Subsidiaries ......................................  106

        7.14.  Pledge of Additional Collateral ...........................................  107

        7.15.  Security Interests ........................................................  107

        7.16.  Currency and Commodity Hedging Transactions ...............................  107

        7.17.  Pledge of Foreign Stock and Guarantees by Foreign Subsidiaries ............  108

        7.18.  Register ..................................................................  108

        7.19.  Maintenance of Credit Rating ..............................................  109

        7.20.  Limitations on Activities of U.S. Holdco and Foreign Holdco ...............  109

        7.21.  Certain Collateral Limitations ............................................  109

        7.22.  Post Closing Matters. .....................................................  110

Article VIII       NEGATIVE COVENANTS ....................................................  110

        8.1.   Limitation on Liens; No Further Negative Pledge ...........................  110
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        8.2.   Consolidations, Mergers and Disposition of Assets .........................  113

        8.3.   Operating Leases ..........................................................  115

        8.4.   Loans and Investments .....................................................  115

        8.5.   Limitation on Indebtedness ................................................  117

        8.6.   Transactions with Affiliates ..............................................  119

        8.7.   Use of Proceeds ...........................................................  119

        8.8.   Contingent Obligations ....................................................  119

        8.9.   Restrictions on Subsidiaries ..............................................  120

        8.10.  Fixed Charge Coverage Ratio; Interest Coverage Ratio ......................  121

        8.11.  Minimum Net Worth .........................................................  121

        8.12.  Total Leverage Ratio ......................................................  121

        8.13.  Restricted Payments .......................................................  121

        8.14.  ERISA .....................................................................  122

        8.15.  Change in Business ........................................................  122

        8.16.  Accounting Changes ........................................................  122

        8.17.  Amendments to Transaction Documents .......................................  122

        8.18.  Capital Expenditures ......................................................  122

        8.19.  Sale and Lease-Backs ......................................................  123

        8.20.  Sale or Discount of Receivables ...........................................  123

        8.21.  Creation of Subsidiaries ..................................................  123

        8.22.  Limitation on Other Restrictions on Amendment of Documents ................  123

        8.23.  Limitation on Payments or Prepayments of Indebtedness or Modification of
               Debt Documents ............................................................  123

        8.24.  Consolidated Returns ......................................................  124

Article IX         EVENTS OF DEFAULT .....................................................  124

        9.1.   Event of Default ..........................................................  124

        9.2.   Remedies ..................................................................  127

        9.3.   Rights Not Exclusive ......................................................  127

        9.4.   No Waiver; Remedies .......................................................  127

        9.6.   Order of Payment following an Event of Default. ...........................  128

Article X          THE AGENTS ............................................................  129

        10.1.  Appointment and Authorization .............................................  129

        10.2.  Delegation of Duties ......................................................  131

        10.3.  Exculpatory Provisions ....................................................  131

        10.4.  Reliance by Agents ........................................................  131
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         10.5.    Notice of Default ..........................................  131

         10.6.    Credit Decision ............................................  132

         10.7.    Indemnification ............................................  132

         10.8.    Agents in Individual Capacity ..............................  133

         10.9.    Successor Agents ...........................................  133

         10.10.   Concerning the Collateral and the Security Documents;
                  Collateral Matters Relating to Related Obligations .........  133

         10.11.   Failure To Act .............................................  134

         10.12.   Special Provisions in relation to Dutch Collateral .........  134

Article XI            MISCELLANEOUS ..........................................  136

         11.1.    Amendments and Waivers .....................................  136

         11.2.    Notices ....................................................  140

         11.3.    No Waiver; Cumulative Remedies .............................  140

         11.4.    Expenses; Indemnity; etc. ..................................  141

         11.5.    [Intentionally Omitted] ....................................  143

         11.6.    Payments Set Aside .........................................  143

         11.7.    Successors and Assigns .....................................  143

         11.8.    Assignments and Participations, etc ........................  143

         11.9.    Confidentiality ............................................  145

         11.10.   Set-off ....................................................  146

         11.11.   Notification of Addresses, Lending Offices, etc. ...........  146

         11.12.   Counterparts ...............................................  146

         11.13.   Severability; Modification To Conform to Law ...............  146

         11.14.   No Third Parties Benefited .................................  147

         11.15.   Governing Law; Submission to Jurisdiction; Venue ...........  147

         11.16.   WAIVER OF JURY TRIAL .......................................  148

         11.17.   Judgment ...................................................  148

         11.18.   Survival ...................................................  148

         11.19.   Documents Evidence the Same Indebtedness ...................  148

         11.20.   Releases ...................................................  148
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ANNEXES
-------

Annex A                    Agent's Payment Offices for Offshore Currency Revolving Loans

SCHEDULES
---------

Schedule 1.1 (a)(i)        Mortgaged Property at the Effective Date; Mortgaged
                              Property (Leased) After the Effective Date
Schedule 1.1(b)            Existing Letters of Credit
Schedule 1.1(c)            Foreign Holdco Intercompany Notes
Schedule 1.1(d)            Pledged Securities
Schedule 1.1(e)            Refinanced Indebtedness
Schedule 1.1(f)            Timber Assets
Schedule 1.1(g)            Senior Subordinated Debt Documents
Schedule 1.1(h)            Mandatory Costs
Schedule 1.1(i)            Timber Lands
Schedule 2.1               Commitments
Schedule 2.18              Swing Line Commitments
Schedule 5.2(a)(ix)        Local Counsel Delivering Opinions at the Effective Date
Schedule 6.10              Subsidiaries and Minority Interests
Schedule 6.12              Environmental Matters
Schedule 8.1(a)            Certain Existing Liens as of the Effective Date
Schedule 8.2(a)(xii)       Certain Scheduled Asset Sales
Schedule 8.4(m)            Existing Investments and Investments To Be Made Under
                              Binding Agreements
Schedule 8.6               Affiliate Transactions
Schedule 8.8               Contingent Obligations
Schedule 8.19              Sale and Lease-Backs
Schedule 11.2              Addresses for Notices
Schedule 11.20             Liens to be Released
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EXHIBITS
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Exhibit A                  Form of Notice of Borrowing
Exhibit B                  Form of Notice of Conversion/Continuation
Exhibit C                  Form of Compliance Certificate
Exhibit D                  Form of Amended and Restated Domestic Subsidiary
                              Guarantee and Security Agreement
Exhibit E                  Form of Amended and Restated U.S. Borrower Guarantee
                              and Security Agreement
Exhibit G                  Form of Assignment and Acceptance
Exhibit H-1                Form of Term Note
Exhibit H-2                Form of Revolving Note
Exhibit H-3                Form of Swing Line Note
Exhibit I-1                Form of Mortgage
Exhibit I-2                Form of Mortgage Modification
Exhibit J                  Form of Interest Rate Certificate
Exhibit K                  Form of Non-Bank Certificate
Exhibit L                  Form of Perfection Certificate
Exhibit M                  Form of Soterra Guarantee Amendment
Exhibit N                  Form of Foreign Guarantee

              AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT

               This AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT is entered into as of August 23, 2002, among GREIF BROS. CORPORATION, a Delaware corporation (together with its successors, "U.S. Borrower"); GREIF SPAIN HOLDINGS, S.L., sociedad unipersonal, private limited liability company (sociedad limitada), under the laws of Spain ("Foreign Holdco"); GREIF BROS. CANADA INC., a corporation continued and existing under the laws of Canada ("Greif Canada"), VAN LEER (UK) LTD., a company organized under the laws of England and Wales ("Greif UK"); KONINKLIJKE EMBALLAGE INDUSTRIE VAN LEER B.V. dba ROYAL PACKAGING INDUSTRIES VAN LEER B.V., a private limited liability company (besloten vennootschap) organized under the laws of The Netherlands with statutory seat in Amstelveen, The Netherlands ("RPIVL"); and VAN LEER AUSTRALIA PTY LIMITED (ACN 008 415 478), a corporation organized under the laws of the Australian Capital Territory ("Greif Australia", and together with Foreign Holdco, Greif Canada, Greif UK and RPIVL, collectively, the "Foreign Borrowers" and each a "Foreign Borrower"); the several financial institutions listed on the signature pages hereto as "Lenders" or from time to time made party to this Agreement pursuant to Section 11.8 (collectively, the "Lenders"; individually, each a "Lender"); SALOMON SMITH BARNEY INC. ("SSB"), as Joint Lead Arranger, and as sole Book-Runner, CITICORP NORTH AMERICA, INC. ("CNAI"), as Administrative Agent (together with its successors in such capacity, the "Administrative Agent"); DEUTSCHE BANK TRUST COMPANY AMERICAS and KEYBANK NATIONAL ASSOCIATION, as Co-Syndication Agents (together with its respective successors in such capacity, each a "Syndication Agent"), SUN TRUST BANK, as Documentation Agent (together with its successors in such capacity, the "Documentation Agent"), and DEUTSCHE BANK SECURITIES INC. as a Joint Lead Arranger (together with SSB and their respective successors in such capacity, the "Joint Lead Arrangers").

                                   WITNESSETH:

               WHEREAS, the U.S. Borrower, Foreign Holdco and the lenders party thereto are parties to a Senior Secured Credit Agreement dated as of March 2, 2001 (as amended, the "Existing Credit Agreement") among the U.S. Borrower, Foreign Holdco, the lenders party thereto and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill"), as sole Lead Arranger, sole Book-Runner and as Administrative Agent, Keybank National Association, as Syndication Agent, ABN Amro Bank, N.V., as Co-Documentation Agent, National City Bank, as Co-Documentation Agent, and The Bank of Nova Scotia ("BNS"), as Paying Agent;

               WHEREAS, (a) the U.S. Borrower, Foreign Holdco, Merrill and the lenders party to the Existing Credit Agreement (the "Current Lenders") have concurrently herewith entered into the Master Assignment and Acceptance dated as of the date hereof (the "Master Assignment Agreement") pursuant to which, effective as of the Effective Date, the Current Lenders have assigned all their right, title and interest in, to and under the Existing Credit Agreement and such other documents and delegated all their respective obligations thereunder to CNAI and CNAI has accepted such assignment and assumed such obligations and
(b) Merrill, BNS, the Administrative Agent, and the Borrowers, have concurrently herewith entered into the Assignment and Release Agreement dated the date hereof (the "Assignment and Release Agreement") pursuant to which, effective as of the Effective Date, Merrill has resigned as Administrative Agent and Lead Arranger (as each such term is defined in the Existing Credit Agreement) and BNS has resigned as Paying Agent (as defined in the Existing Credit Agreement) and each of Merrill and BNS has assigned all its respective right, title and interest in, to and under the Existing Credit Agreement and the "Credit Documents" (as defined in the Existing Credit Agreement) and delegated all its obligations thereunder with respect thereto to the Administrative Agent and the Administrative Agent has accepted such assignment and delegation;

               WHEREAS, the Borrowers, the Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement to provide for certain amendments on the terms set forth in this Agreement, which Agreement shall become effective upon satisfaction of certain conditions precedent set forth herein;

               WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation or waiver of the obligation and liabilities existing under the Existing Credit Agreement, including any obligation or action required to be performed prior to the Effective Date, or evidence payment of all or any of such obligations and liabilities, but that this Agreement amend and restate in its entirety the Existing Credit Agreement, and that from and after the Effective Date the Existing Credit Agreement be of no further force or effect except as to evidence the incurrence of the obligations of the Borrowers thereunder and the representations and warranties made thereunder;

               NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                                DEFINITIONS, ETC.

               1.1. Certain Defined Terms. The following terms have the following meanings:

               ABR Loan means a Loan in U.S. Dollars that bears interest based on the Alternate Base Rate.

               Acceptance means Bankers' Acceptances and BA Equivalent Loans.

               Acceptance Fee means the fee payable at the time of the acceptance of Bankers' Acceptances established by multiplying the face amount of such Bankers' Acceptances by the Applicable Margin and by multiplying the product so obtained by a fraction having a numerator equal to the number of days in the term of such Bankers' Acceptances and a denominator of 365 or 366, as the case may be.

               Account means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the U.S. Borrower or any of its Subsidiaries of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records relating thereto, and the right to payment of any interest of finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and other related rights.

               Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person.

               Adjusted Working Capital means the remainder of: (a) (i) the consolidated current assets of the Companies, less (ii) the amount of Cash and Cash Equivalents included in such consolidated current assets; less (b) (i) consolidated Current Liabilities of the Companies, less (ii) the amount of short-term Indebtedness (including Revolving Loans, Swing Line Loans and BA Rate Loans and current maturities of long-term Indebtedness) of the Companies included in such consolidated Current Liabilities.

               Administrative Agent has the meaning specified in the preamble to this Agreement; provided, however that (a) in respect of the provisions of
Article II (The Credits), Article (III) (The Letters of Credit), Article X (The Agents) and Article XI (Miscellaneous) (other than Section 11.1(Amendments, Waivers, Etc.), "Administrative Agent" shall mean Citibank N.A., Hong Kong so far as such provisions relate to any Loan or Letter of Credit made or issued in Australian Dollars and (b) in respect of Section 10.1 (Appointment and Authorization) and other provisions herein or in any Loan Document that relate to the Collateral, "Administrative Agent" shall mean Citicorp North America Inc. and/or any Affiliate thereof approved by Citicorp North America Inc.

               Affected Lender -- see Section 4.8.

               Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, including through the ownership of voting securities or membership interests or by contract. For purposes of Section 8.6, Affiliate shall also mean any Beneficial Owner of shares representing 10% or more of the voting power with respect to the outstanding voting Equity Interests (on a fully diluted basis and after giving effect to or any warrants, rights or options to acquire such Equity Interests whether or not currently exercisable) and any Person who would be Affiliate of any such Beneficial Owner pursuant to the first sentence hereof.

               Affiliate Transaction -- see Section 8.6.

               Agent's Payment Office means (i) in respect of payments by the Borrowers in U.S. Dollars, Two Penns Ways, New Castle, Delaware 19702 or such other address as the Administrative Agent may from time to time specify in accordance with Section 11.2 and (ii) in the case of payments by the Borrowers in any Offshore Currency, as set forth in Annex A or such other address as the Administrative Agent may from time to time specify in accordance with Section 11.2.

               Agents means the Arrangers, the Administrative Agent, the Syndication Agents and the Documentation Agent; and Agent means any of them.

               Aggregate Available Revolving Credit means at any time (without duplication), the Dollar Equivalent of the sum of the aggregate Revolving Commitments of all Lenders less the Swing Line Reserve, if any, less the Aggregate Outstanding Revolving Credit.

               Aggregate Foreign Borrower Credit means at any time (without duplication), the Dollar Equivalent of the sum of (a) the aggregate principal amount of all Revolving Loans outstanding made to any Foreign Borrower, (b) the Effective Amount of all outstanding L/C Obligations in respect of Letters of Credit issued for the account of any Foreign Borrower, (c) the aggregate principal amount of all Swing Line Loans outstanding made to any Foreign Borrower and (d) the face amount of Bankers' Acceptances and the principal amount of BA Equivalent Loans outstanding at such time.

               Aggregate Offshore Currency Outstanding means at any time (without duplication), the Dollar Equivalent of the sum of (a) the aggregate principal amount of all Offshore Currency Revolving Loans outstanding at such time, (b) the Effective Amount of all outstanding L/C Obligations that are at such time denominated in an Offshore Currency, (c) the aggregate principal amount of all Swing Line Loans denominated in an Offshore Currency outstanding at such time and (d) the face amount of Bankers' Acceptances and the principal amount of BA Equivalent Loans outstanding at such time.

               Aggregate Outstanding Revolving Credit means at any time (without duplication), the Dollar Equivalent of the sum of (a) the aggregate principal amount of all Revolving Loans outstanding at such time, (b) the Effective Amount of all outstanding L/C Obligations at such time, (c) the Swing Line Outstanding at such time and (d) the face amount of Bankers' Acceptances and the principal amount of BA Equivalent Loans outstanding at such time.

               Agreed Alternative Currency -- see subsection 2.5(f).

               Agreement means this Amended and Restated Senior Secured Credit Agreement.

               Agreement Currency -- see Section 11.17.

               Alternate Base Rate means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25% to the next higher 0.25% of (i) 0.5% per annum, (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by
(B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States and (iii) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. Dollar deposits in the United States; and

               (c)  0.5% per annum plus the U.S. Federal Funds Rate;

               Amortization Payments means, as to any Term Loan Facility, the scheduled repayments of the Term Loans of such Term Loan Facility as set forth in subsections 2.11(a), and Amortization Payment means any such scheduled repayment.

               Applicable Borrower means, with respect to any Term Loan, U.S. Borrower, and, with respect to any other Loan, U.S. Borrower or any Foreign Borrower, as applicable, that is the Borrower to whom such Loan was, or is to be, made.

               Applicable Commitment Fee Percentage means (i) on and after the Effective Date and prior to the Trigger Date, 0.500%, and (ii) thereafter, the percentage per annum set forth in the grid below opposite the Total Leverage Ratio at the end of the most recent Fiscal Quarter:

-------------------------------------------------------------------------------------------------
                                                                         Applicable
                        Total Leverage Ratio                      Commitment Fee Percentage
-------------------------------------------------------------------------------------------------
Greater than or equal to 3.5 to 1                                           0.50%
-------------------------------------------------------------------------------------------------
Less than 3.5 to 1 and equal to or greater than 3.0 to 1                    0.50%
-------------------------------------------------------------------------------------------------
Less than 3.0 to 1 and equal to or greater than 2.5 to 1                  0.4375%
-------------------------------------------------------------------------------------------------
Less than 2.5 to 1 and equal to or greater than 2.0 to 1                   0.375%
-------------------------------------------------------------------------------------------------
Less than 2.0 to 1                                                          0.25%
-------------------------------------------------------------------------------------------------

Any change in the Total Leverage Ratio shall result in the adjustment of the Applicable Commitment Fee Percentage as of the date of receipt by the Administrative Agent of the Interest Rate Certificate most recently delivered pursuant to subsection 7.2(b) to the level applicable to such new Total Leverage Ratio (and if not delivered when due, the Total Leverage Ratio shall be presumed to be greater than 3.5 to 1.0 until delivered).

               Applicable Currency means, as to any particular payment or Loan, U.S. Dollars or the Offshore Currency in which such payment or Loan is denominated or is payable.

               Applicable Margin means as follows:

               (a) with respect to Term Loans maintained as (i) ABR Loans, a rate equal to 1.25% per annum, and (ii) Eurocurrency Rate Loans, a rate equal to 2.25% per annum; and

               (b) with respect to Revolving Loans and Swing Line Loans (i) during the period commencing on the Effective Date and ending 1 Business Day after the receipt by the Administrative Agent of the Financial Statements required to be delivered pursuant to Section 7.1(a) or (b), as applicable, for the first Fiscal Quarter ending after the Effective Date, with respect to the Revolving Loans maintained as ABR Loans, or made in Canadian Dollars or Australian Dollars at the Overnight Rate or Swing Line Loans made in US Dollars, Canadian Dollars or Australian Dollars, a rate equal to 1.25% per annum and with respect to the Revolving Loans maintained as Eurocurrency Rate Loans, BA Rate Loans or Swing Line Loans denominated in Euros or GBP, a rate equal to 2.25% per annum and (ii) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Total Leverage Ratio (determined on the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 7.1(a) or (b)) set forth below:

---------------------------------------------------------------------------------------------------
Total Leverage Ratio                 ABR Loans / Revolving Loans     Eurocurrency Rate Loans /
                                     At the Overnight Rate in C$     BA Rate Loans / Revolving
                                     or $A / Swing Line Loans in      Loans At the Overnight
                                           US$, C$ OR A$            Rate in Euros or GBP / Swing
                                                                     Line Loans in Euros or GBP
---------------------------------------------------------------------------------------------------
Greater than or equal to 3.5 to 1               1.50%                          2.50%
---------------------------------------------------------------------------------------------------
Less than 3.5 to 1 and equal to or              1.25%                          2.25%
greater than 3.0 to
---------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Total Leverage Ratio                 ABR Loans / Revolving Loans     Eurocurrency Rate Loans /
                                     At the Overnight Rate in C$     BA Rate Loans / Revolving
                                     or $A / Swing Line Loans in      Loans At the Overnight
                                            US$, C$ OR A$           Rate in Euros or GBP / Swing
                                                                     Line Loans in Euros or GBP
-------------------------------------------------------------------------------------------------
Less than 3.0 to 1 and equal to or              1.00%                          2.00%
greater than 2.5 to 1
------------------------------------------------------------------------------------------------
Less than 2.5 to 1 and equal to or              0.75%                          1.75%
greater than 2.0 to 1
------------------------------------------------------------------------------------------------
Less than 2.0 to 1                              0.50%                          1.50%
------------------------------------------------------------------------------------------------

Changes in the Applicable Margin resulting from a change in the Total Leverage Ratio on the last day of any subsequent Fiscal Quarter shall become effective as to all Loans 1 Business Day after delivery by the Borrower to the Administrative Agent of new Financial Statements pursuant to Section 7.1(a) or (b), as applicable. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the U.S. Borrower shall fail to deliver such Financial Statements within any of the time periods specified in
Section 7.1(a) or (b), the Applicable Margin from and including the 46/th/ day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the U.S. Borrower delivers to the Administrative Agent such Financial Statements shall equal the highest possible Applicable Margin provided for by this definition.

               Approved Fund means, as to any Lender, any entity described in the last sentence of "Eligible Assignee."

               Arrangers means a collective reference to the Joint Lead
Arrangers.

               Asset Sale means with respect to any Person, any sale, issuance, conveyance, transfer, lease or other disposition (including by sale-leaseback, merger, consolidation or otherwise) of all or any portion of its business, assets, rights, revenues or property in one or a series of related transactions, other than sales of inventory and Timber in the ordinary course of business.

               Assignee -- see subsection 11.8(a).

               Assignment and Acceptance -- see subsection 11.8(b).

               Assignment and Release Agreement -- see the second recital of this Agreement.

               Associate has the meaning given in section 128F(9) of the Australian Tax Act.

               Attorney Costs means and includes all reasonable fees, disbursements and other charges of any law firm or other external counsel.

               Australian Bill Rate means, for any period, a fluctuating rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the following:

               (a) the bid rate (expressed as a percentage yield per annum to maturity being the arithmetic average, rounded up to the nearest four decimal places) published at or about 10:10 a.m. (Local Time) on the first Business Day of such period on the Screen under the heading "BBSY" for Bills having a tenor approximating as closely as possible that period;

               (b) if the rate described under clause (a) above is not published at the relevant time or the Administrative Agent cannot otherwise determine the rate set forth under clause (a) above, the rate (expressed as a percentage yield per annum to maturity) reasonably determined by Citibank Australia to be the average of the buying rates quoted to Citibank Australia by three Reference Banks at or about such time on the date of determination for Bills with a tenor approximating as closely as possible that period; or

               (c) if the Australian Agent is unable to determine a rate under clause (b) above, the rate (expressed as a percentage yield to maturity) offered or intended to be offered by Citibank Australia, at or about 10:10 a.m. (Local
Time) on the first Business Day of such period, for the purchase of Bills (accepted by a Reference Bank) with a tenor most closely approximating that period.

               Australian Dollar and the symbol A$ each mean the lawful money of the Commonwealth of Australia.

               Australian Dollar Loans means each Revolving Loan made hereunder that is denominated in Australian Dollars; Australian Dollar Loans shall be Special Currency Loans.

               Australian Debenture means a debenture (i) having a principal amount the Dollar Equivalent of which is $1.00 on the date issued and (ii) issued for a subscription price of 100% of its principal amount under this Agreement.

               Australian Lender means each Lender identified on Schedule 2.1 on the date hereof as a "Australian Lender" and any other Lender that agrees, with the approval of the Administrative Agent and the U.S. Borrower, which approval shall not be unreasonably withheld, to act as an Australian Lender, and which can make Loans to Greif Australia, the interest payments with respect to which can be made free of withholding taxes.

               Australian Register means the register of the Revolving Lenders to be established and maintained under this Agreement.

               Australian Registrar means the person appointed under Section
2.25 of this Agreement.

               Australian Tax Act means the Income Tax Assessment Act 1936 (Cwlth) and the Income Tax Assessment Act 1997 (Cwlth), as relevant.

               Available Offshore Currency Credit means the lesser of (a) the positive difference (if any) between the Offshore Currency Sublimit and the Aggregate Offshore Currency Outstanding and (b) the Aggregate Available Revolving Credit.

               Available Swing Line Credit means, as of any time of determination, the aggregate Dollar Equivalent Amount of the Swing Line Commitment of all Swing Line Lenders minus the Swing Line Outstanding and with respect to any currency the aggregate Swing Line Commitments for such currency less the aggregate Swing Line Outstanding in such currency.

               BA Equivalent Loan has the meaning specified in Section 2.6(c).

               BA Interest Period means, relative to any Bankers' Acceptance or BA Equivalent Loan, the period beginning on (and including) the date on which such Bankers' Acceptance is accepted or continued or such BA Equivalent Loan is made or continued to (but excluding) the date which is 30, 60 or 90 days thereafter, as selected by Greif Canada.

               BA Rate means the rate per annum determined as being the arithmetic average (rounded upwards, if necessary, to the nearest .01%) of the rates quoted for bankers' acceptances having a term equivalent to the relevant Banker's Acceptance presented by Greif Canada as appear on the Reuters Screen CDOR (Certificate of Deposit Offered Rate) page, as determined as at 10:00 a.m. (Toronto time) on the relevant Business Day (for non-Business Days, and if no CDOR rate is available for a given Business Day, the CDOR rate for the immediately previous Business Day for which a CDOR rate is available shall be used).

               BA Rate Loan means any Bankers' Acceptance or BA Equivalent Loan bearing interest at the BA Rate. BA Rate Loans shall be Special Currency Loans.

               Balance Sheet -- see Section 6.9.

               Bankers' Acceptance means a non-interest bearing bill of exchange in a form reasonably satisfactory to the Administrative Agent, denominated in Canadian Dollars, drawn and endorsed by Greif Canada and presented to each Canadian Lender for acceptance pursuant to this Agreement and includes a depository bill under the Depository Bills and Notes Act (Canada) and a bill of exchange under the Bills of Exchange Act (Canada).

               Bankers' Acceptance Obligations means the Dollar Equivalent of the aggregate face or principal amount of all BA Equivalent Loans, unmatured Bankers' Acceptances and all other obligations owing in respect of Bankers' Acceptances.

               Beneficial Owner shall have the meaning assigned thereto in Rule 13d-3 of the SEC under the Exchange Act as in effect on the date hereof.

               Benefited Lender -- see Section 2.17.

               Bill means a "bill of exchange" (other than a check (cheque)) under and as defined in the Australian Bills of Exchange Act 1909 (Cwlth). Each reference herein to "drawing", "accepting", "indorsing", or any other dealing with, a "Bill" shall have the meaning ascribed thereto by such Bills of Exchange Act.

               BNS -- see the second recital of this Agreement.

               Borrowers -- means U.S. Borrower and each of the Foreign
Borrowers.

               Borrowing means a borrowing hereunder consisting of Loans of the same Facility and Type and in the same Applicable Currency made to a Borrower on the same day by one or more Lenders under Article II and other than in the case of ABR Loans, BA Rate Loans or Swing Line Loans, having the same Interest Period.

               Borrowing Date means any day on which a Borrowing occurs under
Section 2.3 or 2.19.

               Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close and (i) with respect to disbursements and payments in U.S. Dollars relating to Eurocurrency Rate Loans, a day on which dealings are carried on in the applicable offshore U.S. Dollar interbank market, and (ii) with respect to disbursements and payments in and calculations pertaining to any Offshore Currency, a day on which commercial banks are open for foreign exchange business in New York, New York, London, England, and each other applicable jurisdiction, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market in which disbursement of or payment in such Offshore Currency will be made or received hereunder.

               Canadian Dollar and the symbol C$ each mean the lawful money of Canada.

               Canadian Dollar Loans means each Revolving Loan made hereunder that is denominated in Canadian Dollars and each BA Rate Loan; Revolving Loans denominated in Canadian Dollars shall be Special Currency Loans.

               Canadian Lender means each Lender identified on Schedule 2.1 on the date hereof as a Lender to Greif Canada and any other Lender that agrees, with the approval of the Administrative Agent and the U.S. Borrower, which approval shall not be unreasonably withheld, to act as a Canadian Lender, and which is a bank or other financial institution that is a resident of Canada for the purposes of Part XIII of the Income Tax Act (Canada) in respect of any amounts paid or credited under this Agreement.

               Canadian Revolving Credit Outstandings means, at any time (without duplication), the Dollar Equivalent of (a) the aggregate outstanding principal amount of all Revolving Loans made to Grief Canada, (b) the Effective Amount of all outstanding L/C Obligations in respect of Letters of Credit issued for the account of Grief Canada, (c) the aggregate outstanding principal amount of all Swing Line Loans made to Grief Canada and (d) the face amount of outstanding Bankers' Acceptances and the outstanding principal amount of BA Equivalent Loans.

               Capital Adequacy Regulation means, in respect of any Lender, any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of such Lender or of any corporation controlling such Lender which is generally applicable to banks or corporations controlling banks in any applicable jurisdiction (and not applicable to such Lender or the corporation controlling such Lender solely due to the financial or regulatory condition of such Lender or such corporation).

               Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of U.S. Borrower, but excluding (i) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (x) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or
(y) with awards of compensation arising from the taking by eminent domain, expropriation or condemnation of the assets being replaced, and (ii) acquisitions of Timber Assets made in accordance with subsection 8.2(a)(x).

               Capital Lease, as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

               Cash means money, currency or a credit balance in a deposit account.

               Cash Collateralize means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent and each other Creditor, Cash pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each L/C Lender (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meanings. The U.S. Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, and each holder of an Obligation, a security interest in all such Cash. Cash Collateral shall be maintained in L/C sub-accounts of the Collateral Account established in accordance with the provisions of Section 9.2 of the U.S. Borrower Guarantee and Security Agreement. The

Collateral Account shall be the property of U.S. Borrower and shall be pledged to the Administrative Agent pursuant to the U.S. Borrower Guarantee and Security Agreement; the investment of all such cash collateral shall be directed by U.S. Borrower (but only in Cash Equivalents), and all income thereon shall be the property of U.S. Borrower (subject to the reasonable fees of the Administrative Agent relating to the administration of such account) and shall also be pledged to the Administrative Agent under the U.S. Borrower Guarantee and Security Agreement.

               Cash Equivalents means (i) any security, maturing not more than one year after the date of acquisition, issued by the United States of America or an instrumentality or agency thereof and guaranteed full as to principal, premium, if any, and interest by the United States of America; (ii) any certificate of deposit, time deposit or bankers' acceptance (or, with respect to non-U.S. banking institutions, similar instruments), maturing not more than one year after the day of acquisition, issued by any commercial banking institution that is a member of the U.S. Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America, in each case, having combined capital and surplus and undivided profits of not less than U.S. $500 million (or the foreign currency equivalent thereof), whose short-term debt has a rating, at the time as of which any investment therein is made, of "P-l" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (iii) commercial paper maturing not more than one year after the date of acquisition issued by a corporation (other than an Affiliate or Subsidiary of any Borrower) with a rating, at the time as of which any investment therein is made, of "P-l" (or higher) according to Moody's or "A-1" (or higher) according to S&P; (iv) any money market deposit accounts issued or offered by a commercial banking institution that is a member of the U.S. Federal Reserve System or a commercial institution organized and located in a country recognized by the United States of America, in each case, having combined capital and surplus in excess of U.S. $500 million (or the foreign currency equivalent thereof); and (v) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management not exceeding a Dollar Equivalent amount of U.S. $10.0 million in aggregate principal amount outstanding at any time.

               CERCLA -- see subsection 6.12(a)(iii).

               Change in Law means the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration of any Requirement of Law.

               Change of Control means the occurrence at any time of any of the following events:

               (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Permitted Investors) is or becomes (as a result of the acquisition or issuance of securities, by merger or otherwise) the Beneficial Owner, directly or indirectly, of more than 35% of the voting power with respect to the election of directors of all then outstanding voting Equity Interests of U.S. Borrower (other than as a result of a public primary registered equity offering by U.S. Borrower of new shares issued by U.S. Borrower in such offering), whether as a result of the issuance of securities of the U.S. Borrower, any merger, consolidation, liquidation or dissolution of the U.S. Borrower, any direct or indirect transfer of securities by the Permitted Investors or otherwise (for purposes of this clause (a), the Permitted Investors will be deemed to beneficially own any voting Equity Interests of a specified corporation held by a parent corporation so long as the Permitted Investors beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the voting Equity Interests of such parent corporation);

               (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the U.S. Borrower (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the

U.S. Borrower was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the U.S. Borrower then in office; or

               (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the U.S. Borrower and its Subsidiaries (other than Soterra LLC), considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned Subsidiary or one or more Permitted Investor or a Person of which one or more of the Permitted Investors own more than 50% of the voting power) shall have occurred, or the U.S. Borrower merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Investors, provided the U.S. Borrower is the surviving entity) or any other Person (other than one or more Permitted Investors or a Person of which one or more of the Permitted Investors own more than 50% of the voting power, provided the U.S. Borrower is the surviving entity) merges, consolidates or amalgamates with or into the U.S. Borrower, in any such event pursuant to a transaction in which the outstanding voting Equity Interests of the U.S. Borrower is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

                    (i) the outstanding voting Equity Interests of the U.S. Borrower is reclassified into or exchanged for other voting Equity Interests of the U.S. Borrower or for voting Equity Interests of the surviving corporation, and

                    (ii) the holders of the voting Equity Interests of the U.S. Borrower immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting Equity Interests of the U.S. Borrower or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction.

               Citibank Australia means Citibank, N.A. (Sydney Branch).

               Citibank Canada means Citibank N.A. (Canadian Branch).

               Code means the United States Internal Revenue Code of 1986, as amended.

               Collateral means all of the U.S. Borrower Security Agreement Collateral, Domestic Security Agreement Collateral, the Foreign Pledge Agreement Collateral, the Mortgaged Property, all other property and assets pledged as collateral under any Security Document. Collateral shall in no event include (i) Timber Assets, (ii) any other assets or properties of Soterra LLC, (iii) any Equity Interest in Soterra LLC and (iv) any assets or properties or Equity Interest in CorrChoice, until such time, if any, that CorrChoice becomes a Wholly-Owned Subsidiary of the U.S. Borrower and as provided in Section 7.13.

               Collateral Account shall have the meaning assigned to such term in the U.S. Borrower Guarantee and Security Agreement.

               Commitment, as to each Lender, means its Term Commitment, Revolving Commitment, Qualified Offshore Commitment or Swing Line Commitment.

               Commitment Fee -- see subsection 2.13(b).

               Company means U.S. Borrower or any of its Subsidiaries, and Companies means U.S. Borrower and all of its Subsidiaries collectively.

               Compliance Certificate means a certificate substantially in the form of Exhibit C and delivered by the Borrowers pursuant to subsection 7.2(a).

               Computation Amount -- see subsection 3.8(a).

               Computation Date means any date on which the Administrative Agent determines the Dollar Equivalent amount of any Offshore Currency Revolving Loans pursuant to subsection 2.5(a).

               Consolidated Net Income means, for any period, the consolidated net income of the Companies for such period; provided, however, that there shall be excluded therefrom (i) the income of any Person which is not a Subsidiary (but any dividends or other distributions received in cash by any Company from such Person shall be included in Consolidated Net Income), (ii) unrealized gains or losses in respect of Swap Contracts, and (iii) unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and permitted by
Section 8.5.

               Consolidated Net Worth means at the date of determination thereof, the sum of all items which in conformity with GAAP would be classified as stockholders' equity on a consolidated balance sheet of U.S. Borrower at such date.

               Contingent Obligation means, as to any Person, any direct or indirect liability of such Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, Lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of such Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase, sell or lease (as lessor or lessee) property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof and (v) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (b) with respect to any Swap Contract. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability by the applicable Person in respect thereof.

               Contractual Obligation means, as to any Person, any term, covenant, provision or condition of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property or assets are bound.

               Conversion/Continuation Date means any Business Day on which any Borrower (i) converts Loans of a Facility from one Type to the other Type or
(ii) continues as Loans of the same Type, but with a new Interest Period, Loans of a Facility having Interest Periods expiring on such date.

               CorrChoice means CorrChoice, Inc., an Ohio corporation established pursuant to the Joint Venture Agreement between U.S. Borrower, RDJ Holdings, Inc. and a minority shareholder of a subsidiary of Ohio Packaging Corporation, on November 1, 1998.

               Covered Taxes means any and all Taxes other than, in the case of each Lender or Agent, Taxes of any jurisdiction (or any political subdivision thereof) that are imposed on or measured by such Lenders or such Agent's net income or net profits (including any franchise Taxes imposed thereon) and that arise by reason of a former, present or future connection between such Lender or Agent and such jurisdiction (including, without limitation, a connection arising from such Lender or Agent being or having been a citizen or resident of such jurisdiction, or having been organized or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such Lender or Agent having executed, delivered or performed its obligations or having received a payment under this Agreement). For the avoidance of doubt, Covered Taxes shall include any deductions or withholdings by a Borrower on account of any Taxes from payments made under this Agreement or any other Credit Document.

               Credit Documents means this Agreement, each Note, the Fee Letter, the L/C-Related Documents, each Security Document, the Soterra Guarantee and all other documents delivered to any Creditor in connection herewith.

               Credit Extension means and includes (a) the making of any Loan hereunder and (b) the Issuance of any Letter of Credit hereunder.

               Credit Facilities means the Revolving Facility and the Term Loan Facilities.

               Creditor means (i) each Agent, (ii) each L/C Lender, (iii) each Lender, (iv) each party to a Swap Contract if at the date of entering into such Swap Contract such Person was a Lender or an Affiliate of a Lender and (v) each other holder of an Obligation.

               Currency Threshold means in the case of each Applicable Currency listed below, the amounts indicated below, and for any other Applicable Currency, the amount agreed to by the U.S. Borrower and the Administrative Agent.

               ----------------------------------------------------------------------------------------
                  Currency     Currency Threshold
               ----------------------------------------------------------------------------------------
                    Euro       Euro5,000,000 and integral multiplies of Euro1,000,000 excess thereof
               ----------------------------------------------------------------------------------------
                    GBP        GBP5,000,000 and integral multiplies of GBP1,000,000 excess thereof
               ----------------------------------------------------------------------------------------
                    A$         A$10,000,000 and integral multiplies of A$2,000,000 excess thereof
               ----------------------------------------------------------------------------------------
                    C$         C$10,000,000 and integral multiplies of C$2,000,000 excess thereof
               ----------------------------------------------------------------------------------------

               Current Lenders -- see the second recital of this Agreement.

               Current Liabilities means, at any time, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Companies at such time, excluding current maturities of Indebtedness.

               Destruction means any and all damage to, or loss or destruction of, all or any portion of any real or personal property of any Company.

               Discount Rate means with respect to each Bankers' Acceptance issued pursuant to this Agreement with the same maturity date, the rate determined by Citibank Canada as being the discount rate, calculated on the basis of a year of 365 or 366 days, as the case may be, of Citibank Canada established in accordance with its normal practices at or about 10:00 a.m. (Local Time) on the date of issue of such Bankers' Acceptances, for bankers' acceptances having a comparable face value and an identical maturity date to the face value and maturity date of such Bankers' Acceptance.

               Discounted Proceeds means in respect of any Bankers' Acceptance to be accepted and purchased by a Canadian Lender hereunder on any day, an amount (rounded to the nearest whole Canadian cent, and with one-half of one cent being rounded up) calculated on such day by multiplying (i) the face amount of such Bankers' Acceptance by (ii) the price, where the price is determined by dividing one by the sum of one plus the product of (A) the Discount Rate (expressed as a decimal) and (B) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance and the denominator of which is 365 or 366, as the case may be, with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

               Disqualified Stock means any Equity Interest of the U.S. Borrower or any of its Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

               (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

               (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

               (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the date of Term Loan Maturity.

               Documentation Agent - see the preamble to this Agreement.

               Dollar Equivalent of any amount means, at the time of determination thereof, (a) if such amount is expressed in U.S. Dollars, such amount, (b) if such amount is expressed in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using the applicable Spot Rate.

               Dollar Loan has the meaning specified in Section 2.1(a).

               Domestic Guarantee and Security Agreement means the Amended and Restated Domestic Guarantee and Security Agreement substantially in the form of Exhibit D entered into and delivered by each Domestic Guarantor.

               Domestic Guarantor means (i) each Domestic Subsidiary party to a Domestic Guarantee and Security Agreement and Soterra LLC and (ii) each other Domestic Subsidiary that shall after the Effective Date execute and deliver a joinder agreement substantially in the form of Exhibit 3 to the Domestic Guarantee and Security Agreement pursuant to subsections 7.13(a) and (b).

               Domestic Loan Parties means U.S. Borrower and the Domestic Guarantors.

               Domestic Obligations means all Obligations of any Domestic Loan Party to any Creditor other than Obligations in respect of such Domestic Loan Party's guarantee of the Obligations of a Foreign Borrower.

               Domestic Security Agreement Collateral means all "Pledged Collateral" as defined in the Domestic Guarantee and Security Agreement, excluding for all purposes the Equity Interests in CorrChoice and Soterra, LLC and all property and assets of CorrChoice and Soterra, LLC.

               Domestic Security Documents means each of the U.S. Borrower Guarantee and Security Agreement, the Domestic Guarantee and Security Agreement, the Mortgages, the Mortgage Modifications and any other documents utilized to pledge to the secured parties contemplated thereby any other property as collateral to secure the obligations of the Domestic Loan Parties party thereto.

               Domestic Subsidiary means a Subsidiary that is incorporated under the laws of any State of the United States or the District of Columbia.

               Downgrade Date -- see subsection 7.21(a).

               EBITDA means, for any period, the sum of:

               (a) Consolidated Net Income of U.S. Borrower for such period excluding, to the extent reflected in determining such Consolidated Net Income, (i) extraordinary gains and losses for such period, (ii) any gain or loss associated with the sale or write-down of assets not in the ordinary course of business, (iii) any deferred financing costs for such period written off, or premiums paid, in connection with the early extinguishment of Indebtedness hereunder, (iv) any other non-cash or non-recurring items of income or expense (other than any non-cash item of expense requiring an accrual or reserve for future cash expense) and (v) any amount of gains from the sale of Timber Lands in excess of U.S. $40,000,000 for any such period, plus

               (b) to the extent deducted in determining Consolidated Net Income for such period, Interest Expense, income tax, deferred tax expense and capital tax expense, depreciation, depletion and amortization expense for such period, minus

               (c)  any credit for income tax and interest income.

EBITDA for any period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act to give pro forma effect to any material acquisition or disposition as if it had occurred at the beginning of such period.

               Effective Amount means with respect to any outstanding L/C Obligations on any date, the aggregate Dollar Equivalent amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate Dollar Equivalent amount of the L/C Obligations as of such date, including as a result of any reimbursement of outstanding unpaid drawings under any Letter of Credit or any reduction in the maximum amount available for drawing under any Letter of Credit taking effect on such date

               Effective Date -- see Section 5.l.

               Eligible Assignee means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least U.S. $100.0 million; (ii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus in a Dollar Equivalent amount of at least U.S. $100.0 million; provided, however, that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD;
(iii) an insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country that is a member of the OECD or a political subdivision of any such country with assets, or assets under management, in a Dollar Equivalent amount of at least U.S. $100.0 million; (iv) any Affiliate of a Lender; (v) any other entity (other than a natural person) that is an "accredited investor" (as defined in Regulation D under the United States Securities Act of 1933, as amended) that extends credit or buys loans as one of its businesses or investing activities including, but not limited to, insurance companies, mutual funds and investment funds; and (vi) any other entity consented to by the Administrative Agent, the Syndication Agent and U.S. Borrower; provided, however, that no Person shall be an Eligible Assignee in respect of any Revolving Commitment unless, at the time of the proposed assignment to such Person, such Person is able to make Revolving Loans in U.S. Dollars and each Standard Currency; provided, however, that no Person shall be an Eligible Assignee in respect of any Qualified Offshore Commitment with respect to any Borrower and currency unless, at the time of the proposed assignment to such Person, such Person is a Qualified Offshore Lender with respect to such Borrower and such currency. With respect to any Lender that is a fund or commingled investment vehicle that invests in loans, any other fund or commingled investment vehicle that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor shall be treated as a single Eligible Assignee.

               Environmental Approvals means any approval, determination, order, consent, authorization, certificate, license, permit, franchise, concession or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority pursuant to or required under any Environmental Law.

               Environmental Claims means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability under, or responsibility for violation of, any Environmental Law on the part of any Company.

               Environmental Laws means all applicable federal, state, local and foreign laws, common law or regulations, treaties, orders, decrees, permits, licenses, authorizations, judgments or injunctions issued, promulgated, approved or entered thereunder, now or hereafter in effect in each case relating to pollution or protection of employee health or safety or the environment (including, without limitation, ambient and indoor air, surface water, groundwater, soil, land surface or subsurface, and natural resources such as wetlands, flora and fauna) including, without limitation, laws relating to (a) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment and (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials.

               Environmental Lien means any Lien in favor of any Governmental Authority arising under any Environmental Law.

               Equity Interests means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting or whether certificated or not certificated), of capital of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the date hereof or issued after the Effective Date.

               ERISA means the United States Employee Retirement Income Security Act of 1974, as amended.

               ERISA Entity means any member of an ERISA Group.

               ERISA Event means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived);
(b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or the occurrence of any event or condition which would reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;
(f) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan;
(g) the receipt by any ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the making of any amendment to any Pension Plan which would reasonably be expected to result in the imposition of a lien or the posting of a bond or other security; or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA which would reasonably be expected to result in liability to a Loan Party).

               ERISA Group means a Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with a Loan Party, are treated as a single employer under Section 414 of the Code.

               Euro and (euro) each mean lawful money of the European Union.

               Eurocurrency Rate means:

               (a) with respect to loans denominated in U.S. Dollars or Euros, for any Interest Period for any Eurocurrency Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in the Applicable Currency for the applicable Interest Period appearing on the Screen as of 11:00 a.m., Local Time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Screen, the Eurocurrency Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurocurrency Rate shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in the Applicable Currency are offered by, in the case of U.S. Dollars or Euros, the principal office of Citibank in London or, in the case of any other Offshore Currency, the principal office of Citibank in an active market for such Offshore Currency to major banks in the London, Hong Kong or Tokyo (as the case may be) interbank market at such location, at 11:00 a.m. Local Time two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurocurrency Rate Loan of Citibank for a period equal to such Interest Period;

               (b) with respect to Australian Dollar Loans, the Australian Bill Rate;

               (c) with respect to loans denominated in GBP, in the Administrative Agent's reasonable discretion:

                    (i) the rate determined by the Administrative Agent to be the offered rate for deposits in the GBP for the applicable Interest Period appearing on the Screen as of 11:00 a.m., Local Time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Screen, the Eurocurrency Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent, or, in the absence of such availability, the Eurocurrency Rate shall be the rate of interest determined by the Administrative Agent to be the rate per annum at which deposits in GBP are offered by the principal office of Citibank in London to major banks in the London interbank market, at 11:00 a.m. Local Time two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurocurrency Rate Loan of Citibank for a period equal to such Interest Period; or

                    (ii) the rate of interest determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of one percent per annum, if such average is not such a multiple) of the rates per annum at which deposits in GBP are offered by the principal office of each of three Reference Banks in London to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurocurrency Rate Loan of each such Reference Bank for a period equal to such Interest Period.

               Eurocurrency Rate Loan means any Loan that bears interest based on the Eurocurrency Rate.

               Event of Default means any of the events or circumstances specified in Section 9.1.

               Excess Cash Flow means, for any period, the difference of:

               (a) the sum, without duplication, of (i) Consolidated Net Income for such period (calculated by (x) excluding any gains or losses on the sale or other disposition of assets (other than sales of inventory in the ordinary course of business), (y) adding back the non-cash component of all extraordinary or non-recurring items of expense and
          (z) deducting the non-cash component of all extraordinary or non-recurring items of income, in each case to the extent taken into account in the calculation of such Consolidated Net Income), plus all depreciation and amortization of assets (including goodwill and other intangible assets), non-cash interest expense and all other non-cash charges of the Companies deducted in determining Consolidated Net Income for such period, plus (iii) any net decrease in Adjusted Working Capital (as reflected on the audited consolidated statement of cash flows in accordance with FAS 52) during such period (exclusive of decreases in working capital associated with asset sales), plus (iv) all federal, state, local and foreign income or capital taxes (whether paid or deferred) of the Companies deducted in determining Consolidated Net Income for such period, minus

               (b) the sum, without duplication, of (i) regularly scheduled installment payments of principal of Term Loans pursuant to Section 2.11, prepayments of principal pursuant to Section 2.10 and Section 2.11(c), voluntary prepayments of the Term Loans pursuant to subsection 2.9(g), the aggregate principal amount of permanent principal payments with respect to any other

          Indebtedness of the Companies, prepayments of the Revolving Loans and BA Rate Loans to the extent of any concurrent permanent reduction in the Revolving Commitments and the portion of any regularly scheduled payments with respect to Capital Leases allocable to principal, in each case made during such period (in any such case other than to the extent any such prepayment or payment is made from the proceeds of any capital contribution to any Company or from any proceeds from the issuance or sale of Equity Interests of any Company, any incurrence of Indebtedness by any Company or from the proceeds of any sale or other disposition of assets by any Company or insurance proceeds (other than sales of inventory in the ordinary course of business)), plus (ii) Capital Expenditures for such period and cash paid in connection with any Acquisition during such period (in any such case other than to the extent made from any capital contribution to any Company or from any proceeds from the issuance or sale of Equity Interests of any Company, any incurrence of Indebtedness by any Company or from the proceeds of any sale or other disposition of assets by any Company or insurance proceeds (other than sales of inventory in the ordinary course of business)), plus (iii) all federal, state, local and foreign income or capital taxes paid by the Companies during such period, plus (iv) non-cash charges added back in any previous period pursuant to item
          (a)(ii) above to the extent such charge has become a cash item in the current period, plus (v) any net increase in Adjusted Working Capital (as reflected on the audited consolidated statement of cash flows in accordance with FAS 52) during such period (exclusive of increases in working capital associated with asset sales), plus (vi) any earnings included in EBITDA for such period of a Receivables Co. to the extent the terms of any Permitted Receivables Transaction prohibit the distribution thereof to any Loan Party, plus (vii) Restricted Payments pursuant to subsections 8.13(d) and (e).

               Exchange Act means the United States Securities Exchange Act of 1934, as amended.

               Existing Agent -- see the first recital of this Agreement.

               Existing Credit Agreement -- see the first recital of this Agreement.

               Existing Letters of Credit means the Letters of Credit listed in
Schedule 1.1(b).

               Existing Revolving Loans means the Revolving Loans (as defined in the Existing Credit Agreement) owing to CNAI on the Effective Date.

               Facility means either of the Term Facility or the Revolving Facility and Facilities means both of the Term Facility and the Revolving Facility.

               Fee Letter -- see subsection 2.13(a).

               Financial Maintenance Covenants means the covenants set forth in Sections 8.10, 8.11, 8.12 and 8.18.

               FIRREA means the United States Financial Institutions Reform, Recovery & Enforcement Act of 1989, as amended from time to time, and any successor statute.

               Fiscal Quarter means any fiscal quarter of the U.S. Borrower.

               Fiscal Year means any fiscal year of the U.S. Borrower.

               Fixed Charge Coverage Ratio means, for any Test Date, the ratio of: (a) EBITDA for the four Fiscal Quarters ending on such Test Date to (b) Fixed Charges for the four Fiscal Quarters ending on such Test Date.

               Fixed Charges means, for any period, the sum determined on a consolidated basis of (a) Interest Expense for such period to the extent paid or payable in cash during such period, plus (b) the sum of all scheduled principal payments on any Indebtedness of the Companies (including, without duplication, any lease payments in respect of Capital Leases of the Companies attributable to the principal component thereof for such period, but excluding any prepayment of a type contemplated by Section 2.9, plus (c) all cash income tax expense paid or due and payable to any Governmental Authority by the Companies for such period (other than taxes related to Asset Sales not in the ordinary course of business) excluding those taxes which are being contested in accordance with the terms of this Agreement, but only to the extent so contested, plus (d) Capital Expenditures during such period (in any such case other than to the extent made from any capital contribution to the U.S. Borrower by its shareholders or from any proceeds from the issuance or sale of Equity Interests of any Company, any incurrence of Indebtedness by any Company (other than the Loans) or from the proceeds of any Asset Sale by any Company or insurance proceeds received by the Companies.

               Foreign Borrower Sublimit means, with respect to all Foreign Borrowers, the Dollar Equivalent of U.S. $150,000,000, as the same may be reduced in accordance with the terms of this Agreement.

               Foreign Borrowers -- see the introduction to this Agreement.

               Foreign Guarantee means the Foreign Guarantee substantially in the form of Exhibit N attached hereto (with only such changes as are necessary to conform to the requirements of applicable foreign law) executed and delivered by each Foreign Guarantor in accordance with the requirements of this Agreement.

               Foreign Guarantor means any Person which holds the Equity Interests of any Foreign Borrower and that executes a Foreign Guarantee.

               Foreign Holdco -- see the introduction to this Agreement.

               Foreign Holdco Intercompany Notes means those promissory notes set forth on Schedule 1.1(c) hereto, which evidence Indebtedness owing from RPIVL and Greif France Holdings SAS to Foreign Holdco.

               Foreign Loan Parties means Foreign Borrowers and the Foreign Guarantor and Foreign Loan Party means any of them.

               Foreign Plan means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, a Company with respect to employees employed outside the United States.

               Foreign Pledge Agreement means each pledge agreement relating to the pledge of the Equity Interest of a Person organized, or formed, as the case may be, under the laws of a jurisdiction outside the United States of America, executed and delivered by a Loan Party in accordance with the requirements of this Agreement.

               Foreign Pledge Agreement Collateral means all property and assets pledged as collateral, or in respect of which a security interest or other Lien is granted or attaches, under the Foreign Pledge Agreements.

               Foreign Security Documents means each Foreign Pledge Agreement and all other documents utilized to pledge to the secured parties contemplated thereby any other property as collateral to secure the obligations of the pledgor thereunder.

               Foreign Subsidiary means a direct or indirect Subsidiary of U.S. Borrower that is not a Domestic Subsidiary.

               FRB means the Board of Governors of the U.S. Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

               GAAP means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination, subject to Section 1.3.

               Governmental Authority means any nation or government, any state, province, autonomous region, canton or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof (or any central bank or similar monetary or regulatory authority created under the Treaty of Rome (being the treaty establishing the European Economic Community signed in Rome, Italy on 25 March 1957, as amended) or created by any group of nations, governments or states), the NAIC, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               Greif Australia -- see the introduction to this Agreement.

               Greif Canada -- see the introduction to this Agreement.

               Greif UK -- see the introduction to this Agreement.

               Guarantees means the Contingent Obligations of (i) the U.S. Borrower under the U.S. Borrower Guarantee and Security Agreement, (ii) the Domestic Guarantors under the Domestic Guarantee and Security Agreement, and
(iii) each Foreign Guarantor under the Foreign Guarantee.

               Guarantors means each of the U.S. Borrower, the Domestic Guarantors and the Foreign Guarantors.

               Hazardous Materials means any pollutant, contaminant, toxic, hazardous or extremely hazardous substance, constituent or waste, or any other constituent, waste, material, compound or substance including, without limitation, petroleum (including crude oil or any fraction thereof) or any petroleum product, subject to regulation, or which can give rise to liability, under any Environmental Law.

               Honor Date -- see subsection 3.3(b).

               Indebtedness of any Person means, without duplication, (a) all indebtedness for borrowed money of such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of property or services; (c) all reimbursement or payment obligations of such Person with respect to letters of credit, banker's acceptances, banker's guaranties, surety bonds or similar agreements or instruments; (d) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) and all obligations and indebtedness under any synthetic lease or similar transaction; (f) all obligations of such Person with respect to Capital Leases; (g) all indebtedness of other Persons referred to in clauses (a) through
(f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Contingent Obligations of such Person. Indebtedness shall not include accounts extended by suppliers in the ordinary course in connection with the purchase of goods and services. For purposes of Section 8.12, Indebtedness will be defined as above except that all non-U.S. Dollar borrowings, including U.S. Dollar borrowings converted to another currency via forward exchange contracts, will be converted to U.S. Dollars at the average exchange rate of the previous twelve months.

               Indemnified Person -- see Section 11.4.

               Independent Auditor -- see subsection 7.1(a).

               Insolvency Proceeding means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or by or before any other Governmental Authority relating to bankruptcy, insolvency, suspension of payments (suspension de pagos), reorganization, liquidation, receivership, dissolution, sequestration, conservatorship, winding or relief of debtors (or the convening of a meeting or the passing of a resolution for or with a view to any of the foregoing), or (b) any assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors.

               Intellectual Property -- see Section 6.15.

               Intercompany Indebtedness means Indebtedness owing by any Company to any other Company (other than Soterra LLC).

               Interest Coverage Ratio means, for any Test Date, the ratio of:
(a) EBITDA for the four Fiscal Quarters ending on such Test Date to (b) Interest Expense for the four Fiscal Quarters ending on such Test Date.

               Interest Expense means, for any period, the consolidated interest of the Companies for such period on Indebtedness (including all imputed interest on Capital Leases, capitalized interest, fees, charges and commissions on letters of credit and net costs under Swap Contracts, but excluding (i) amortization of fees and expenses in connection with this Agreement and the transactions contemplated by the foregoing, (ii) amortization in connection with Swap Contracts, (iii) expenses relating to the sale or discount of receivables permitted by Section 8.20, (iv) interest expense on deferred compensation or customer deposits and (v) in the event of the consummation of a Permitted Receivables Transaction, an amount equal to the interest (or other fees in the nature of interest or discount accrued and paid or payable in cash for such period) on such Permitted Receivables Transaction); provided, however, that interest expense shall give effect to any currency exchange agreements which have the effect of converting the currency in which the related Loan is payable.

               Interest Payment Date means (a) as to any ABR Loan or Loan made or maintained at the Overnight Rate, the last Business Day of each Fiscal Quarter, and (b) as to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the date that falls each successive three months after the beginning of such Interest Period also shall be an Interest Payment Date.

               Interest Period means, as to any Eurocurrency Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which such Loan is converted into or continued as a Eurocurrency Rate Loan, as applicable, and ending on the date one, two, three or six months thereafter as selected by the Applicable Borrower in its Notice of Borrowing or Notice of Conversion/Continuation, as the case may be; provided, however, that:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless, in the case of a Eurocurrency Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

               (ii) any Interest Period for a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period for any Revolving Loan shall extend beyond the scheduled Termination Date and no Interest Period with respect to any Term Loan shall extend beyond the date when principal is due with respect to such Term Loan unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such date.

               Interest Rate Certificate means an officers' certificate substantially in the form of Exhibit J, delivered pursuant to subsection 7.2(b), demonstrating in reasonable detail the calculation of the Total Leverage Ratio as of the last day of the subject period.

               Inventory means all of the inventory of the Companies, whether now existing or existing in the future, including, without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in their business, (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service, and (iii) all goods returned or repossessed by any Company.

               Investment -- see Section 8.4.

               IRS means the United States Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

               Issuance Date -- see subsection 3.1(a).

               Issue means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms Issued, Issuing and Issuance have corresponding meanings.

               Joint Lead Arranger -- see the introduction to this Agreement.

               Joint Venture shall mean, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, business trust or other business entity of which (i) 50% or less than 50% of the voting stock, membership interests or other Equity Interests are owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof, or (ii) more than 50% of the voting stock, membership interests or other Equity Interests are owned directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof, but such entity is not controlled (by contract or otherwise), by such Person or its Subsidiaries.

               L/C Advance means each L/C Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

               L/C Amendment Application means an application form for amendment of outstanding standby or commercial documentary letters of credit as shall at any time be in use by the applicable L/C Lender, as each L/C Lender shall request.

               L/C Application means an application form for issuances of standby or commercial documentary letters of credit as shall at any time be in use by the applicable L/C Lender, as each L/C Lender shall request.

               L/C Borrowing means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.3(b).

               L/C Commitment means the commitment of any L/C Lender to Issue Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate Dollar Equivalent amount not to exceed on any date an amount equal to the lesser of U.S.$40,000,000 and the amount of the combined Commitments of all L/C Lenders. The L/C Commitment is a part of the combined Revolving Commitments of all L/C Lenders, rather than a separate, independent commitment and is subject to reduction pursuant to Section 2.8.

               L/C Lender means (i) other than with respect to the Existing Letters of Credit, such Lender or Lenders selected by the Administrative Agent and reasonably satisfactory to U.S. Borrower who agree to act in such capacity to issue Letters of Credit and (ii) with respect solely to the Existing Letters of Credit, Key Bank National Association.

               L/C Obligations means at any time the sum of (a) the aggregate undrawn Dollar Equivalent amount of all Letters of Credit then outstanding, plus
(b) the Dollar Equivalent amount of all outstanding L/C Borrowings.

               L/C-Related Documents means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the applicable L/C Lender's standard form documents for letter of credit issuances.

               Lease means any lease, sublease, franchise agreement, license (excluding licenses of personal property), occupancy or concession agreement including any extension or renewal thereof.

               Lender -- see the introduction to this Agreement; Lender shall include each L/C Lender and each Swing Line Lender.

               Lending Office means, as to any Lender, the office or offices of such Lender specified to the Administrative Agent and the Borrowers as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be.

               Letter of Credit means (i) other than with respect to the Existing Letters of Credit, any letter of credit (whether a standby letter of credit or a commercial documentary letter of credit) Issued by an L/C Lender pursuant to Article III and (ii) the Existing Letters of Credit.

               Lien means any security interest, mortgage, deed of trust, deed to secure debt, deed of hypothec, debenture, pledge, claim, hypothecation, assignment for security, charge or deposit arrangement, priority or preferential arrangement in the nature of security or lien (statutory or other), or other encumbrance of any kind in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement) the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing and any Environmental Lien.

               Loan means a Credit Extension by a Lender to any Borrower under
Article II or Article III, which may be a Term Loan, a Revolving Loan, a BA Rate Loan, a Swing Line Loan or an L/C Borrowing.

               Loan Parties means the Domestic Loan Parties and the Foreign Loan Parties.

               Local Time means, (a) with respect to the loans made in U.S. Dollars, Euros or GBP, New York time, (b) with respect to Australian Dollar Loans, Sydney, Australia time, (c) with respect to Canadian Dollar Loans, Toronto, Canada time, and (d) with respect to loans made in any other currency, the "Local Time" shall be as specified by the Administrative Agent.

               Losses means as to any Person, the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, expenses, obligations, penalties, actions, judgments, Liens, penalties, fines, suits, costs or disbursements of any kind or nature whatsoever (including Attorney Costs in connection with any Proceeding commenced or threatened, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations and/or the termination of the Commitments hereunder) incurred by, imposed on or asserted against such Person.

               Mandatory Costs means in relation to a Loan or unpaid sum the rate per annum notified by any Lender to the Administrative Agent to be the cost to that Lender of compliance with all reserve asset, liquidity or cash margin or other like requirements of the Bank of England, the Financial Services Authority or the European Central Bank and which shall be determined in accordance with
Schedule 1.1(h).

               Margin Stock means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

               Master Assignment Agreement - see the second recital of this Agreement.

               Material Adverse Change means, with respect to any Person, a material adverse change or any condition or event that would reasonably be expected to result in a material adverse change in the business, operations, financial condition, liabilities (contingent or otherwise) or prospects of such Person, together with its Subsidiaries taken as a whole.

               Material Adverse Effect means, as of any date of determination,
(a) any event, circumstance, occurrence or condition which has caused (or would reasonably be expected to cause) a material adverse effect, or any condition or event that has resulted or could reasonably be expected to result in a material adverse effect, on the business, operations, financial condition, liabilities (contingent or otherwise) or prospects of the Companies taken as a whole, (b) any event, circumstance, occurrence or condition which has caused (or would reasonably be expected to cause) a material adverse effect on the ability of the Loan Parties to consummate in a timely manner the Transactions or to perform any of their material obligations under any Credit Document or (c) any event, circumstance, occurrence or condition which has caused (or would reasonably be expected to cause) a material adverse effect on the legality, binding effect or enforceability of any Credit Document or any of the material rights and remedies of any Creditor thereunder or the legality, priority or enforceability of the Liens granted under the Security Documents on a material portion of the Collateral or the value of the Collateral.

               Merrill -- see the first recital of this Agreement.

               Minimum Loan means, in respect of Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.4, (a) in the case of Dollar Loans and other ABR Loans, U.S. $5,000,000 or a higher integral multiple of U.S. $1,000,000; (b) in the case of Term Loans that are Eurocurrency Rate Loans, U.S. $10,000,000 or a higher integral multiple of U.S. $1,000,000; and (c) in the case of Loans (other than Swing Loans) in an Offshore Currency, the Currency Threshold for such Offshore Currency.

               Moody's means Moody's Investors Service, Inc. and its successors.

               Mortgage means a fee or leasehold mortgage or deed of trust, assignment of leases and rents, security agreement and fixture filing creating and evidencing a Lien on a Mortgaged Property, which shall be (i) substantially in the form of Exhibit I-1, containing such schedules and including such additional provisions and other deviations from such exhibit as shall be necessary to conform such document to applicable local law or as shall be required or customary under local law or shall otherwise be reasonably required by the Administrative Agent, (ii) dated as of the date of delivery thereof and
(iii) made by the owner of the Mortgaged Property described therein for the benefit of the Administrative Agent for the benefit of the secured parties described therein, as mortgagee (grantee or beneficiary), assignee and secured party, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof.

               Mortgage Documents see subsection 5.1(a)(xi).

               Mortgage Modifications means, with respect to each Mortgage, a mortgage modification substantially in the form of Exhibit I-2, which modification shall evidence the continuation of the lien granted pursuant to the Mortgage, and which shall be (i) substantially in the form of Exhibit I-2, containing such schedules and including such additional provisions and other deviations from such exhibit as shall be necessary to conform such document to applicable local law or as shall be required or customary under local law or shall otherwise be reasonably required by the Administrative Agent and (ii) dated as of the date of delivery thereof and (iii) made by the owner of the Mortgaged Property described therein for the benefit of the Administrative Agent for the benefit of the secured parties described therein, as mortgagee (grantee or beneficiary), assignee and secured party, as the same may at any time be amended, modified or supplemented in accordance with the terms thereof and hereof.

                Mortgaged Property means (i) the Real Property designated on
Schedule 1.l(a)(i) as to which the Administrative Agent shall be granted a Lien pursuant to a Mortgage in accordance with the provisions of this Agreement and
(ii) additional Real Property as to which the Administrative Agent shall be granted a Lien pursuant to a Mortgage delivered pursuant to Section 7.14.

                Multiemployer Plan means a multiemployer plan within the meaning of Section 400 l(a)(3) of ERISA (i) to which any ERISA Entity is then making or accruing an obligation to make contributions, (ii) to which any ERISA Entity has within the preceding five plan years made contributions, including any Person which ceased to be an ERISA Entity during such five year period, or (iii) with respect to which a Company could incur liability.

                NAIC means the National Association of Insurance Commissioners.

                Net Award means the proceeds of any condemnation award or payment payable in respect of any Taking, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such taking.

                Net Cash Proceeds means

                (a) with respect to any Asset Sale, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable, liquidation or payment of any Investment permitted by subsection 8.4(d) reserve for adjustment or otherwise, but only as and when received) received by any Company pursuant to such Asset Sale, net of (i) the costs relating to such Asset Sale (including sales commissions and legal, accounting and investment banking fees), (ii) taxes, fees, impositions and recording charges paid or payable as a result thereof (after taking into account any tax credits or deductions taken in connection with such Asset Sale and any tax sharing arrangements), (iii) amounts applied to the repayment of any Indebtedness secured by a Lien on the asset subject to such Asset Sale (other than the Obligations), (iv) liabilities of the entity, or relating to the business or assets, sold, transferred or otherwise disposed of which are retained by any Company, (v) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the assets subject to the Asset Sale, (vi) appropriate amounts to be provided by any Company as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by any Company after such Asset Sale (but upon reversal of such reserve, any amount so reserved shall thereupon be Net Cash Proceeds), and (vii) in the case of any Permitted Receivables Transaction, any escrowed or pledged cash proceeds which effectively secure, or are required to be maintained as reserves by the applicable Receivables Co. for, the obligations of any Company under such Permitted Receivables Transaction;

                (b) with respect to any issuance of equity securities or Indebtedness, the aggregate cash proceeds (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable, reserve for adjustment or otherwise, but only as and when received) received by U.S. Borrower or any of its Subsidiaries pursuant to such issuance, net of the direct costs relating to such issuance (including sales and underwriter's commissions and legal, accounting and investment banking fees) and net of, in the case of any Permitted Receivables Transaction, any escrowed or pledged cash proceeds which effectively secure, or are required to be maintained as reserves by the applicable Receivables Co. for, the Indebtedness of any Company in respect of such Permitted Receivables Transaction; and

                (c) with respect to any Taking, Destruction, or loss of title to all or a portion of any real or personal property, the Net Award, Net Proceeds or title insurance proceeds (net of any reasonable costs incurred to recover such title insurance proceeds), as applicable, resulting therefrom, to be applied as Net Cash Proceeds under this Agreement (pursuant to the provisions of the Mortgages, if applicable); provided that such amounts have not been applied to restore or rebuild the Mortgaged Property or acquire other real or personal property as permitted or required by the applicable Mortgage (if any) and this Agreement.

                If any Company receives Net Cash Proceeds in a currency other than U.S. Dollars, the Dollar Equivalent amount thereof shall be determined as of the earlier of (i) the date on which such Net Cash Proceeds are required to be applied to prepayments under Section 2.9 and (ii) the date on which such Net Cash Proceeds are converted into the currency in which any such prepayment will be required.

                Net Proceeds means the proceeds of any insurance payable in respect of any Destruction, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction.

                Non-Bank Certificate -- see subsection 4.1(e)(i).

                Notes means the Revolving Notes, the Swing Line Notes and the Term Notes, and Note means any of them.

                Notice of Borrowing means a notice in substantially the form of Exhibit A.

                Notice of Conversion/Continuation means a notice substantially in the form of Exhibit B.

                Obligations means all advances, debts, liabilities, obligations, guarantees, covenants and duties arising (i) under any Credit Document (ii) under any Swap Contract if such Swap Contract was entered into with a Lender or an Affiliate of a Lender, owing by any Loan Party to any Lender, any Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, or now existing or hereafter arising, (iii) in connection with any Permitted Secured Guarantee or
(iv) in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements) provided after the date hereof (regardless of whether these or similar services were provided prior to the date hereof by the Administrative Agent, any Lender or any Affiliate of any of them) by the Administrative Agent, any Lender or any Affiliate of any of them, including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith.

                Officers' Certificate shall mean, as applied to any Person, a certificate executed on behalf of such Person by its Chairman of the Board (if an officer), if any, or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer or Assistant Treasurer, in the case of Foreign Subsidiaries, officers or persons performing comparable functions. Each Officers' Certificate with respect to the compliance with a condition precedent or agreement hereunder shall include (i) a statement that the signers have read such condition or agreement and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is reasonably necessary to enable them to express an opinion as to whether or not such condition or agreement has been complied with, and (iii) a statement as to whether, in the opinion of the signers, based upon such examination or investigation, such condition or agreement has been complied with.

                Offshore Currency means at any time any Standard Currency, any Special Currency, any Agreed Alternative Currency and any of them.

                Offshore Currency Revolving Loan means any Revolving Loan or any BA Rate Loan denominated in an Offshore Currency and excludes any Swing Line Loan denominated in an Offshore Currency.

                Offshore Currency Sublimit means the Dollar Equivalent of U.S. $150,000,000, as the same may be reduced in accordance with the terms of this Agreement.

                Organization Documents means (i) for any corporation, the certificate or articles of incorporation or association, the bylaws or code of regulations, any certificate of designation or instrument relating to the rights of shareholders of such corporation, any shareholder rights agreement or voting trust agreement, and all applicable resolutions of the Board of Directors (or any committee thereof) or shareholders of such corporation and all other documents of a comparable nature, (ii) for any partnership, its partnership agreement, its certificate of partnership and all other documents of the nature previously described in clause (i) as to a corporation and (iii) for any other entity, its organizational or governing documents and all other documents of the nature previously described in clause (i) as to a corporation.

                Original Closing Date means March 2, 2001.

                Other Taxes -- see subsection 4.1(g).

                Overnight Rate means with respect to any day:

                (a) for Australian Dollar Loans:

                    (i) the Reserve Bank of Australia Official Cash Rate (expressed as a percentage yield per annum rounded up to the nearest two decimal places) published at or about 10:10 a.m. (Local Time) on the Screen under the heading "RBA" or, at the discretion of the Swing Line Lender or Offshore Currency Lender making Loans to Greif Australia, the bank bill swap rate (expressed as a percentage yield per annum rounded up to the nearest two decimal places) published at or about 10:10 a.m. (Local Time); or

                    (ii) if the rate under clause (i) is not published at the relevant time, the rate (expressed as a percentage yield per annum) determined to be the average of the buying rate for Australian Dollar overnight cash deposits quoted to the applicable Swing Line Lender from three Reference Banks at or about that time.

                (b) for Canadian Dollar Loans, the higher of:

                    (i) the rate determined by the Administrative Agent as the rate displayed at or about 10:30 a.m. (Toronto time) on display page CAPRIME of the Reuters Screen as the prime rate for Canadian Dollar Loans by Canadian banks to borrowers in Canada; provided, however, that, if for any reason there is no such rate displayed on the Reuters Screen on such day or if the basis of calculation of such rate is changed after the date hereof and in the reasonable judgment of the Administrative Agent it ceases to reflect each Canadian Lender's cost of funding to the same extent as the date hereof, then such rate shall be the per annum floating rate of interest (commercially known as the "prime rate") established from time to time by three Canadian banks selected by the Administrative Agent as the prime rate they will use to determine the rates of interest on Canadian Dollar Loans; and

                    (ii) the sum of (A) BA Rate for a one month period then in effect plus (B) 0.75% per annum.

                (c) for loans made in Euros or GBP the rate of interest determined by the Administrative Agent or the applicable Swing Line Lender to be the average (rounded upward to the nearest whole multiple of 1/16 of one percent per annum, if such average is not such a multiple) of the rates per annum at which deposits in Euros or GBP, as the case may be, are offered by the principal office of each of three Reference Banks to major banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of an interest period to be agreed by the Borrower and the applicable Swing Line Lender in an amount substantially equal to the Eurocurrency Rate Loan of each such Reference Bank for a period equal to such agree interest period.

                Participant -- see subsection 11.8(d).

                PBGC means the United States Pension Benefit Guaranty Corporation or any successor thereto.

                Pension Plan means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is maintained or contributed to by any ERISA Entity or with respect to which a Company could incur liability.

                Permitted Investors means (i) All Life Foundation, John C. Dempsey Trust, Naomi A. Coyle Trust, Michael H. Dempsey, Michael H. Dempsey Living Trust, Naomi C. Dempsey Charitable Lead Annuity Trust, Naomi C. Dempsey, Naomi C. Dempsey Living Trust, Patricia M. Dempsey, Patricia M. Dempsey Living Trust, Judith D. Hook, Judith D. Hook Living Trust, Mary T. McAlpin, Mary T. McAlpin Living Trust, Mary T. McAlpin Charitable Remainder Annuity Trust, John McNamara, Virginia D. Ragan and Virginia D. Ragan Living Trust; (ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any person in clause (i); (iii) the executors and administrators of the estate of any such person, and any court appointed guardian of any person in clause (i) or (ii); (iv) any trust, family partnership or similar investment entity for the benefit of any such person referred to in the foregoing clause (i) or (ii) or any other Persons (including for charitable purposes), so long as one or more members of the group consisting of the Permitted Investors have the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity; and (v) any employee or retiree benefit plan sponsored by the U.S. Borrower.

                Permitted Liens -- see Section 8.1.

                Permitted Receivables Transaction means any transaction or series of transactions that may be entered into by the U.S. Borrower or any of its Subsidiaries in connection with a transaction or series of transactions in which the U.S. Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Co. or (ii) to any other Person, or may grant a security interest in any Accounts or interests therein secured by goods and services financed thereby (whether such Accounts are then existing or arising in the future) of the U.S. Borrower and its Subsidiaries, and any assets relating thereto, including, without limitation, all security or ownership interests in good or services financed thereby, the proceeds of Accounts, and other assets which are customarily sold or in respect of which security interest are customarily granted in connection with securitization transactions involving such assets; provided, however, that any such transaction shall be consummated (a) on terms reasonably acceptable to the Required Lenders, and (b) pursuant to documentation in form and substance reasonably satisfactory to the Required Lenders, as evidenced by their written approval thereof.

                Permitted Secured Guarantee means a Contingent Obligation of a Loan Party in respect of a line of credit or overdraft facility provided by a Lender (or an Affiliate thereof) to a Foreign Subsidiary (provided that such Contingent Obligation is permitted to be incurred by a Loan Party pursuant to
Section 8.8), up to an aggregate Dollar Equivalent amount of all such Contingent Obligations of all Loan Parties not in excess of $5,000,000 at any one time outstanding.

                Person means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity or with respect to which a Company could incur liability.

                Pledged Securities means all the Equity Interests described in
Schedule 1.1(d), and each additional Equity Interest as to which the Administrative Agent is granted a Lien pursuant to any Security Document.

                Prior Liens means those Liens existing as of the date hereof and set forth on Schedule 8.1(a).

                Proceeding means any claim, action, judgment, suit, dispute, hearing, governmental investigation, arbitration (to the extent binding on any Company) or proceeding (to the extent known to any Company), including by or before any Governmental Authority.

                Pro Rata Share means, with respect to any Lender, (a) with respect to the Revolving Facility, the percentage obtained by dividing (i) the Revolving Commitment of such Lender by (ii) the aggregate Revolving Commitments of all Lenders (or, at any time after the Revolving Loan Maturity Date, the percentage obtained by dividing the Aggregate Outstanding Revolving Credit owing to such Lender by the Aggregate Outstanding Revolving Credit owing to all Lenders), (b) with respect to Offshore Currency Loans denominated in a particular currency, the percentage obtained by dividing (i) the Qualified Offshore Commitment in such currency of such Lender by (ii) the aggregate Qualified Offshore Commitments denominated in such currency of all Qualified Offshore Lenders (or, at any time after the Revolving Loan Maturity Date, the percentage obtained by dividing the aggregate Qualified Offshore Loans in such currency owing to such Lender by the aggregate Qualified Offshore Loans in such currency owing to all Lenders) and (c) with respect to the Term Facility, the percentage obtained by dividing (i) the Term Commitment of such Lender by (ii) the aggregate Term Commitments of all Lenders (or, at any time after the Effective Date, the percentage obtained by dividing the principal amount of such Lender's Term Loans by the aggregate Term Loans of all Lenders).

                Qualified Offshore Borrower means in respect of (a) any Canadian Lender or Canadian Lender that is an L/C Lender, Greif Canada, (b) any Australian Lender or Australian Lender that is an L/C Lender, Greif Australia, and (c) any other Qualified Offshore Lender, a Borrower to which such Qualified Offshore Lender can make Loans or issue Letters of Credit to such Borrower, the interest payments with respect to which can be made free of withholding taxes.

                Qualified Offshore Commitment means, with respect to each Qualified Offshore Lender, the Commitment of such Qualified Offshore Lender to make loans to a specified Qualified Offshore

Borrower. The Qualified Offshore Commitment of each Qualified Offshore Lender as of the Effective Date is set forth on Schedule 2.1 hereto. The Qualified Offshore Commitment is a part of the Revolving Commitments rather than a separate independent commitment and the Qualified Offshore Commitment is subject to reduction pursuant to Section 2.8.

                Qualified Offshore Lender means in respect of (a) Greif Canada, a Canadian Lender, (b) Greif Australia, an Australian Lender, and (c) in respect of each other Borrower, any Lender that (i) agrees, with the approval of the Administrative Agent and the U.S. Borrower, which approval shall not be unreasonably withheld, to have a Qualified Offshore Commitment, as agreed to by the Administrative Agent and the U.S. Borrower and (ii) which can make Loans to the applicable Borrower, the interest payments with respect to which can be made free of withholding taxes.

                Qualified Offshore Loan means a Dollar Loan, a Standard Currency Loan, or a Special Currency Loan made by a Qualified Offshore Lender to a Qualified Offshore Borrower.

                Qualified Offshore Outstandings means with respect to any Qualified Offshore Lender and the related Qualified Offshore Borrower, the applicable Qualified Offshore Commitments and the applicable Swing Line Commitments of such Qualified Offshore Lender to such Qualified Offshore Borrower, at any time (without duplication), an amount equal to the Dollar Equivalent of the sum of (a) the aggregate principal amount of all Qualified Offshore Loans (including the face amount of all Banker's Acceptances and the principal amount of all BA Equivalent Loans outstanding at such time) made by such Qualified Offshore Lender to such Qualified Offshore Borrower pursuant to such Qualified Offshore Commitment outstanding at such time, (b) the Effective Amount of all outstanding L/C Obligations in respect of Letters of Credit issued to such Qualified Offshore Borrower by such Qualified Offshore Lender, and (c) the aggregate principal amount of all Swing Line Loans made by such Qualified Offshore Lender to such Qualified Offshore Borrower pursuant to such Swing Line Commitment outstanding at such time.

                Rating Date means the date on which the Credit Facilities achieve a rating of not less than BBB- by S&P and not less than Baa3 by Moody's for purposes of Section 7.21.

                Real Property means all right, title and interest of any Company (including, without limitation, any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any Company together with, in each case, all buildings, structures, fixtures and improvements located or erected thereon from time to time, easements, hereditaments and appurtenances incident, belonging or pertaining thereto.

                Real Property Disclosure Requirements means any federal, state, local or foreign laws requiring notification of the buyer or mortgagee of real property, or notification, registration or filing to or with any Governmental Authority, prior to the sale or mortgage of any real property or transfer of control of an establishment, of the actual or threatened presence or Release into the environment, or the use, disposal or handling of Hazardous Materials on, at, under or near the real property to be sold or mortgaged or the establishment of which control is to be transferred.

                Receivables Co. means any special purpose Wholly-Owned Subsidiary of U.S. Borrower organized after the Effective Date (or such other Person reasonably agreed to by the Required Lenders) that purchases Accounts generated by any Company in connection with a Permitted Receivables Transaction.

                Receivables Commitment Reduction Amount means an amount equal to the product of (x) the amount of the Indebtedness incurred pursuant to a Permitted Receivables Transaction which is required to be applied to prepay the Revolving Loans and BA Rate Loans in accordance with subsection 2.9(f), multiplied by, (y) 66 2/3%.

                Reference Bank means any commercial bank having a combined capital and surplus of at least U.S.$100.0 million and that is authorized to carry out the business of banking in the jurisdiction of the currency of the loan to be made, as reasonably selected by the Administrative Agent, or in the case of Swing Line Loans, by the applicable Swing Line Lender.

                Refinanced Indebtedness means the Indebtedness of the Loan Parties outstanding as of the Effective Date after giving effect to the application of the proceeds of the Senior Subordinated Notes and immediately before giving effect to the application of the proceeds of the Facilities in connection with the Refinancing and as set forth on Schedule 1.1(e).

                Refinancing means the repayment by the Loan Parties of the Refinanced Indebtedness from the proceeds of the U.S. Borrower's Senior Subordinated Notes and the proceeds of certain Loans made to the U.S. Borrower.

                Register -- see Section 7.18.

                Reimbursement Obligations shall mean, at any time, the obligations of a Borrower then outstanding, or that may thereafter arise in respect of all Letters of Credit then outstanding, to reimburse amounts paid by the applicable L/C Lender in respect of any drawings under a Letter of Credit issued for the account of such Borrower.

                Release means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment.

                Replacement Lender -- see Section 4.8.

                Reports -- see subsection 6.12(b).

                Required Lenders means (a) at any time prior to the Revolving Loan Maturity Date, Lenders then holding more than 50% of the sum of (i) the then aggregate Revolving Commitments of the Lenders, plus (ii) the then aggregate unpaid Dollar Equivalent principal amount of the Term Loans, and (b) otherwise, Lenders then holding more than 50% of the sum of (i) the then aggregate unpaid Dollar Equivalent principal amount of the Term Loans, plus (ii) the then Aggregate Outstanding Revolving Credit. For purposes of determining whether the Required Lenders have approved any amendment, waiver or consent or taken any other action hereunder, the Dollar Equivalent amount of all Offshore Currency Revolving Loans shall be calculated on the date immediately preceding the date such amendment, waiver or consent is to become effective or such action is to be taken. Notwithstanding the foregoing, solely for the purposes of this definition, each participation purchased by a Revolving Lender pursuant to
Section 2.7 or Section 2.22, shall constitute a Revolving Loan in an amount equal to such participation and the applicable Qualified Offshore Lender's portion of the Aggregate Outstanding Revolving Credit shall be reduced by the amount of such participation.

                Required Revolving Lenders means (a) at any time prior to the Revolving Loan Maturity Date, Revolving Lenders then holding more than 50% of the aggregate Revolving Commitments of all Revolving Lenders, and (b) otherwise, Revolving Lenders then holding more than 50% of the then Aggregate Outstanding Revolving Credit. For purposes of determining whether the Required Revolving Lenders have approved any amendment, waiver or consent or taken any other action hereunder, the Dollar Equivalent amount of all Offshore Currency Revolving Loans shall be calculated on the date immediately preceding the date such amendment, waiver or consent is to become effective or such action is to be taken. Notwithstanding the foregoing, solely for the purposes of this definition, each participation purchased by a Revolving Lender pursuant to Section 2.7 or Section 2.22, shall constitute a Revolving Loan in an amount equal to such participation and the applicable Qualified Offshore Lender's portion of the Aggregate Outstanding Revolving Credit shall be reduced by the amount of such participation.

                Required Term Lenders means (i) at any time prior to the Effective Date, Lenders holding more than 50% of the aggregate amount of the Term Commitments, and (ii) at any time after the Effective Date, Lenders holding more than 50% of the aggregate amount of the outstanding Term Loans.

                Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                Responsible Officer means the chief executive officer, the chief financial officer, the president or any vice-president of the Applicable Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or controller of the Applicable Borrower, or any other officer having substantially the same authority and responsibility.

                Restoration has the meaning assigned to that term in each Mortgage.

                Restricted Payment -- see Section 8.13.

                Revolving Commitment means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and acquire interests in the Aggregate Outstanding Revolving Credit in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule 2.1 under the caption "Revolving Commitment," as amended to reflect each Assignment and Acceptance executed by such Revolving Lender and as such amount may be reduced pursuant to this Agreement.

                Revolving Facility means the Revolving Commitments and the provisions herein related to the Revolving Loans, BA Rate Loans, Swing Line Loans and Letters of Credit in an aggregate principal amount equal to the Dollar Equivalent of U.S. $250,000,000 on the Effective Date.

                Revolving Lender means a lender having a Revolving Commitment or holding a Revolving Loan, a BA Rate Loan, or an L/C Advance.

                Revolving Loan means a Dollar Loan, a Standard Currency Loan and/or a Special Currency Loan; provided that BA Rate Loans and Swing Line Loans shall not be Revolving Loans.

                Revolving Loan Maturity Date means the earliest to occur of (a) February 28, 2006, (b) the date of termination of the Revolving Commitment pursuant to Section 2.8, and (d) the date on which the Obligations become due and payable pursuant to Section 9.2.

                Revolving Note or Revolving Notes -- see subsection 2.2(d).

                RPIVL - see the introduction to this Agreement.

                Same Day Funds means (i) with respect to disbursements and payments in U.S. Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore

Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

                Screen means, (a) with respect to U.S. Dollars, Dow Jones Markets Telerate Page 3750, (b) with respect to Euros, the Dow Jones Markets Telerate Page 248, (c) with respect to GBP, the Dow Jones Markets Telerate Page 3750 and (d) with respect to any Australian Dollars, the Reuters Screen (and, with respect to the Overnight Rate, page 27 thereof), or, in the event the applicable rate does not appear on the Dow Jones Market or Reuters screen, as applicable, such other comparable publicly available service as may be selected by the Administrative Agent.

                SEC means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                Security Documents means each of the Domestic Security Documents, the Foreign Security Documents, all UCC or other financing statements or instruments of perfection required by this Agreement or any other Credit Document to be filed and any other documents utilized to pledge to the Administrative Agent, for the benefit of the secured parties contemplated thereby, any other property as collateral for the Obligations.

                Self Owned Dutch Stock means the 296, 825 stock of RPIVL held in its own share capital representing approximately 69% of the Equity Interests of RPIVL.

                Senior Subordinated Debt Documents means the Senior Subordinated
Note Indenture, the Senior Subordinated Notes and all agreements and instruments executed in connection therewith at any time as set forth on Schedule 1.1(g).

                Senior Subordinated Notes means (a) the Senior Subordinated Notes issued by the U.S. Borrower in the aggregate original principal amount of $250,000,000 due August 1, 2012 issued pursuant to the Senior Subordinated Notes Indenture and (b) all Senior Subordinated Notes of the U.S. Borrower issued in exchange for the Senior Subordinated Notes on terms substantially identical to the terms of the Senior Subordinated Notes, in each such case as such aggregate original principal amount may be reduced by any repayment or prepayment of the principal amount thereof.

                Senior Subordinated Note Indenture means the indenture dated as of July 31, 2002, by and among Greif Bros. Corporation, the Subsidiary Guarantors (as defined therein), and J.P. Morgan Trust Company, National Association, a national banking association, as trustee.

                S&P means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

                Significant Subsidiary means, at any date of determination, (a) any Subsidiary that, together with its Subsidiaries (i) for the most recent Fiscal Quarter accounted for more than 5.0% of the consolidated revenues of U.S. Borrower and its Subsidiaries or (ii) as of the end of such Fiscal Quarter, owned more than 5.0% of the consolidated assets of U.S. Borrower and its Subsidiaries, all as set forth on the consolidated financial statements of U.S. Borrower for such quarter prepared in conformity with GAAP, (b) any Subsidiary which, when aggregated with all other Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (e), (f) or (g) of Section 9.1 has occurred, would constitute a Significant Subsidiary under clause (a) of this definition and (c) any Subsidiary which is a "Significant Subsidiary" for purposes of the Senior Subordinated Notes Indenture.

                Solvent and Solvency means, for any Person on a particular date, that on such date (a) the fair value and present fair saleable value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                Soterra LLC means Soterra LLC, a Delaware limited liability company and a Wholly-Owned Subsidiary of U.S. Borrower.

                Soterra Disposition means the sale or other disposition of all or substantially all of the assets and properties of Soterra LLC or the sale or other disposition of all or substantially all of the Equity Interests (whether by way of dividend to the shareholders of U.S. Borrower, the sale of the Equity Interests of Soterra LLC or the sale of all or substantially all of the assets and properties of Soterra LLC in one or more series of transactions).

                Soterra Guarantee means that certain Guarantee, dated as of March 2, 2001, by Soterra LLC in favor of the Administrative Agent (as successor in interest to BNS) as amended by the Soterra Guarantee Amendment.

                Soterra Guarantee Amendment means that certain Amendment and Ratification, substantially in the form of Exhibit M entered into and delivered by Soterra LLC.

                Special Currency means Canadian Dollars, Australian Dollars and, if so designated by the Administrative Agent, any Agreed Alternative Currency.

                Special Currency Loan has the meaning specified in Section 2.1(a); provided that BA Rate Loans shall be Special Currency Loans.

                Specified Company and Specified Companies -- see subsection 9.1(e).

                Spot Rate means (a) with respect to an Offshore Currency, the equivalent of such amount in U.S. Dollars determined using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of U.S. Dollars with such Offshore Currency and (b) with respect to any other currency, the equivalent of such amount in U.S. Dollars as determined by the Administrative Agent using any method of determination it deems reasonably appropriate.

                Standard Currency means Euros, GBP and any other Applicable Currency in which all Revolving Lenders agree to make Loans, but excluding any Special Currencies and U.S. Dollars.

                Standard Currency Loan has the meaning specified in Section 2.1(a).

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

                Subsidiary of a Person means any corporation, association, partnership, limited liability company, joint venture, business trust or other business entity of which more than 50% of the voting stock, membership interests or other Equity Interests are owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Notwithstanding the foregoing, any joint venture or other entity which is not majority-owned by, but is controlled (by contract or otherwise) by, any Company shall be deemed to be a Subsidiary of U.S. Borrower but any Joint Venture shall not be deemed to be a Subsidiary of the U.S. Borrower. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of U.S. Borrower. In no event shall the term "Subsidiary" include CorrChoice or any other Person unless and until its financial results are required to be consolidated with the U.S. Borrower's financial results under GAAP.

                Supermajority Term Lenders means (i) at any time prior to the Effective Date, Lenders holding more than 66-2/3% of the aggregate amount of the Term Commitments which would be adversely affected by any amendment, waiver or consent contemplated by clause (G)(y) of the proviso to subsection 11.l(a)(v), and (ii) at any time after the Effective Date, Lenders holding more than 66-2/3% of the aggregate amount of the outstanding Term Loans of the Lenders of the Term Loan Facility which would be adversely affected by any amendment, waiver or consent contemplated by clause (G)(y) of the proviso to subsection 11.l(a)(v).

                Substitute Lender -- see Section 2.24.

                Survey means a survey of any Mortgaged Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state, province or country where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the original date of delivery thereof unless there shall have occurred within the six months prior to such date (or such earlier date as shall be reasonably acceptable to the Administrative Agent) of delivery any material exterior construction on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor, as to any survey delivered after the Effective Date, (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent and the Title Company, and (iv) in the case of each Mortgaged Property, complying in all material respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey; provided, however, that such survey is in a form sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) and issue a survey and comprehensive endorsement with respect to such Mortgaged Property.

                Swap Contract means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

                Swing Line Commitment means the commitment of any Revolving Lender to make Swing Line Loans hereunder in such Dollar Equivalent Amounts for each Applicable Currency and to the specified Borrowers as set forth opposite such Swing Line Lender's name on Schedule 2.18 as the same may be amended from time to time; provided, however, the aggregate Dollar Equivalent principal amount of all such Swing Line Loans at any one time outstanding shall not exceed on any date an amount equal to $75,000,000 (notwithstanding that the aggregate commitments of the Swing Line Lenders set forth on

Schedule 2.18 may exceed such amount). The Swing Line Commitment is a part of the Revolving Commitments rather than a separate independent commitment and that the Swing Line Commitment is subject to reduction pursuant to Section 2.8.

          Swing Line Lender means any Revolving Lender that has a Swing Line Commitment.

          Swing Line Loan -- see Section 2.18.

          Swing Line Note or Swing Line Notes -- see subsection 2.2(d).

          Swing Line Outstanding means as of any time of determination, the Dollar Equivalent of all Swing Line Loans outstanding at such time.

          Swing Line Reserve means the Dollar Equivalent of the aggregate amount requested by the U.S. Borrower to be the "Swing Line Reserve" on the most recent Swing Line Reserve Notice provided to the Administrative Agent and each Swing Line Lender by the U.S. Borrower pursuant to Section 2.19.

          Swing Line Reserve Notice - see Section 2.19.

          Syndication Agent -- see the introduction to this Agreement.

          Taking means any taking of any real or personal property of any Company or any portion thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, general or special, or by reason of the temporary requisition of the use of the Collateral or any portion thereof, by any Governmental Authority, civil or military.

          Tax Returns means all returns, declarations, reports, estimates, information returns, statements and forms or other documents (including any related or supporting information) required to be filed in respect of any Taxes.

          Taxes means (i) any and all present or future income, stamp, documentary, excise, property or other taxes, levies, imposts, duties, deductions, charges, fees or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all liabilities with respect thereto (including any interest, penalties, additions to tax and expenses), including any present or future taxes or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Document and (ii) all transferee, successor, joint and several or contractual liability (including, without limitation, liability pursuant to Treas. Reg. (S) 1.1502-6 (or any similar state, local or foreign provisions)) in respect of any items described in clause (i).

          Term Commitment means, with respect to any Lender, the commitment of such Lender to make Term Loans to the U.S. Borrower in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1 under the caption "Term Commitment" as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be reduced pursuant to this Agreement.

          Term Facility means the term loan facility in an aggregate principal amount of $300,000,000.

          Term Lender means a lender having a Term Commitment or a Term Loan.

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

          Term Loan -- see subsection 2.l(b).

          Term Loan Maturity means the earlier to occur of (i) August 23, 2009 or (ii) the date on which the obligations become due and payable pursuant to
Section 9.2.

          Term Note or Term Notes -- see subsection 2.2(d).

          Termination Date means the earlier to occur of (i) the date 30 calendar days prior to the Revolving Loan Maturity Date and (ii) the date on which the Revolving Commitments are terminated or reduced to zero pursuant to
Section 2.8 or Section 9.2.

          Test Date means, for any Financial Maintenance Covenant, the last day of each Fiscal Quarter included within any period set forth in the table for such Financial Maintenance Covenant.

          Test Period means each period of four full consecutive Fiscal Quarters most recently ended and for which financial statements are or are required to be available.

          Timber means timber grown on Timber Lands or the sale, disposition or granting of rights to harvest such timber.

          Timber Assets means collectively, the Timber and the Timber Lands.

          Timber Lands means (i) the real property on which Timber is grown and which is described on Schedule 1.1(f), (ii) any timber lands purchased solely using the proceeds from the sale of Timber or the disposition of other Timber Lands or (iii) any timber lands acquired in exchange for such Timber Lands.

          Timber Sale Gains means, for any period, gains properly classified as "Gain on Timber Sales" in the audited financial statements of the Companies for the Fiscal Year then ended or in the unaudited financial statements for the Fiscal Quarter then ended.

          Title Company means Chicago Title Insurance Company or such other title insurance or abstract company as shall be retained by U.S. Borrower and reasonably acceptable to the Administrative Agent.

          Total Assets means at any date total assets of U.S. Borrower as shown in the most recent audited financials of U.S. Borrower prepared in conformity with GAAP.

          Total Leverage Ratio means, as of the last day of any Fiscal Quarter, the ratio of: (a) the sum of (i) total consolidated Indebtedness of U.S. Borrower and the Subsidiaries less Cash and Cash Equivalents as of such day, plus (ii) without duplication of amounts included in clause (i), an amount equal to the aggregate cash proceeds received by any Company from an unrelated third party (net of amounts repaid) from the financing pursuant to any Permitted Receivables Transaction which are outstanding at such Test Date, to (b) EBITDA for the Test Period ending on such day. Calculations under clause (i) or under clause (ii) of this definition shall be reduced by any escrowed or pledged cash proceeds which effectively secure the Indebtedness or the obligations of any Company under such Permitted Receivables Transaction to the extent not already deducted in the calculation of total consolidated Indebtedness.

          Transaction Documents means the Senior Subordinated Debt Documents and each other document (other than the Credit Documents) relating to the Transactions including all appendices, annexes, schedules, attachments and exhibits to any such document.

          Transactions means the making of the Loans hereunder, the Issuance of the Senior Subordinated Notes and the Refinancing and the other transactions contemplated hereby.

          Trigger Date means the first date after the Effective Date on which U.S. Borrower delivers financial statements pursuant to Section 7.1.

          Type of Loan means an ABR Loan, a Loan made or maintained at the Overnight Rate or a Eurocurrency Rate Loan, as the case may be.

          UCC means the Uniform Commercial Code as in effect in the applicable jurisdiction.

          U.K. Qualifying Lender means:

          (a) a bank as defined in Section 840A of the UK Income and Corporation Taxes Act 1988 (the "UK Taxes Act") for the purposes of Section 349 of the UK Taxes Act which is within the charge to United Kingdom corporation tax in respect of payments of interest received by it under this Agreement and which is beneficially entitled to such interest; or

          (b) bank, financial institution, corporation or other person to whom Greif UK may make payments under the Credit Documents without any deduction or withholding for or on account of United Kingdom taxes whether by reason of an applicable double taxation treaty between the United Kingdom and the country in which that bank, financial institution, corporation or other person is, or is treated as, resident or otherwise.

          Unfunded Pension Liability means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA over the fair market value of such Plan's assets (including all accrued contributions required to be made to the Plan in respect of the applicable plan year), determined in accordance with the actuarial assumptions used for funding such Plan pursuant to
Section 412 of the Code for the applicable plan year.

          United Kingdom Pounds and the symbol GBP each mean the lawful money of the United Kingdom.

          Unmatured Event of Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          U.S. Borrower-- see the introduction to this Agreement.

          U.S. Borrower Guarantee and Security Agreement means the Amended and Restated U.S. Borrower Guarantee and Security Agreement substantially in the form of Exhibit E entered into and delivered by U.S. Borrower.

          U.S. Borrower Security Agreement Collateral means all "Pledged Collateral" as defined in the U.S. Borrower Guarantee and Security Agreement.

          U.S. Dollar Eurocurrency Rate Loan means any Eurocurrency Rate Loan denominated in U.S. Dollars.

          U.S. Dollars and U.S. $ each mean lawful money of the United States.

          U.S. Federal Funds Rate means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing reasonably selected by it.

          U.S. Holdco means Greif US Holdings Inc., a Nevada corporation and a Wholly-Owned Subsidiary of U.S. Borrower.

          Wholly-Owned Subsidiary means, for any Person, any corporation in which (other than directors' qualifying shares or other shareholdings required by law) 100% of the Equity Interests of each class having ordinary voting power, and 100% of the capital stock of each other class, at the time as of which any determination is being made, are owned, beneficially and of record, by such Person, or by one or more of the other Wholly-Owned Subsidiaries, or a combination thereof.

          Withdrawal Liability means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

          1.2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

          (a) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Article, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c)   (i)   The term "documents" includes any and all instruments,
documents, agreement, certificates, indentures, notices and other writings, however evidenced.

                (ii) The term "including" is not limiting and means "including without limitation."

                (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Credit Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

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          (e)   The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement and other Credit Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (g) This Agreement and the other Credit Documents are the result of negotiations among and have been reviewed by counsel to the Agents, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or any Agent merely because of a Agent's or Lender's involvement in their preparation.

          (h) The words "properties" or "assets" refer to any right, title or interest in, to or under property or assets of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible and including any Equity Interests of any Person.

          1.3. Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied; provided, however, that if U.S. Borrower notifies the Administrative Agent that the Borrowers wish to amend any covenant in Article VIII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies U.S. Borrower that the Required Lenders wish to amend Article VIII for such purpose), then U.S. Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to U.S. Borrower and the Required Lenders.

          1.4. Currency Equivalents Generally. For all purposes of any Credit Extension made pursuant to this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in U.S. Dollars, and the equivalent in U.S. Dollars of an amount in any Offshore Currency or other currency, shall be determined at the Spot Rate. For purposes of determining compliance with any restriction limited to a Dollar Equivalent amount in this Agreement (other than to the extent relating to any Credit Extension under this Agreement), the Dollar Equivalent amount of transactions occurring prior to the date of determination shall be calculated based on the Spot Rate on the date of determination; provided, however, that if such Dollar Equivalent amount shall be exceeded, such restriction shall nonetheless be deemed not violated if such Dollar Equivalent amount of such transactions was calculated based on the relevant currency exchange rate in effect on the date of each such transaction.

          1.5.  Commitments and Outstandings of Qualified Offshore Lenders.

          (a) For the purposes of calculating the Revolving Commitments of any Lender (the "Principal Lender") in respect of which an Affiliate or branch is a Qualified Offshore Lender, the Commitments of the Qualified Offshore Lender shall be considered as the Commitments of the Principal Lender and shall not be counted in duplicate.

          (b) Other than with respect to the making and repayment of Qualified Offshore Loans and the payment of fees and interest in respect thereof, without duplication, and unless the context demands otherwise, each Qualified Offshore Lender shall be deemed to be the same Revolving Lender as the Principal Lender to which it is affiliated.

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                                   ARTICLE II

                                   THE CREDITS

               2.1. Amounts and Terms of Commitments and Loans.

               (a) Revolving Loans. On the terms and subject to the conditions contained in this Agreement, each Revolving Lender severally agrees to make loans in U.S. Dollars (each a "Dollar Loan") and in any Standard Currency (each a "Standard Currency Loan") to the U.S. Borrower, the Foreign Holdco, RPIVL, Greif Australia and Greif U.K., each Canadian Lender agrees to make Canadian Dollar Loans and Dollar Loans to Greif Canada, each Australian Lender agrees to make Australian Dollar Loans to Greif Australia, and each other Qualified Offshore Lender agrees to make loans in the applicable Special Currency ("Special Currency Loans") to each applicable Qualified Offshore Borrower, in each case from time to time on any Business Day during the period from the date hereof until the Revolving Loan Maturity Date in an aggregate Dollar Equivalent principal amount at any time outstanding for all Revolving Loans together with all Swing Line Loans by such Lender not to exceed such Revolving Lender's Revolving Commitment; provided, however, that at no time shall:

                    (i) any Lender be obligated to make a Revolving Loan in excess of (A) such Lender's Pro Rata Share of the Aggregate Available Revolving Credit, or (B) such Lender's Pro Rata Share of the Available Offshore Currency Credit, or

                    (ii) any Qualified Offshore Lender be obligated to make any Loan such that after giving effect thereto, such Lender's Qualified Offshore Outstandings with respect to such Borrower (or Borrowers, as the case may be) exceed such Lender's Qualified Offshore Commitment with respect to such Borrower (or Borrowers, as the case may be);

                    (iii) any Lender be obligated to make a Revolving Loan if after giving effect thereto (A) the Aggregate Offshore Currency Outstanding would exceed the Offshore Currency Sublimit in effect at such time or (B) the Aggregate Foreign Borrower Credit would exceed the Foreign Borrower Sublimit in effect at such time.

Within the limits set forth in this subsection 2.1(a) amounts of Revolving Loans repaid may be reborrowed under this subsection 2.1(a).

               (b) Term Loan Commitments. On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally agrees to make loans (each a "Term Loan") in U.S. Dollars to the U.S. Borrower on the Effective Date, in an amount not to exceed such Lender's Term Loan Commitment. Amounts of Term Loans repaid may not be reborrowed.

               (c)

                    (i) On the Effective Date, the outstanding aggregate amount of Existing Revolving Loans and/or participations in Letters of Credits shall be amended, combined and continued, and such amended, combined and continued amount shall be, and shall be deemed to be, the Revolving Loans and/or participations in Letters of Credits made by the Revolving Lenders hereunder on the Effective Date.

                    (ii) Each Revolving Lender severally agrees, on the terms and conditions set forth herein, to purchase and assume on the Effective Date, and CNAI agrees to assign, an undivided interest in the rights and obligations of CNAI in an amount equal to (as to each such

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

         Lender) such Lender's Pro Rata Share of the aggregate principal amount of such Existing Revolving Loans owing by the Borrowers. In furtherance of the foregoing, on the Effective Date, each Revolving Lender shall, in accordance with Section 2.2, make a Revolving Loan in an amount equal to such Lender's Pro Rata Share of the sum of (a) the Existing Revolving Loans then owing by the Borrowers and (b) the Revolving Loans requested by the Borrowers to be made to them on the Effective Date

               2.2. Evidence of Debt; Notes.

         (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder, the class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Borrower, whether such sum constitutes principal or interest (and the Type of Loan to which it applies), fees, expenses and other amounts due under the Credit Documents for the account of the Lenders and each Lender's share thereof.

         (c) Subject to the provisions of Section 7.18, the entries made in the accounts maintained pursuant to subsection 2.2(a) or subsection 2.2(b) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Applicable Borrower to repay the Loans in accordance with the terms of this Agreement.

         (d) Each Applicable Borrower's obligation to pay the principal of, and interest on, all the Loans made to it by each Lender shall, if requested by any Lender, be evidenced (i) if a Term Loan, by a promissory note substantially in the form of Exhibit H-1, with blanks appropriately completed (each, a "Term Note" and, collectively, the "Term Notes"), (ii) if a Revolving Loan or a BA Rate Loan, by a promissory note substantially in the form of Exhibit H-2, with blanks appropriately completed (each, a "Revolving Note" and, collectively, the "Revolving Notes"), and (iii) if a Swing Line Loan, by a promissory note substantially in the form of Exhibit H-3, with blanks appropriately completed (each, a "Swing Line Note" and, collectively, the "Swing Line Notes").

               2.3. Procedure for Borrowings.

         (a) Each Borrowing (other than of a Swing Line Loan) shall be made upon the Applicable Borrower's irrevocable written notice (or telephonic notice promptly confirmed in writing) delivered to the Administrative Agent, in the form of a Notice of Borrowing, which notice must be received by the Administrative Agent, as follows (but in each case, not more than five Business Days prior to the requested Borrowing Date) (i) prior to 11:00 a.m. (Local
Time), three Business Days prior to the requested Borrowing Date, in the case of all Loans other than ABR Loans or Loans made at the Overnight Rate; and (ii) prior to 11:00 am. (New York City time), one Business Day prior to the requested Borrowing Date, in the case of ABR Loans or Loans made at the Overnight Rate;

         (b) Each such Notice of Borrowing shall set forth the following:

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             (i)   the amount of the Borrowing, which shall be in an aggregate amount not less than the Minimum Loan;

             (ii)  the requested Borrowing Date, which shall be a Business Day;

             (iii) the Type of Loans comprising the Borrowing;

             (iv) in the case of a Borrowing of all Loans other than ABR Loans or Loans made at the Overnight Rate, the duration of the Interest Period therefor; and

             (v)   the Applicable Currency.

         (c) The Dollar Equivalent amount of any Borrowing of Offshore Currency Revolving Loans will be determined by the Administrative Agent for such Borrowing on the Computation Date therefor in accordance with subsection 2.5(a). Upon receipt of a Notice of Borrowing, the Administrative Agent will promptly notify each Lender thereof and of the amount of such Lender's Pro Rata Share (if any) of the Borrowing, and the Type. In the case of a Borrowing of Offshore Currency Revolving Loans, such notice will provide the approximate amount of each Lender's Pro Rata Share of the Borrowing, and the Administrative Agent will, upon the determination of the Dollar Equivalent amount of the Borrowing as specified in the Notice of Borrowing, promptly notify each Lender of the exact amount of such Lender's Pro Rata Share of the Borrowing.

         (d) With respect to Dollar Loans and Standard Currency Loans, each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Administrative Agent for the account of the Applicable Borrower at the Agent's Payment Office on the Borrowing Date requested by such Applicable Borrower in Same Day Funds and in the requested currency by 11:00 a.m. (Local
Time). The proceeds of all such Loans will promptly, but in any event, within one Business Day be made available to the Applicable Borrower by the Administrative Agent at the Agent's Payment Office by crediting the account of the Applicable Borrower where requested by the Applicable Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         (e) With respect to Qualified Offshore Loans, (a) each Qualified Offshore Lender that has a Qualified Offshore Commitment with respect to such Qualified Offshore Borrower will make the amount of its Pro Rata Share of such Borrowing available to the Administrative Agent for the account of the Applicable Borrower at the Agent's Payment Office on the Borrowing Date requested by such Applicable Borrower in Same Day Funds and in the requested currency by 11:00 a.m. (Local Time). The proceeds of all Qualified Offshore Loans, as the case may be, will promptly, but in any event, within one Business Day be made available to the Applicable Borrower by the Administrative Agent at the Agent's Payment Office by crediting the account of the Applicable Borrower where requested by the Applicable Borrower with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         (f) After giving effect to any Borrowing, there may not be more than six different Interest Periods in effect for all Term Loans and eight different Interest Periods in effect for all Revolving Loans.

               2.4. Conversion and Continuation Elections for Borrowings.

         (a) Any Borrower may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b) with respect to Loans made to it:

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

                  (i) elect, as of any Business Day in the case of ABR Loans or Loans made at the Overnight Rate (other than Swing Line Loans), or as of the last day of the applicable Interest Period, in the case of U.S. Dollar Eurocurrency Rate Loans, to convert any such Loans (or any part thereof in an amount not less than the Minimum Loan for Dollar Loans) into Dollar Loans of the other Type; or

                  (ii) elect, as of the last day of the applicable Interest Period, to continue for an additional Interest Period and in the same currency any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than the Minimum Loan for the Applicable Currency);

provided, however, that if at any time the aggregate amount of any Eurocurrency Rate Loans or Offshore Currency Revolving Loan in respect of any Borrowing is reduced, by payment, prepayment or conversion of part thereof, to be less than the Minimum Loan for the Applicable Currency, such Loans shall automatically convert into ABR Loans (and thus to U.S. Dollars), and on and after such date the right of the Applicable Borrower to continue such Loans as, and convert such Loans into, Eurocurrency Rate Loans or Offshore Currency Revolving Loan shall terminate unless and until such Loans are increased, by additional Borrowings or Conversions, to be at least the Minimum Loan for the Applicable Currency.

         (b) The Applicable Borrower shall deliver a Notice of Conversion/Continuation to be received by the Administrative Agent not later than (i) 11:00 a.m. (Local Time), three Business Days prior to the Conversion/Continuation Date, if the Standard Currency Loans or Special Currency Loans (other than Canadian Dollar Loans), as the case may be, are to be continued as Offshore Currency Revolving Loans; (ii) 11:00 a.m. (Local Time), three Business Days prior to the Conversion/Continuation Date, if the Dollar Loans are to be converted into or continued as U.S. Dollar Eurocurrency Rate Loans; and (iii) 11:00 a.m. (Local Time), one Business Day prior to the Conversion/Continuation Date, if the Dollar Loans are to be converted into ABR Loans, and in each case not more than five Business Days prior to the Conversion/Continuation Date, specifying: (A) the proposed Conversion/Continuation Date; (B) the aggregate amount of the Applicable Currency and Type of Loans to be converted or continued; (C) the Type of Loans resulting from the proposed conversion or continuation; and (D) other than in the case of a conversion into ABR Loans, the duration of the requested Interest Period.

         (c) Each Notice of Conversion/Continuation shall be irrevocable, except as otherwise provided in this Agreement.

         (d) If upon the expiration of any Interest Period applicable to U.S. Dollar Eurocurrency Rate Loans, the Applicable Borrower has failed to select timely a new Interest Period with respect to such U.S. Dollar Eurocurrency Rate Loans, the Applicable Borrower shall be deemed to have elected to convert such U.S. Dollar Eurocurrency Rate Loans into ABR Loans effective as of the expiration date of such Interest Period. If the Applicable Borrower has failed to select a new Interest Period with respect to Offshore Currency Revolving Loans by the applicable time on the third Business Day in advance of the expiration date of the current Interest Period applicable thereto as provided in subsection 2.4(b), the Applicable Borrower shall be deemed to have elected to continue such Offshore Currency Revolving Loans on the basis of a one month Interest Period.

         (e) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation pursuant to this Section 2.4, or, if no timely notice is provided by the Applicable Borrower, the Administrative Agent will promptly notify each Lender of the details of any automatic conversion or continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Lender with respect to which the notice was given.

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

         (f) Unless the Required Lenders otherwise agree or otherwise as permitted hereby, during the existence of an Event of Default or Unmatured Event of Default, no Applicable Borrower may elect to have a Loan converted into or continued as a Eurocurrency Rate Loan or an Offshore Currency Revolving Loan.

         (g) After giving effect to any conversion or continuation of Loans, there may not be more than six different Interest Periods in effect for all Term Loans and eight different Interest Periods in effect for all Revolving Loans.

         (h) Canadian Dollar Loans (other than BA Rate Loans) shall only be made and continued at the Overnight Rate and Canadian Dollar Loans shall not be converted into Eurocurrency Rate Loans.

               2.5. Utilization of Commitments in Offshore Currencies; Special Provisions for Offshore Currency Revolving Loans.

         (a) The Administrative Agent will determine the Dollar Equivalent amount with respect to:

                  (i) any Borrowing comprised of Offshore Currency Revolving Loans two Business Days prior to the requested Borrowing Date except in the case of an Offshore Currency Revolving Loan the proceeds of which are used to repay a Swing Line Loan in accordance with Section 2.21, in which case such determination shall be made on the day such Loan is made,

                  (ii) any Issuance of an Offshore Currency Letter of Credit for the account of any Borrower as of the requested Issuance Date,

                  (iii) any drawing under a Letter of Credit Issued for the account of any Borrower in an Offshore Currency as of the related Honor Date,

                  (iv) any ABR Loan to be made in lieu of an Offshore Currency Revolving Loan pursuant to subsection 2.5(b) as of the proposed Borrowing Date,

                  (v) any outstanding Offshore Currency Revolving Loan as of any redenomination date pursuant to this Section 2.4(a), 2.4(f) and
         Section 2.5 as of such date of redenomination, and

                  (vi) the aggregate sum (without duplication) of the Dollar Equivalent of the Aggregate Offshore Currency Outstanding, plus the Effective Amount of all L/C Obligations of the Borrowers, plus all Swing Line Loans outstanding, immediately prior to and after giving effect to any Revolving Loan made under Section 2.18 as of the proposed date of the making of any such Revolving Loan,

                  (vii) the aggregate of the Dollar Equivalent of the Aggregate Offshore Currency Outstanding, plus the Effective Amount of all L/C Obligations of the Borrowers immediately prior to and after giving effect to any Revolving Loan made under Section 3.3 as of the proposed date of the making of any such Revolving Loan,

                  (viii) the aggregate of the Dollar Equivalent of the Aggregate Offshore Currency Outstanding on any date on which the Revolving Commitments are reduced pursuant to Section 2.8. as of the date of such reduction, and

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                  (ix)   the aggregate Dollar Equivalent of the Offshore
         Currency Revolving Loans or the Swing Line Loans, as the case may be, for the purposes of Sections 2.7, 2.20 and 2.21 on any date on which such loans are redenominated as provided for in such sections.

         (b)

                         (i) In the case of a proposed Borrowing of Standard Currency Loans (other than with respect to the refunding of Swing Line Loan Loans which will be subject to Section 2.20), in the event that any Revolving Lender gives notice to the Administrative Agent not later than 11:00 a.m. (Local Time) one Business Day prior to the proposed Borrowing Date that it is unable to fund such Standard Currency Loans at a reasonable cost to it, such Lender shall make its Pro Rata Share of the proposed Borrowing as an ABR Loan in the Dollar Equivalent amount of the amount it otherwise would have made in such Offshore Currency; provided, however, that the Revolving Lenders shall be under no obligation to make Standard Currency Loans in the requested Standard Currency as part of such Borrowing if the Administrative Agent has received notice from the Required Revolving Lenders by 11:00 a.m. (Local Time), two Business Days prior to the day of such Borrowing, that the Required Revolving Lenders cannot provide Loans in the requested Standard Currency, in which event the Administrative Agent will promptly give notice to the Applicable Borrower that the Borrowing in the requested Standard Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Revolving Lenders.

                         (ii) In the case of a proposed Borrowing of Special Currency Loans (other than with respect to the refunding of Swing Line Loan Loans which will be subject to Section 2.20), in the event that the applicable Qualified Offshore Lender gives notice to the Administrative Agent not later than 11:00 a.m. (Local Time) one Business Day prior to the proposed Borrowing Date that it is unable to fund such Special Currency Loans at a reasonable cost to it, such Qualified Offshore Lender shall be under no obligation to make Special Currency Loans in the requested Special Currency as part of such Borrowing; provided, however, that in the event the Administrative Agent has received notice from each applicable Qualified Offshore Lenders by 11:00 a.m. (Local Time), two Business Days prior to the day of such Borrowing, that it cannot provide Loans in the requested Special Currency, the Administrative Agent will promptly give notice to the Applicable Borrower that the Borrowing in the requested Special Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Revolving Lenders.

                         (iii) If the Administrative Agent shall have so notified the Applicable Borrower that, pursuant to any such notice from the Required Revolving Lenders or the Qualified Offshore Lenders, as applicable, any such Borrowing in a requested Offshore Currency is not then available, such Borrower may, by notice to the Administrative Agent not later than, 11:00 a.m. (Local Time) on the Business Day prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If the Applicable Borrower does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Lender.

                         (iv) If the Applicable Borrower does not so withdraw such Notice of Borrowing, the Administrative Agent will promptly so notify each Lender and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of ABR Loans in an aggregate amount equal to the Dollar Equivalent of the amount of the originally requested Borrowing in the Notice of Borrowing (however, not in excess of the aggregate Revolving Commitments of all Revolving Lenders at such time); and in such notice by the

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     Administrative Agent to each Lender the Administrative Agent will state such aggregate amount of such Borrowing in U.S. Dollars and such Lender's Pro Rata Share thereof.

     (c)  Intentionally Omitted.

     (d) The Lenders shall be under no obligation to continue Standard Currency Loans if the Administrative Agent has received notice from the Required Revolving Lenders by 10:00 a.m. (New York time), three Business Days prior to the day of such continuation, that such Lenders cannot continue to provide Loans in the relevant Offshore Currency, in which event the Administrative Agent will promptly give notice to the Applicable Borrower that the continuation of such Standard Currency Loans in the relevant Offshore Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Lenders. No Qualified Offshore Lender shall have an obligation to continue any Special Currency Loan if it cannot continue to provide such Loans in the relevant Special Currency, in which case, such Qualified Offshore Lender will promptly give notice to the Applicable Borrower and the Administrative Agent that the continuation of such Special Currency Loans is not then available. If the Administrative Agent, or with respect to Special Currency Loans, any Qualified Offshore Lender, shall have so notified the Applicable Borrower that, such continuation of Offshore Currency Revolving Loans is not then available, any Notice of Continuation/Conversion with respect thereto shall be deemed withdrawn and such Offshore Currency Revolving Loans shall be repaid on the last day of the Interest Period with respect to such Offshore Currency Revolving Loans.

     (e) Notwithstanding anything herein to the contrary and in addition to the rights of the Lenders pursuant to Section 2.12(c):

                    (i) during the existence of an Event of Default (other than an Event of Default under subsection 9.1(f) or (g)):

                       (A) upon the request of the Required Revolving Lenders,
                    all or any part of any outstanding Standard Currency Loans shall be redenominated and converted into ABR Loans with effect from the last day of the Interest Period with respect to such Standard Currency Loans;

                       (B) upon the request of any Qualified Offshore Lender
                    all or any part of any outstanding Special Currency Loans made by such Qualified Offshore Lender shall be redenominated and converted into ABR Loans with effect from the last day of the then effective Interest Period with respect to such Special Currency Loans; and

                    (ii) upon the occurrence of an Event of Default under subsection 9.1(f) or (g) each Standard Currency Loan and each Special Currency Loan shall automatically be redenominated and converted into ABR Loans with effect immediately prior to the effectiveness of such acceleration or Event of Default under subsection 9.1(f) or (g), without notice of any kind to the Borrowers which notice is hereby expressly waived by the Borrowers.

     (f) Subject to subsection 2.1(a), the Borrowers shall be entitled, in addition to requesting Revolving Loans in U.S. Dollars and Offshore Currencies as permitted by subsection 2.1(a), to request that Revolving Loans hereunder also be permitted to be made in any other lawful currency that in the opinion of the Administrative Agent is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into U.S. Dollars (an "Agreed Alternative Currency"). The Applicable Borrower shall deliver to the Administrative Agent any request for designation of an Agreed Alternative Currency not later than 11:00 a.m. (London, England time), at

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least ten Business Days in advance of the date of any Borrowing hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative Agent will promptly notify the Revolving Lenders thereof, and each Lender will use commercially reasonable efforts to respond to such request within two Business Days of receipt thereof. If the Administrative Agent has not received any response from a Revolving Lender by the end of the day four Business Days prior to the date of Borrowing to be made in such Agreed Alternative Currency, the Administrative Agent shall conclusively presume the assent of such Lender. Each Revolving Lender may grant or accept such request in its sole discretion. Acceptance of the request shall require the affirmative or deemed assent of all of the Revolving Lenders. The Administrative Agent will promptly notify the Applicable Borrower of the acceptance or rejection of any such request. After an Agreed Alternative Currency has been designated pursuant to this subsection 2.5(f), such Agreed Alternative Currency shall be included within the definition of "Standard Currency" or "Special Currency", as reasonably determined by the Administrative Agent and the provisions herein relating to Standard Currency Loans or Special Currency Loans, as the case may be, shall be applicable thereto.

          2.6. Bankers' Acceptances.

          (a) Subject to the terms and conditions hereof, and subject to compliance with the provisions of Section 2.3, on any Business Day, Greif Canada may borrow loans in Canadian Dollars from the Canadian Lenders (in an aggregate Dollar Equivalent principal amount at any time outstanding for all Canadian Loans by such Lender not to exceed such Canadian Lender's Qualified Offshore Commitment for Canadian Dollar Loans) by way of Acceptances, provided, however, that:

               (i) each Canadian Lender shall have received a Bankers' Acceptance or Bankers' Acceptances in the aggregate principal amount of such borrowing from Greif Canada in due and proper form duly completed and executed by Greif Canada and presented for acceptance to such Canadian Lender prior to 10:00 a.m. (Local Time) two Business Days prior to the date for such borrowing, together with such other customary document or documents as such Canadian Lender may reasonably require (including the execution by Greif Canada of such Canadian Lender's usual form of bankers' acceptances) and the Acceptance Fee shall have been paid to such Canadian Lender at or prior to such time;

               (ii) each Bankers' Acceptance shall be stated to mature on a Business Day (no later than the Revolving Loan Maturity Date) which is 30, 60, 90 or 180 days from the date of its acceptance;

               (iii) each Bankers' Acceptance shall have a face amount of C$100,000 or a whole multiple thereof and shall be in form satisfactory to such Canadian Lender;

               (iv) each Bankers' Acceptance shall be stated to mature on a Business Day in such a way that no Canadian Lender will be required to incur any costs for the redeployment of funds as a consequence of any repayment required during any period for which such Bankers' Acceptance is outstanding;

               (v)   no days of grace shall be permitted on any Bankers'
     Acceptance;

               (vi) the aggregate face amount of the Bankers' Acceptances to be accepted by a Canadian Lender shall be determined by the Administrative Agent by reference to the respective relevant Revolving Commitments of such Canadian Lender, except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Canadian Lender would not be C$100,000 or a whole multiple thereof, such face amount shall be increased or

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

     reduced by the Administrative Agent in its sole discretion to C$100,000 or the nearest whole multiple of that amount, as appropriate; and

               (vii) at no time shall any Canadian Lender be obligated to make a BA Rate Loan:

                    (A) in excess of such Lender's Pro Rata Share of the
               Aggregate Available Revolving Credit;

                    (B) in excess of such Lender's Pro Rata Share of the
               Available Offshore Currency Credit;

                    (C) such that after giving effect thereto, such Lender's
               Qualified Offshore Outstanding with respect to Greif Canada would exceed such Lender's Qualified Offshore Commitment in respect of Greif Canada or such Lender's Swing Line Commitment in respect of Greif Canada;

                    (D) such that after giving effect thereto, the Dollar
               Equivalent of (1) the Aggregate Offshore Currency Outstanding would exceed the Offshore Currency Sublimit; or (2) the Aggregate Foreign Borrower Credit would exceed the Foreign Borrower Sublimit in effect at such time.

          (b) Greif Canada acknowledges, agrees and confirms that each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any Banker's Acceptance accepted and purchased by it hereunder; that the records of such Canadian Lender in respect of payment of any BA Rate Loan by such Canadian Lender shall be binding on Greif Canada and shall, subject to the provisions of Section 7.18, be conclusive evidence (in the absence of manifest error) of a BA Rate Loan to Greif Canada and of an amount owing by Grief Canada to such Canadian Lender.

          (c) In the event a Canadian Lender is unable or, in its sole discretion, shall have determined that by reason of circumstances arising after the Effective Date and affecting the market for Bankers' Acceptances, that it is unwilling, to accept Bankers' Acceptances, such Canadian Lender shall have the right at the time of accepting drafts to require Greif Canada to accept a Loan denominated in Canadian Dollars that bears interest at the BA Rate plus the Applicable Margin from such Canadian Lender in lieu of the issue and acceptance of a Bankers' Acceptance requested by Greif Canada (a "BA Equivalent Loan") to be accepted so that there shall be outstanding while the Bankers' Acceptances are outstanding BA Equivalent Loans from such Canadian Lender as contemplated herein. The principal amount of each BA Equivalent Loan shall be that amount which, when added to the amount of interest (calculated at the BA Rate plus the Applicable Margin) which will accrue during the applicable BA Interest Period, equals, at maturity, the face amount of the drafts which would have been accepted by such Canadian Lender had it accepted Bankers' Acceptances. On the relevant date of the borrowing Greif Canada shall pay to the Administrative Agent a fee equal to the Acceptance Fee which would have been payable to such Canadian Lender if it were a Canadian Lender accepting drafts having a term to maturity equal to the applicable BA Interest Period and an aggregate face amount equal to the sum of the principal amount of the BA Equivalent Loan and the interest payable thereon by Greif Canada for the applicable BA Interest Period. The provisions of this Agreement dealing with Bankers' Acceptances shall, where relevant, apply, mutatis mutandis, to BA Equivalent Loans.

          (d) Each Bankers' Acceptance issued pursuant to this Agreement shall be purchased by the Canadian Lender accepting such Bankers' Acceptance for the Discounted Proceeds thereof. Concurrent with the acceptance of each Bankers' Acceptance, such Canadian Lender shall make available

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

to the Administrative Agent the Discounted Proceeds thereof for disbursement to Greif Canada in accordance with the terms hereof. On any date on which both new Bankers' Acceptances are being purchased and existing Bankers' Acceptances are maturing, Greif Canada hereby authorizes the applicable Canadian Lender and the Administrative Agent to net all amounts payable on such date by such Canadian Lender to the Administrative Agent for the account of Greif Canada, against all amounts payable on such date by Greif Canada to such Canadian Lender in accordance with the Administrative Agent's calculations. In each case, upon receipt of such Discounted Proceeds from such Lender and upon fulfillment of the applicable conditions set forth herein, the Administrative Agent shall make such funds available to Greif Canada in accordance with this Agreement. Upon each issue of Bankers' Acceptances as a result of the conversion of outstanding loans made at the Overnight Rate into Bankers' Acceptances, Greif Canada shall, concurrently with the conversion, pay in advance to the Administrative Agent on behalf of the Canadian Lenders, the amount by which the face value of such Bankers' Acceptances exceeds the Discounted Proceeds of such Bankers' Acceptances, to be applied against the principal amount of the loans made at the Overnight Rate being so converted. Greif Canada shall at the same time pay to the Administrative Agent the applicable Acceptance Fee.

          (e) To enable the Lenders to make Canadian Revolving Credit Outstandings in the manner specified in this Section 2.6, Greif Canada shall, in accordance with the request of each Canadian Lender either (i) provide a power of attorney to complete, sign, endorse and issue Bankers' Acceptances, in such form as such Canadian Lender may require; or (ii) supply such Canadian Lender with such number of uncompleted drafts as such Canadian Lender may reasonably request, duly endorsed and executed on behalf of Greif Canada. The signature of any officer of Greif Canada on a draft may be mechanically reproduced and Bankers' Acceptances bearing facsimile signatures shall be binding upon Greif Canada as if they had been manually signed. Even if the individuals whose manual or facsimile signature appears on any Bankers' Acceptance no longer hold office at the date of signature, at the date of its acceptance by a Canadian Lender or at any time after such date, any Bankers' Acceptance so signed shall be valid and binding upon Greif Canada. Each Canadian Lender shall exercise such care in the custody and safekeeping of such uncompleted drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Lender will, upon request by Greif Canada, promptly advise Greif Canada of the number and designations, if any, of the uncompleted drafts then held by it.

          (f) Greif Canada agrees to pay to each Canadian Lender on the maturity date of each Bankers' Acceptance issued by it, an amount equal to the face amount of all Bankers' Acceptances accepted by such Canadian Lender maturing on that day (notwithstanding that a Canadian Lender may be the holder thereof at maturity) and all reasonable expenses paid or incurred by such Canadian Lender, relative thereto. Unless Greif Canada shall have made such payment to the Canadian Lenders, on such day and upon each such maturity date of each Bankers' Acceptance, the Administrative Agent shall be deemed to have disbursed to Greif Canada, and Greif Canada shall be deemed to have elected to satisfy its reimbursement and payment obligation by, a Borrowing from the Canadian Lenders in Canadian Dollars bearing interest at the applicable Overnight Rate for the account of the Canadian Lenders in an amount equal to the face value of each such Bankers' Acceptance then maturing. Such Borrowing shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Section 5.2 and, to the extent of the Borrowing so disbursed, the reimbursement and payment obligation of Greif Canada under this Section 2.6(f) shall be deemed satisfied; provided, however, that nothing in this Section 2.6 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

          (g) The reimbursement and other payment obligations of Greif Canada under this Section 2.6 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Borrowers to the Lenders hereunder shall have been satisfied, and such obligations

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

of Greif Canada shall not be affected, modified or impaired upon the happening of any event, including any of the following, whether or not with notice to, or the consent of, any Borrower:

               (i) Any lack of validity or enforceability of any Acceptance or to any transaction related in any way thereto (such Acceptance and any documents evidencing such transaction, the "BA Documents");

               (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the BA Documents;

               (iii) The existence of any claim, setoff, defense or other right which the U.S. Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of any Acceptance (or any Persons or entities for whom any such beneficiary, transferee or holder may be acting), the Administrative Agent, any Canadian Lender or any other Person or entity, whether in connection with any of the BA Documents, the transactions contemplated herein or therein or any unrelated transactions;

               (iv) Any draft or other statement or document presented under any Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) Any failure, omission, delay or lack on the part of the Administrative Agent, any Canadian Lender or any party to any of the BA Documents to enforce, assert or exercise any right, power or remedy conferred upon the Administrative Agent, any Canadian Lender or any such party under this Agreement or any of the BA Documents, or any other acts or omissions on the part of the Administrative Agent, any Canadian Lender or any such party;

               (vi) Any defense based on the lack of presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of any Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Acceptance being held, at the maturity thereof, by such Canadian Lender in its own right; and

               (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of any Company from the performance or observance of any obligation, covenant or agreement contained in this Section 2.6.

          (h) No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary or holder of any Acceptance shall be available hereunder to any Borrower against the Administrative Agent or any Canadian Lender.

          (i) If, by reason of circumstances affecting the Canadian money market generally, there is no market for Bankers' Acceptances (i) the right of Greif Canada to request a BA Rate Loan shall be suspended until the circumstances causing a suspension no longer exist, and (ii) any request for a BA Rate Loan which is outstanding shall be deemed to be a Notice of Borrowing requesting a Loan at the Overnight Rate in Canadian Dollars of equivalent principal amount and with a term equal to the BA Interest Period requested by Greif Canada.

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

     2.7. Refundings/Participations for Qualified Offshore Loans.

(a)  Refunding of Qualified Offshore Loans.

          (i) At any time after the occurrence of, and during the continuance of, an Event of Default (other than an Event of Default under subsection 9.1(f) or (g)), any Qualified Offshore Lender may, at any time in its sole and absolute discretion, on behalf of the Applicable Borrower, with respect to any Qualified Offshore Loan made by it (and each Borrower hereby irrevocably directs any Qualified Offshore Lender to act on its behalf), by written notice, require each other Revolving Lender that did not fund the applicable Qualified Offshore Loans to make a Revolving Loan as an ABR Loan to the Applicable Borrower in an amount equal to such Revolving Lender's Pro Rata Share of the Dollar Equivalent of the principal amount of the Qualified Offshore Loans owed to such Qualified Offshore Lender as specified in such notice.

          (ii) Unless any of the events described in subsection 9.1(f) or (g) shall have occurred (in which event the procedures of clause (b) shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied or the aggregate amount of such Revolving Loans is not in the minimum or integral amount otherwise required hereunder, each Revolving Lender shall make the proceeds of its Revolving Loan available to the Administrative Agent for the account of such Qualified Offshore Lender at the office in Same Day Funds and in the requested currency by 10:00 a.m. (Local Time), in each case on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Qualified Offshore Loans of the applicable Qualified Offshore Lender specified in the notice given pursuant to clause (i) above.

     (b)  Participations in Qualified Offshore Loans.

          (i) If an event described in subsection 9.1(f) or (g) occurs each Revolving Lender that is not a Qualified Offshore Lender shall, upon notice from the Administrative Agent, purchase from the applicable Qualified Offshore Lender (and the Qualified Offshore Lender will sell to each such Revolving Lender) an undivided participation interest in all outstanding Qualified Offshore Loans in an amount equal to the Dollar Equivalent of its Pro Rata Share of the outstanding principal amount of the Qualified Offshore Loans of such Qualified Offshore Lender (and each Revolving Lender will immediately transfer to the Administrative Agent, for the account of the applicable Qualified Offshore Lender, in Same Day Funds, the amount of its participation as if it were refunding such Qualified Offshore Loans pursuant to clause (a).

          (ii) Whenever, at any time after the Qualified Offshore Lender has received payment for any Revolving Lender's participation interest in the Qualified Offshore Loans pursuant to clause (i) above, the Qualified Offshore Lender receives any payment on account thereof, such Qualified Offshore Lender will distribute to the Administrative Agent for the account of such Revolving Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participation interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Qualified Offshore Lender is required to be returned, such Revolving Lender will return to the Administrative Agent for the account of the Qualified Offshore Lender any portion thereof previously distributed by the Qualified Offshore Lender to it in like funds as such payment is required to be returned by the Qualified Offshore Lender.

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

          (c) Obligations Unconditional. Each Revolving Lender's obligation to make Revolving Loans and/or to purchase participation interests in Qualified Offshore Loans pursuant to this Section 2.7 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (other than Section 2.1(a)), including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against any Qualified Offshore Lender, any Loan Party or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Loan Party or any other Person;
(iv) any breach of this Agreement by any Loan Party or any other Revolving Lender; (v) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any Qualified Offshore Loan is to be refunded or any participation interest therein is to be purchased; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          2.8. Reduction or Termination of Commitments. (a) The Borrowers may, upon not less than five Business Days' prior notice to the Administrative Agent terminate or permanently reduce:

          (i) the Commitments in any Facility by an aggregate amount equal to the Dollar Equivalent of U.S. $1,000,000 or a higher integral multiple of U.S. $1,000,000; unless, in the case of the Revolving Facility, after giving effect thereto and to any prepayments of the Revolving Loans and BA Rate Loans made on the effective date of such termination or reduction, (A) the Aggregate Outstanding Revolving Credit would exceed the aggregate Revolving Commitments then in effect, (B) the Aggregate Offshore Currency Outstanding would exceed the Offshore Currency Sublimit then in effect, (C) the Aggregate Foreign Borrower Credit would exceed the Foreign Borrower Sublimit then in effect, or (D) the then outstanding amount of all Qualified Offshore Loans (funded pursuant to any Commitment to be reduced) would exceed the applicable Qualified Offshore Commitment then in effect;

          (ii) the Swing Line Commitment; unless, after giving effect thereto and to any prepayment of the Swing Line Loans made on the effective date of such termination or reduction, the then outstanding amount of all Swing Line Loans would exceed the Available Swing Line Credit then in effect; or

          (iii) the Offshore Currency Sublimit unless after giving effect thereto and to any repayment or prepayment of the Aggregate Offshore Currency Outstanding made on the effective date of such termination or reduction, the Aggregate Offshore Currency Outstanding would exceed the Offshore Currency Sublimit.

          (b) Any reduction or termination of the Revolving Commitment will also reduce each of the Swing Line Commitments, the Offshore Currency Sublimit, and each Qualified Offshore Commitment by the same percentage that the Revolving Commitments were reduced.

          (c) The aggregate amount of the Revolving Commitments shall be automatically and permanently terminated on the Revolving Loan Maturity Date.

          (d) Once reduced in accordance with this Section, no Commitment or Offshore Currency Sublimit may be increased or reinstated. All reductions in the Commitments and any sublimits will reduce each Lender's Commitments in accordance with such Lenders Pro Rata Share thereof. All accrued Commitment Fees and accrued but unpaid interest in respect of any Facility to, but not including, the effective date of any reduction or termination of Commitments in such Facility shall be paid on the effective date of such reduction or termination.

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               2.9. Prepayments and Mandatory Commitment Reductions.

               (a) Taking or Destruction. Within five Business Days after the date on which the applicable Company receives Net Cash Proceeds from any Taking or Destruction or the applicable Company receives notice of collection by the Administrative Agent of the applicable Net Cash Proceeds from any Taking or Destruction delivered to it as loss payee in accordance with the provisions of the applicable Security Document, a Dollar Equivalent amount equal to 100% of such Net Cash Proceeds shall be applied as set forth in subsection 2.9(g); provided, however, that:

                    (i) so long as no Event of Default or Unmatured Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that any of the Borrowers have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used to replace or restore (in accordance with the procedures of the applicable Security Document) any properties or assets in respect of which such proceeds were paid) and in the case of assets or properties that are not Collateral, reinvested in assets used or useful in the business of the Companies, within 360 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended),

                    (ii) to the extent that the property so Taken or the subject of Destruction constituted Collateral, (x) any and all replacement or restored property and assets shall constitute Collateral and shall be made subject to the Lien of the Security Documents, in accordance with the provisions of Section 7.15, and (y) such Net Cash Proceeds shall be deposited and maintained in the Collateral Account and applied in the manner contemplated in the applicable Security Documents, and

                    (iii) if all or any portion of such Net Cash Proceeds not so applied pursuant to clause (i) is not so used within such 360-day period, such remaining portion shall be applied on the last day of such period (or the next preceding Business Day if such last day is not a Business Day) as set forth in subsection 2.9(g); the Borrowers hereby covenant and agree that they shall not, and shall not cause or permit any Subsidiary to, reinvest any such Net Cash Proceeds other than as stated in such Officers' Certificate.

               (b) Excess Cash Flow. Within 90 days after the end of each Fiscal Year, a Dollar Equivalent amount equal to 50% of Excess Cash Flow for such Fiscal Year shall be applied as set forth in subsection 2.9(g), unless the Total Leverage Ratio as of the last day of the Fiscal Year is less than 2.00 to 1.00.

               (c) Asset Sales. Within five Business Days after the receipt by any Company of Net Cash Proceeds, if any, from any Asset Sale permitted by subsection 8.2(a) (x), (xi), (xii), (xvi), and (xvii) or any Asset Sale not permitted by subsection 8.2, a Dollar Equivalent amount equal to 100% of such Net Cash Proceeds shall be applied as set forth in subsection 2.9(g); provided, however, (except with respect to Asset Sales not permitted by subsection 8.2), that so long as no Event of Default or Unmatured Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that the Borrowers have delivered an Officers' Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be reinvested in assets or property and setting forth the estimates of the proceeds to be so expended, which proceeds are to be reinvested as follows:

                    (i) If such Asset Sale is of Collateral, (A) such asset or property acquired by such reinvestment shall be U.S. Borrower Security Agreement Collateral, Domestic Security Agreement Collateral or Domestic Mortgaged Property, as the case may be, and shall be made

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

     subject to the Lien of the Domestic Security Documents, as the case may be, in accordance with Section 7.15 within 360 days following the date of such Asset Sale, and (B) any such Net Cash Proceeds shall be deposited and maintained in the Collateral Account and applied in the manner contemplated in the U.S. Borrower Guarantee and Security Agreement and Domestic Guarantee and Security Agreement.

                    (ii) If such Asset Sale is of Timber Lands, such reinvestment shall be limited solely to Timber Lands.

                    (iii) If such Assets Sale is neither of Collateral or Timber Lands, it shall be reinvested in assets used or useful in the business of the Companies.

In any event, if all or any portion of such Net Cash Proceeds are not used as described in such Officers' Certificate within such 360-day period, such remaining portion shall be applied on the last day of such period (or the next preceding Business Day if such last day is not a Business Day) as set forth in subsection 2.9(g); the Borrowers hereby covenant and agree that they shall not, and shall not cause or permit any Subsidiary to, reinvest any such Net Cash Proceeds other then as stated in such Officers' Certificate.

               (d) Debt Issuance. Concurrently with the receipt of any Net Cash Proceeds from the issuance or incurrence of any Indebtedness by any Company pursuant to subsection 8.5 (j), a Dollar Equivalent amount equal to 100% of such Net Cash Proceeds shall be applied as set forth in subsection 2.9(g) (it being understood that any issuance of any Indebtedness convertible into or exchangeable or exercisable for Equity Interests of U.S. Borrower shall be subject to this subsection 2.9(d) and not subsection 2.9(e) below).

               (e) Equity Issuance. Concurrently with the receipt of any Net Cash Proceeds from any capital contribution to U.S. Borrower or from the issuance or sale of any Equity Interests of U.S. Borrower or any other direct or indirect parent of U.S. Borrower (excluding an amount not to exceed an aggregate since the Effective Date of U.S. $30,000,000 of proceeds from any such issuance and excluding the proceeds of issuances under stock option or similar plans to officers, directors, management and employees), a Dollar Equivalent amount equal to 50% of such Net Cash Proceeds shall be applied as set forth in subsection 2.9(g) (it being understood that any issuance of any Indebtedness convertible into or exchangeable or exercisable for Equity Interests of U.S. Borrower shall not be subject to this subsection 2.9(e) but instead shall be subject to subsection 2.9(d) above).

               (f) Permitted Receivables Transaction. Notwithstanding the foregoing, concurrently with the receipt of Net Cash Proceeds from any Permitted Receivables Transaction, a Dollar Equivalent amount equal to 75% of such Net Cash Proceeds shall be applied as set forth in Section 2.9(h), provided, however, if an Event of Default or Unmatured Event of Default is then continuing, a Dollar Equivalent amount equal to 100% of such Net Cash Proceeds shall be applied as set forth in Section 2.9(h). The amounts required to be prepaid by this subsection 2.9(f) shall be applied pro rata among the Term Loans, the Revolving Loans and the BA Rate Loans (based on the Dollar Equivalent amount of the then outstanding Loans under each Facility) and to permanently reduce the Revolving Commitment by an amount equal to the Receivables Commitment Reduction Amount. As to the Term Loans, payments will be applied in the inverse order of maturity, to the remaining Amortization Payments as set forth in subsection 2.11. Subject to subsection 2.12(b), all prepayments of Loans shall be made together with all amounts of accrued and unpaid interest thereon and any amounts required by Section 4.4. All such payments shall be applied to interest and such Section 4.4 amounts before application to principal.

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

               (g) Allocation of Mandatory Prepayments. The amounts required to be prepaid by subsections (a)-(e) of this Section 2.9 shall first be applied to the Term Loans in the inverse order of maturity, to the remaining Amortization Payments as set forth in subsection of Section 2.11. Subject to subsection 2.12(b), all prepayments of Term Loans shall be made together with all accrued interest thereon and any amounts required by Section 4.4, and all such payments shall be applied to the payment of interest and such Section 4.4 amounts before application to principal. To the extent that the amount to be applied to the prepayment of Term Loans exceeds the aggregate amount of Term Loans then outstanding, the Revolving Loans and the BA Rate Loans shall be prepaid (on a pro rata basis) by the Dollar Equivalent amount of such excess without a concomitant reduction in the Revolving Commitment.

               (h)  Optional Prepayment.

                    (i) Subject to Section 4.4, any Applicable Borrower may, at any time or from time to time, ratably prepay, without premium or penalty, Loans under the Revolving Facility or under the Term Facility in whole or in part, and if in part, in an amount equal to the applicable Currency Threshold.

                    (ii) The Applicable Borrower shall deliver a notice of prepayment in accordance with Section 11.2 to be received by the Administrative Agent not later than (x) 11:00 a.m. (Local Time), three Business Days in advance of the prepayment date, if the Loans to be prepaid are Eurocurrency Rate Loans, and (y) 11:00 a.m. (Local Time), one Business Day prior to the prepayment date, if the Loans to be prepaid are ABR Loans or Loans made at the Overnight Rate (and in each case on not more than five Business Days' prior notice).

                    (iii) Such notice of prepayment shall specify (A) the date and amount of such prepayment, (B) whether such prepayment is of ABR Loans or Loans made at the Overnight Rate, Eurocurrency Rate Loans, or any combination thereof, (C) whether Revolving Loans and BA Rate Loans or Term Loans are being prepaid and (D) the Applicable Currency. Such notice shall not thereafter be revocable by the Applicable Borrower. The Administrative Agent will promptly notify each Lender thereof and of such Lender's Pro Rata Share of such prepayment. If such notice is given by any Applicable Borrower, such Applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.4.

                    (iv) Each such prepayment (if a prepayment of Term Loans) shall be applied in the inverse order of maturity to the remaining Amortization Payments set forth in subsection 2.11, subject, however, to clause (iii) of subsection 2.9(i).

               (i)  Allocation of Prepayments to Types of Loans.

                    (i) With respect to each prepayment of Loans pursuant to this Section 2.9, the Applicable Borrower may designate the Types of Loans which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made; provided, however, that: (A) Eurocurrency Rate Loans made pursuant to a specific Facility may be designated for prepayment only on the last day of an Interest Period applicable thereto unless the Applicable Borrower concurrently reimburses the Lenders in accordance with Section 4.4 hereof or; (B) if any prepayment of Eurocurrency Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Loan, such Borrowing shall be immediately converted into ABR Loans (and thus to U.S. Dollars); and (C) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, unless an Applicable Borrower shall have become obligated to make any payment pursuant to Section 4.1, in which case such Applicable Borrower may prepay the Loans held solely by the Lender or Lenders to which it is obligated to make such payment.

                    (ii) In the absence of a designation by the Applicable Borrower as described in the preceding clause (i), the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize funding losses owing under
     Section 4.4.

                    (iii) Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.9 shall be in excess of the amount of the ABR Loans and Loans made at the Overnight Rate at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans and Loans made at the Overnight Rate shall be immediately prepaid and, at the election of the Applicable Borrower, the balance of such required prepayment shall be either (A) deposited in the Collateral Account and applied to the prepayment of Eurocurrency Rate Loans on the last day of the then next-expiring Interest Period for Eurocurrency Rate Loans (with all interest accruing thereon for the account of U.S. Borrower (subject to the reasonable fees of the Administrative Agent relating to the administration of such account)), or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 4.4.

                    (iv) Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

              2.10. Currency Exchange Fluctuations. U.S. Borrower will implement and maintain internal controls to monitor the borrowings and repayments of Loans by the Loan Parties and the issuance of and drawings under Letters of Credit, with the object of preventing any request for a Credit Extension that would result in the Aggregate Outstanding Revolving Credit being in excess of the aggregate Revolving Commitments then in effect and promptly (but in any event within 5 Business Days) identifying and remedying any circumstance where, by reason of changes in exchange rates, the Aggregate Outstanding Revolving Credit exceeds the aggregate Revolving Commitments then in effect.

              2.11. Repayment. (a) U.S. Borrower shall repay the Term Loans on the Business Day immediately prior to the payment dates set forth below in the percentages of the aggregate outstanding principal amount thereof on the Effective Date set forth below:

              ===============================================================
               Payment Date                       Amortization Payment
              ---------------------------------------------------------------
               October 31, 2002                          .250%
              ---------------------------------------------------------------
               January 31, 2003                          .250%
              ---------------------------------------------------------------
               April 30, 2003                            .250%
              ---------------------------------------------------------------
               July 31, 2003                             .250%
              ---------------------------------------------------------------
               October 31, 2003                          .250%
              ---------------------------------------------------------------
               January 31, 2004                          .250%
              ---------------------------------------------------------------
               April 30, 2004                            .250%
              ---------------------------------------------------------------
               July 31, 2004                             .250%
              ---------------------------------------------------------------
               October 31, 2004                          .250%
              ================================================================

               ================================================================
               Payment Date                       Amortization Payment
               ----------------------------------------------------------------
               January 31, 2005                          .250%
               ----------------------------------------------------------------
               April 30, 2005                            .250%
               ----------------------------------------------------------------
               July 31, 2005                             .250%
               ----------------------------------------------------------------
               October 31, 2005                          .250%
               ----------------------------------------------------------------
               January 31, 2006                          .250%
               ----------------------------------------------------------------
               April 30, 2006                            .250%
               ----------------------------------------------------------------
               July 31, 2006                             .250%
               ----------------------------------------------------------------
               October 31, 2006                          .250%
               ----------------------------------------------------------------
               January 31, 2007                          .250%
               ----------------------------------------------------------------
               April 30, 2007                            .250%
               ----------------------------------------------------------------
               July 31, 2007                             .250%
               ----------------------------------------------------------------
               October 31, 2007                        11.875%
               ----------------------------------------------------------------
               January 31, 2008                        11.875%
               ----------------------------------------------------------------
               April 30, 2008                          11.875%
               ----------------------------------------------------------------
               July 31, 2008                           11.875%
               ----------------------------------------------------------------
               October 31, 2008                        11.875%
               ----------------------------------------------------------------
               January 31, 2009                        11.875%
               ----------------------------------------------------------------
               April 30, 2009                          11.875%
               ----------------------------------------------------------------
               August 23, 2009                         11.875%
               ================================================================

               (b) Each Amortization Payment as set forth above in subsection 2.11(a) shall be automatically adjusted upon application of any prepayment pursuant to Section 2.9.

               (c) In the event that the Aggregate Outstanding Revolving Credit exceeds the Revolving Commitments of all of the Revolving Lenders, the Borrowers shall immediately prepay the Revolving Loans and BA Rate Loans (on a pro rata basis) or L/C Borrowings (or Cash Collateralize any outstanding undrawn amounts of Letters of Credit) such amount to be applied, first, to Revolving Loans and BA Rate Loans outstanding (on a pro rata basis) , second, to L/C Borrowings, and third, to Cash Collateralize any outstanding undrawn amounts of Letters of Credit as specified in subsection 2.11(d).

               (d) In the event that the Borrowers shall be required pursuant to subsection 2.11(c) to Cash Collateralize outstanding undrawn amounts of Letters of Credit, the Borrowers shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount (which amount shall be held in the Collateral Account), which funds shall be retained by the Administrative Agent pursuant to the Collateral Account as collateral security in the first instance for the L/C Obligations until such time as all Letters of Credit shall have been terminated and all of the L/C Obligations paid in full.

               (e) All outstanding Revolving Loans and BA Rate Loans (including Swing Line Loans) shall be repaid in full on the Revolving Loan Maturity Date and all outstanding Term Loans shall be paid on the date of Term Loan Maturity.

               2.12. Interest. (a)

                     (i) Each Loan (other than any Swing Line Loan and any BA Rate Loan) shall, except as otherwise provided herein, bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the applicable Eurocurrency Rate, the Alternate Base Rate or the applicable Overnight Rate, as the case may be (and subject to the Applicable Borrower's right to convert to the other Type of Loans under Section 2.4), plus the Applicable Margin. Each BA Equivalent Loan shall bear interest at a rate per annum equal to the sum of the BA Rate as in effect from time to time plus the Applicable Margin. Notwithstanding the foregoing, Revolving Loans made in (A) Canadian Dollars shall only bear interest at the applicable Overnight Rate and (B) Revolving Loans made in Euros or GBP shall only bear interest at the applicable Eurocurrency Rate, in each case, plus the Applicable Margin.

                     (ii) Each Swing Line Loan shall bear interest at the rate set forth in Section 2.18.

                     (iii) In addition (but without duplication of any amounts payable pursuant to Article IV), in the case of any Loan made by a Lender either located in the UK or acting through a lending office located in the UK to any Borrower or any Lender that is otherwise required to comply with the reserve asset, liquidity, cash margin or other like requirements imposed by the Bank of England, the Financial Services Authority or the European Central Bank, the interest rate applicable to such Loan as determined in accordance with this Section 2.12 shall be increased by the percentage rate per annum as represents Mandatory Costs.

               (b) Interest on each Loan (other than any Swing Line Loan) shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans pursuant to Section 2.9 for the portion of the Loans so prepaid; provided, however, that in the event that any Term Loans that are ABR Loans are prepaid pursuant to Section 2.11, interest accrued on such Loans shall be payable on the next succeeding Interest Payment Date thereafter (or at final maturity, if earlier).

               (c) Notwithstanding subsections (a) and (b) of this Section 2.12, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Credit Document, is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Applicable Borrower agrees, to the extent permitted by applicable law, to compensate the Lenders for additional administrative and other costs they will thereafter incur and to pay interest on such unpaid principal or other amount from the date such amount becomes due until the date such amount is paid in full, after as well as before any entry of judgment thereon, payable on demand, at a rate per annum equal to (i) in the case of principal due in respect of any Loan prior to the end of an Interest Period applicable thereto, the interest rate otherwise applicable to such Loan, plus 2%, and (ii) in the case of any other amount, (x) if such amount is payable in U.S. Dollars, the Alternate Base Rate from time to time in effect, plus the Applicable Margin for ABR Loans, plus 2%, and (y) if such amount is payable in a currency other than U.S. Dollars, the Overnight Rate from time to time in effect, plus the Applicable Margin for Eurocurrency Rate Loans under the applicable Facility from time to time in effect, plus 2%

               (d) Anything herein to the contrary notwithstanding, the obligations of each Applicable Borrower to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event the Applicable Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

               (e) For the purposes of the Interest Act (Canada) and Canadian Revolving Credit Outstandings hereunder:

                     (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (A) the applicable rate based on a year of 360 days or 365 days, as the case may be, (B) multiplied by the actual number of days in the relevant calendar year, and (C) divided by 360 or 365 as the case may be;

                     (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and

                     (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

               (f) Notwithstanding any other provisions of this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 ("Section 347") of the Criminal Code, Revised Statutes of Canada, 1985, c.C-46, as the same shall be amended, replaced or re-enacted from time to time) payable to the Lenders under this Agreement exceed the effective annual rate of interest on the "credit advanced" (as defined in Section 347) hereunder lawfully permitted under
Section 347 and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in Section 347) is determined to be contrary to the provisions of Section 347, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Lenders and the Borrowers and the amount of such payment or collection shall be refunded by the Lenders to the Borrowers. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent for the account of the Borrowers will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

               2.13. Fees. In addition to certain fees described in Section 3.8:

               (a) Fee Letter. U.S. Borrower shall pay fees to each of the Agents as required by the letter agreement between each Agent and U.S. Borrower dated July 16, 2002 (the "Fee Letter"). All fees paid under the Fee Letter shall be paid solely in U.S. Dollars.

               (b) Commitment Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Lender a commitment fee computed at a rate per annum equal to the Applicable Commitment Fee Percentage on the average daily amount of such Lender's unused Revolving Commitment (the "Commitment Fee"), computed on a quarterly basis in arrears on the last Business Day of each calendar quarter. Such Commitment Fee shall accrue from the Effective Date to the Revolving Loan Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each Fiscal Quarter (commencing October 31, 2002) through the Revolving Loan Maturity Date. The Commitment Fee shall be paid solely in U.S. Dollars.

               (c) Qualified Offshore Lending Fees. The Borrowers shall pay to each Qualified Offshore Lender from time to time on demand its standard or otherwise reasonable processing fees, and other standard or otherwise reasonable costs and charges, of such Qualified Offshore Lender relating to the making of Qualified Offshore Loans on the terms hereunder.

               (d) Additional Fees. The Borrowers have agreed to pay to the Administrative Agent and the Arranger additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

               2.14. Computation of Fees, Interest and Dollar Equivalent Amount.
(a) All computations of the Commitment Fee and other fees shall be made on the basis of a year of 360 days and actual days elapsed. All computations of interest shall be made on the basis of a 365 or 366-day year, as applicable and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. If a Loan is repaid on the day on which it is made, one day's interest shall accrue at the rate per annum applicable thereto as determined in accordance with Section 2.12 and shall be payable in accordance with the terms hereof.

               (b) Each determination of an interest rate or a Dollar Equivalent amount by the Administrative Agent shall be conclusive and binding on each Applicable Borrower and the Lenders in the absence of manifest error. The Administrative Agent will, at the request of the Applicable Borrower or any Lender, deliver to the Borrowers or such Lender, as the case may be, a statement showing the calculations used by the Administrative Agent in determining any interest rate or Dollar Equivalent amount.

               2.15. Payments by Each Applicable Borrower. (a) All payments to be made by each Applicable Borrower shall be made without set-off, recoupment or counterclaim. Except with respect payments denominated in Australian Dollars or as otherwise expressly provided herein, all payments by each Applicable Borrower shall be made to the Administrative Agent for the account of the Lenders at the Agent's Payment Office. Payments denominated in Australian Dollars made by any Applicable Borrower shall be made directly to the applicable Qualified Offshore Lender (with written notice thereof to the Administrative Agent) at such Lender's payment office as advised by such Lender to the Applicable Borrower. Except as otherwise expressly provided herein, all payments by each Applicable Borrower (i) with respect to principal of, interest on, and any other amount relating to any Offshore Currency Revolving Loan or Swing Line Loans denominated in an Offshore Currency, shall be made in the Offshore Currency in which such Loan is denominated or payable, and (ii) with respect to all other amounts payable hereunder, shall be made in U.S. Dollars. Such payments shall be made in Same Day Funds and (x) in the case of Offshore Currency payments, no later than such time on the dates specified herein as may be determined by the Administrative Agent (and advised in writing to each Applicable Borrower) to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment, and (y) in the case of any U.S. Dollar payments, no later than 11:00 a.m. (New York City time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share of such payment received by it for the account of the Lenders in like funds as received. Any payment received by the Administrative Agent later than the time specified in clause (x) or (y) above, as applicable, shall be deemed to have been received on the following Business Day, and any applicable interest or fees shall continue to accrue.

               (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

               (c) Unless the Administrative Agent receives notice from an Applicable Borrower prior to the date on which any payment is due to the Lenders that such Applicable Borrower will not make such payment in full as and when required, the Administrative Agent may assume that such Applicable Borrower has made such payment in full to the Administrative Agent on such date in Same Day Funds, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent an Applicable Borrower has not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at (i) in the case of a payment in an Offshore Currency, the Overnight Rate, or (ii) in the case of a payment in U.S. Dollars, the U.S. Federal Funds Rate, in each case for each day from the date such amount is distributed to such Lender until the date repaid.

               2.16. Payments by the Lenders to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Lender on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent for the account of the Applicable Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent in Same Day Funds on the Borrowing Date, and the Administrative Agent may (but shall not be required to), in reliance upon such assumption, make available to the Applicable Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Administrative Agent in Same Day Funds and the Administrative Agent in such circumstances has made available to the Applicable Borrower such amount, such Lender shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at (i) in the case of a payment in an Offshore Currency, the Overnight Rate, and (ii) in the case of a payment in U.S. Dollars, at the U.S. Federal Funds Rate, in each case for each day during such period. A notice of the Administrative Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Applicable Borrower of such failure to fund and, upon demand by the Administrative Agent, the Applicable Borrower shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

               (b) The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of its obligation hereunder (if any) to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

               2.17. Adjustments. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations then due and owing to it (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 9.1(f) or (g), or otherwise (except pursuant to Article IV)), in a greater proportion than any such payment received by any other Lender, if any, in respect of the Obligations then due and owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders an interest (by participation or assignment (each in accordance with Section 11.8)) in such portion of each such other Lender's Obligations owing to it, as shall be necessary to cause such Benefited Lender to share the excess payment ratably (based upon Dollar Equivalent amounts) with each of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price returned, to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation in any such Loan or L/C Obligation, as the case may be, so purchased and any other subsequent holder of a participation in any Loan or L/C Obligation otherwise acquired may exercise any and all rights of set-off (in all events subject to Section 11.10) with respect to any and all monies owing by such Borrower to that holder as fully as if that holder were a holder of such a Loan or L/C Obligation in the amount of the participation held by that holder.

               2.18. Swing Line.

               (a) Subject to the terms and conditions of this Agreement, each Swing Line Lender severally agrees to make loans in U.S. Dollars and the Offshore Currencies to each of the Borrowers as set forth beside such Swing Line Lender's name on Schedule 2.18, on a revolving basis (each such loan, a "Swing Line Loan") from time to time on any Business Day during the period from the Effective Date to the Revolving Loan Maturity Date in an aggregate principal amount at any one time outstanding not to exceed such Swing Line Lender's Swing Line Commitment with respect to such Borrower and such currency; provided, however, that no Swing Line Lender shall make any Swing Line Loan to the extent that, after giving effect to such Swing Line Loan:

                     (i) the Aggregate Outstanding Revolving Credit would exceed the Revolving Credit Commitments in effect at such time,

                     (ii) the Aggregate Offshore Currency Outstanding would exceed the Offshore Currency Sublimit in effect at such time,

                     (iii) the Aggregate Foreign Borrower Credit would exceed the Foreign Borrower Sublimit in effect at such time,

                     (iv) the Swing Line Outstanding would exceed the lesser of $75,000,000 and the aggregate Swing Line Commitments in effect at such time,

                     (v) such Swing Line Lender's Pro Rata Share of the Aggregate Outstanding Revolving Credit would exceed its Revolving Credit Commitments, or

                     (vi) such Lender's Qualified Offshore Outstandings with respect to such Borrower (or Borrowers, as the case may be) would exceed such Lender's Swing Line Commitment with respect to such Borrower (or Borrowers, as the case may be).

               (b) All Swing Line Loans (i) denominated in U.S. Dollars shall bear interest at (x) the Alternate Base Rate plus the then Applicable Margin or
(y) such lower rate as the applicable Swing Line Lender may agree and (ii) denominated in any Offshore Currency shall bear interest at (x) the Overnight Rate plus the then Applicable Margin or (y) such lower rate as the applicable Swing Line Lender may agree.

               (c) Swing Line Loans may be repaid at any time (upon such prior written notice as required by the applicable Swing Lender) to the applicable Swing Line Lender and Administrative Agent, in each case subject to the payment by the Applicable Borrower of any amounts due and owing pursuant to Section 4.4. All Swing Line Loans shall be due and payable on the Revolving Loan Maturity Date unless earlier repaid or converted pursuant to the terms hereof. All Swing Line Loans shall be due and payable in the same currency as such Swing Line Loan was made subject to clause (e) below. Subject to clause (a) of this Section 2.18, amounts of Swing Line Loans repaid may be reborrowed under this Section. Payments made by any Applicable Borrower shall be made directly to the applicable Swing Line Lender (with written notice thereof to the Administrative Agent) at such Swing Line Lender's payment office as advised by such Swing Line Lender to the Applicable Borrower.

               (d) The Dollar Equivalent amount of any Swing Line Loans denominated in an Offshore Currency will be determined by the Administrative Agent on the date of determination in accordance with the provisions of this Agreement for calculating the same.

               (e) Notwithstanding anything herein to the contrary and in addition to the rights of the Lenders pursuant to Section 2.12(c):

                     (i) during the existence of an Event of Default (other than an Event of Default under subsection 9.1(f) or (g)), upon the written request of any Swing Line Lender to the Administrative Agent and the Borrowers all or any part of any outstanding Swing Line Loans made by such Swing Line Lender and denominated in an Offshore Currency shall be redenominated and converted into ABR Loans (and shall thereafter bear interest at a rate equal to the Alternate Base Rate plus the Applicable Margin) effective upon the same Business Day as the applicable Swing Line Lender makes such request and with respect to such Swing Line Loans specified in such notice; and

                     (ii) upon the occurrence of an Event of Default under subsection 9.1(f) or (g) each Swing Line Loan denominated in an Offshore Currency shall automatically be redenominated and converted into ABR Loans (and shall thereafter bear interest at a rate equal to the Alternate Base Rate plus the Applicable Margin) with effect immediately prior to the Event of Default under subsection 9.1(f) or (g), without notice of any kind to the Borrowers which notice is hereby expressly waived by the Borrowers.

               2.19. Swing Line Borrowing Procedures.

               (a) In order to request a Swing Line Loan, the Applicable Borrower shall telecopy (or forward by electronic mail or similar means) to the applicable Swing Line Lender and to the Administrative Agent a duly completed request setting forth the requested amount (the Dollar Equivalent of which shall be not less than $500,000) and date of the Swing Line Loan (a "Swing Line Loan Request"), to be received by such Swing Line Lender and the Administrative Agent not later than 1:00 p.m. (Local Time other than in the case of Swing Line Loans in Euros or GBP in respect of which notice shall be given by 1:00pm London time) on the day of any proposed borrowing. The Administrative Agent shall promptly confirm with the applicable Swing Line Lender the details and availability of the requested Swing Line Loan and the Aggregate Available Revolving Credit. Other than with respect to any borrowing that is provided for by any applicable Swing Line Reserve then in effect, the Swing Line Lender shall not make any such Swing Line Loan until it receives such confirmation from the Administrative Agent. Subject to the terms of this Agreement, the Swing Line Lender may make a Swing Line Loan available to the Applicable Borrower on the date specified in the foregoing notice. The Swing Line Lender shall not make any Swing Line Loan in the period commencing on the first Business Day after it receives written notice from the Administrative Agent or any Revolving Credit Lender that one or more of the conditions precedent contained in Article V shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Line Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Article V have been satisfied in connection with the making of any Swing Line Loan.

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               (b)   Each Swing Line Lender shall notify the Administrative
Agent in writing (which writing may be a telecopy or electronic mail) weekly, by no later than 10:00 a.m. (New York time) on the first Business Day of each week, of the aggregate principal amount of its Swing Line Loans then outstanding.

               (c) At least once during each three month period (but not more frequently than once each month), the U.S. Borrower shall notify the Administrative Agent and each Swing Line Lender in writing (which writing may be a telecopy or electronic mail) (the "Swing Line Reserve Notice") of the aggregate principal amount of the Revolving Commitments which are to be reserved for the making of Swing Line Loans. The Swing Line Reserve Notice shall set forth such information with respect to each Swing Line Commitment of each Swing Line Lender. The U.S. Borrower may withdraw all or a portion of the Swing Line Reserve Notice at any time upon 2 Business Days written notice to the Administrative Agent and the applicable Swing Line Lender.

               2.20. Refunding of Swing Line Loans.

               (a)   Subject to Section 2.1(a);

                     (i) Any Swing Line Lender may, solely in respect of Swing Line Loans made in U.S. Dollars or a Standard Currency, at any time in its sole and absolute discretion, on behalf of the Applicable Borrower, with respect to any Swing Line Loan (and each Borrower hereby irrevocably directs any Swing Line Lender to act on its behalf), by written notice, require each Revolving Lender to make a Revolving Loan to the Applicable Borrower in the Applicable Currency in which such Swing Line Loan was made, in each case, in an amount equal to such Revolving Lender's Pro Rata Share of the principal amount of the Swing Line Loans owed to such Swing Line Lender as specified in such notice.

                     (ii) At any time after the occurrence of, and during the continuance of, an Event of Default (other than an Event of Default under subsection 9.1(f) or (g)), any Swing Line Lender may, in its sole and absolute discretion, on behalf of the Applicable Borrower, with respect to any Swing Line Loan (and each Borrower hereby irrevocably directs any Swing Line Lender to act on its behalf), by written notice, require each Revolving Lender to make an ABR Loan to the Applicable Borrower, in each case, in an amount equal to such Revolving Lender's Pro Rata Share of the Dollar Equivalent of the principal amount of the Swing Line Loans owed to such Swing Line Lender as specified in such notice.

               (b)   Unless any of the events described in subsection 9.1(f) or
(g) shall have occurred (in which event the procedures of Section 2.21 shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied or the aggregate amount of such Revolving Loans is not in the minimum or integral amount otherwise required hereunder, each Revolving Lender shall make the proceeds of its Revolving Loan available to the Administrative Agent for the account of such Swing Line Lender at the office in Same Day Funds and in the requested currency by 10:00 a.m. (Local Time), in each case on the Business Day next succeeding the date such notice is given unless, in the case of an Offshore Currency Revolving Loan, the Revolving Lender gives notice to the Administrative Agent on the day such notice is given that it is unable to fund Offshore Currency Revolving Loans at a reasonable cost to it, in which case such Lender shall make its Pro Rata Share of such Revolving Loan as an ABR Loan in the Dollar Equivalent amount of the amount it would otherwise would have made in such Offshore Currency. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swing Line Loans of the applicable Swing Line Lender.

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               2.21. Participations in Swing Line Loans. (a) If an event
described in subsection 9.1(f) or (g) occurs (or for any reason the Revolving Lenders may not or do not make Revolving Loans pursuant to Section 2.20), each Revolving Lender shall, upon notice from the Administrative Agent, purchase from the applicable Swing Line Lender (and the Swing Line Lender will sell to each such Revolving Lender) an undivided participation interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the Dollar Equivalent of the outstanding principal amount of the Swing Line Loans of such Swing Line Lender (and each Revolving Lender will immediately transfer to the Administrative Agent, for the account of the applicable Swing Line Lender, in Same Day Funds, the amount of its participation as if it were refunding such Swing Line Loans pursuant to Section 2.20).

               (a) Whenever, at any time after the Swing Line Lender has received payment for any Revolving Lender's participation interest in the Swing Line Loans pursuant to clause (a) above, the Swing Line Lender receives any payment on account thereof, such Swing Line Lender will distribute to the Administrative Agent for the account of such Revolving Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participation interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Lender will return to the Administrative Agent for the account of the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

               2.22. Swing Line Participation Obligations Unconditional. (a) Each Revolving Lender's obligation to make Revolving Loans pursuant to Section
2.20 and/or to purchase participation interests in Swing Line Loans pursuant to
Section 2.21 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (other than Section 2.1(a)), including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against any Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Loan Party or any other Person; (iv) any breach of this Agreement by any Loan Party or any other Revolving Lender; (v) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any Swing Line Loan is to be refunded or any participation interest therein is to be purchased; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

               2.23. Conditions to Swing Line Loans. Notwithstanding any other provision of this Agreement, no Swing Line Lender shall be obligated to make any Swing Line Loan if an Event of Default or Unmatured Event of Default exists or would result therefrom.

               2.24. Substitution of Lenders in Certain Circumstances. In the event that (x) S&P or Moody's shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent or (y) any Revolving Lender gives notice to the Administrative Agent that it is unable to make, convert or continue any Offshore Currency Revolving Loan pursuant to subsection 2.5(b) or (c) or Section 2.21, then each Applicable Borrower or the Administrative Agent shall each have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with a financial institution (a "Substitute Lender") acceptable to the Administrative Agent and provided no Unmatured Event of Default or Default is then continuing, acceptable to each Applicable Borrower (such consents not to be unreasonably withheld or delayed; provided, however, that no such consent shall be required if the Substitute Lender is an existing Lender), and upon any such downgrading of any Lender's long-term certificate of deposit rating or the giving of such notice, each such Lender hereby agrees to transfer and assign (in accordance with and subject to the restrictions contained in Section 11.8) its

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Commitments, Loans, Notes and other rights and obligations under this Agreement and all other Credit Documents to such Substitute Lender; provided, however, that (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans, and Notes being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Substitute Lender shall be in the amount of such Lender's Loans and its Pro Rata Share of outstanding L/C Obligations, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 4.1, 4.3 and 4.4, which shall be paid by each Applicable Borrower) owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement. Upon the effectiveness of such assignment, the Substitute Lender shall become a "Lender" hereunder for all purposes of this Agreement.

               2.25. Special Provisions Relating to Dollar Loans and Standard Currency Loans made to Greif Australia.

               (a) Each provision in this Section 2.25 relates only to Revolving Loans denominated in either U.S. Dollars, a Standard Currency, or, if so notified by the applicable Offshore Currency Lender to the Administrative Agent, Australian Dollars and in each case, made to Greif Australia.

               (b) Each Revolving Lender, Greif Australia and the Administrative Agent agree that on the Business Day specified in a Notice of Borrowing given in relation to a Borrowing of either Dollar Loans or Standard Currency Loans by Greif Australia:

                     (i) the provision by such Revolving Lender of its Pro Rata Share of a Borrowing by Greif Australia specified in such Notice of Borrowing will constitute a subscription for Australian Debentures to be issued by Greif Australia under this Agreement; and

                     (ii) Greif Australia will issue to each Revolving Lender, Australian Debentures having an aggregate principal amount outstanding equal to such Revolving Lender's Pro Rata Share of the Borrowing by Greif Australia requested in such Notice of Borrowing.

               (c) Each Australian Debenture is issued on the conditions set out in this Agreement by the Administrative Agent entering the Australian Debentures in the Australian Register.

               (d) No certificates will be issued in respect of Australian Debentures unless required by law.

               (e) Each entry in the Australian Register in respect of an Australian Debenture constitutes:

                     (i) an acknowledgment to the relevant Revolving Lender by Greif Australia of the indebtedness of Greif Australia under this Agreement;

                     (ii) an undertaking by Greif Australia to the relevant Revolving Lender to make all payments of principal and interest in respect of the Australian Debentures in accordance with the terms of the Australian Debentures and this Agreement; and

                     (iii) an entitlement to the other benefits given to the relevant Revolving Lender under this Agreement in respect of the Australian Debentures.

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               (f)   Entries in the Australian Register in relation to an
Australian Debenture constitute conclusive evidence (subject to the provisions of Section 7.18) that the person so entered is the absolute owner of the Australian Debenture subject to correction for fraud or error.

               (g) Upon a person acquiring title to any Australian Debenture by virtue of becoming registered as the owner of that Australian Debenture, all rights and entitlements arising by virtue of this Agreement in respect of that Australian Debenture vest absolutely in the registered owner of the Australian Debenture free of all equities. Any person who has previously been registered as the owner of the Australian Debenture does not have, and is not entitled to assert against Greif Australia or the Australian Registrar or the registered owner of the Australian Debenture for the time being and from time to time, any rights, benefits or entitlements in respect of the Australian Debenture.

               (h) Each Australian Debenture may only be transferred in whole and in accordance with Section 11.8.

               (i) An Australian Debenture is transferred when the details of the transfer are registered in the Australian Register.

               (j) The Australian Borrower appoints the Administrative Agent as the Australian Registrar of the Australian Debentures on the terms and conditions of this Agreement and the Administrative Agent, accepts that appointment.

               (k) The Australian Registrar agrees to establish and maintain the Australian Register as agent of Greif Australia in accordance with this Agreement.

               (l) The Australian Registrar must enter the following information in the Australian Register:

                     (i) the number of Australian Debentures held by an Revolving Lender; and

                     (ii)   the issue date of each Australian Debenture; and

                     (iii) the name and address of each Revolving Lender who is an initial holder of the Australian Debenture and each Revolving Lender to whom each Australian Debenture is subsequently transferred; and

                     (iv) the Revolving Loan Maturity Date for each Australian Debenture issued; and

                     (v) details of all transfers, assignments or substitutions (including date, amount and parties); and

                     (vi) each Revolving Lender's tax file number or exemption details (if provided); and

                     (vii) each date when interest is paid on each Australian Debenture; and

                     (viii) any other information which Greif Australia and the Australian Registrar consider necessary or desirable.

               (m) No notice of any trust or other interest in any Australian Debenture will be entered in the Australian Register. Greif Australia, the Administrative Agent and the Australian Registrar

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need not take notice of any other interest in, or claim to, an Australian
Debenture, except as ordered by a court of competent jurisdiction or required by law.

               (n)  The Australian Registrar agrees to:

                    (i) update the Australian Register when it is notified of any change in any of the details recorded in respect of an Revolving Lender under this Section 2.25; and

                    (ii) correct the Australian Register if it becomes aware that any details in the Australian Register are incorrect or incomplete.

               (o) Each Revolving Lender and Greif Australia may inspect the Australian Register on prior reasonable notice to the Australian Registrar.

               (p) If a Revolving Lender asks, the Australian Registrar agrees to provide to each Revolving Lender a certified extract of the information entered in the Register in relation to that Revolving Lender and the Australian Debentures held by it.

               (q) The Administrative Agent may not retire as Australian Registrar, and Greif Australia may not remove the Australian Registrar unless the Administrative Agent has retired, or been removed, and a successor Administrative Agent has been appointed in accordance with this Agreement. Upon appointment of the successor Administrative Agent:

                    (i)  the Australian Registrar is taken to have retired; and

                    (ii) the successor Administrative Agent is taken to have been appointed by the Australian Borrower as the successor Australian Registrar.

               (r) Greif Australia agrees to redeem each Australian Debenture issued under this Agreement on the Revolving Loan Maturity Date.

               (s) Greif Australia agrees to pay interest on each Australian Debenture issued in accordance with this Agreement.

               (t) Greif Australia agrees to make all payments under an Australian Debenture in accordance with this Agreement.

               (u) The Administrative Agent represents and warrants, severally and not jointly, as to itself that:

                    (i) on behalf of Greif Australia, it made offers or will make offers for the subscription of each issue of Australian Debentures and corresponding participations to at least 10 offerees, each of whom it reasonably believed, at the time of the offer, was carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets; and

                    (ii) it reasonably believed each offeree was not an Associate of any of the other offerees, the Lenders, the Syndication Agent, the Documentation Agent, the Administrative Agent for the Lenders or Greif Australia.

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               (v)   Greif Australia represents and warrants that none of the
offerees referred to above (as disclosed to it by the Lenders) was an Associate of Greif Australia and agrees to:

                     (i) upon request, provide the Administrative Agent with the name of each of its Associates; and

                     (ii) notify the Administrative Agent immediately if any proposed transferee of Australian Debentures or Revolving Lender disclosed to it is known or suspected by it to be an Associate of Greif Australia.

               (w)   Each Revolving Lender represents and warrants that:

                     (i) an offer to participate in a Borrowing by Greif Australia and to subscribe for the Australian Debentures in accordance with this agreement was made to it by the Administrative Agent on behalf of Greif Australia;

                     (ii) it was at the time of the offer, and will be at the time of issue to it of an Australian Debenture, carrying on a business of providing finance, or investing or dealing in securities, in the course of operating in financial markets;

                     (iii) except as disclosed to Greif Australia, it is not, and at the time it acquired an Australian Debenture it will not be, so far as it has actual knowledge, an Associate of any other person which was offered an Australian Debenture, any Agent or the Australian Borrower.

               (x) At the cost of Greif Australia, each Revolving Lender and the Administrative Agent for the Lenders will, so far as it is reasonably able to do so and as soon as reasonably practicable provide any other information as may reasonably be required by Greif Australia in order to ensure that the requirements of section 128F of the Tax Act are satisfied, provided that in no such circumstances shall a Revolving Lender or, the Administrative Agent be obliged to disclose any information which would be contrary to, or prohibited by, any relevant law, regulation or directive of confidentiality binding on such Revolving Lender or the Administrative Agent.

               2.26. Special Provisions Relating to Loans made to Foreign Holdco. The Parties agree that the draw down, repayment of funds and payment of interest and fees made by Foreign Holdco under this Agreement shall be made by Greif Spain Holdings, S.L., Bilbao, Sucursal en Suiza, a branch of Foreign Holdco established in Switzerland. Should funds be drawn by Foreign Holdco directly (and not by its Swiss branch), a financial operation number (numero de operacion financiera) from the Bank of Spain (Banco de Espana) shall first be obtained by Foreign Holdco prior to each draw down of funds, notwithstanding other notices to be made by Foreign Holdco to the Bank of Spain pursuant to Spanish law with respect to repayment of funds. The Obligations of Foreign Holdco hereunder or under any Credit Document shall be unaffected by the foregoing required payment process.

                                  ARTICLE III

                              THE LETTERS OF CREDIT

               3.1. The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein:

                     (i) each L/C Lender agrees, (A) from time to time on any Business Day during the period from the Effective Date to the Termination Date, to issue Letters of Credit

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     (including irrevocable standby letters of credit) for the account of the
     U.S. Borrower, RPIVL, Grief UK and Foreign Holdco (or, if a Letter of Credit is for the account of a Subsidiary, jointly for the account of the applicable Borrower and such Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor properly drawn drafts under the Letters of Credit, in each case in an aggregate Dollar Equivalent principal amount for all Letters of Credit issued by such Lender not to exceed such Lender's Letter of Credit Commitment for such currency; and

                    (ii) each L/C Lender that is a Qualified Offshore Lender agrees, (A) from time to time on any Business Day during the period from the Effective Date to the Termination Date, to issue Letters of Credit (including irrevocable standby letters of credit) for the account of the applicable Qualified Offshore Borrower (or, if a Letter of Credit is for the account of a Subsidiary, jointly for the account of the applicable Borrower and such Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor properly drawn drafts under the Letters of Credit, in each case in an aggregate Dollar Equivalent principal amount for all Letters of Credit issued by such Lender not to exceed such Lender's Letter of Credit Commitment for such currency.

                    (iii) the Revolving Lenders severally agree to participate in Letters of Credit Issued for the accounts of the Borrowers (including any Letter of Credit issued jointly for the account of a Borrower and any Subsidiary);

provided, however, that no L/C Lender shall be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") with respect to any Issuance for the account of any Borrower (or jointly for the account of a Borrower and a Subsidiary) if after giving effect thereto:

                      (A) the Aggregate Outstanding Revolving Credit would
                    exceed the aggregate Revolving Commitments,

                      (B) such Revolving Lender's Pro Rata Share of the
                    Aggregate Outstanding Revolving Credit would exceed such Revolving Lender's Revolving Commitments,

                      (C) the Dollar Equivalent of the Effective Amount of all
                    L/C Obligations would exceed the L/C Commitment,

                      (D) such Lender's Qualified Offshore Outstandings with
                    respect to such Borrower (or Borrowers, as the case may be) would exceed such Lender's Qualified Offshore Commitment with respect to such Borrower (or Borrowers, as the case may be), or

                      (E) the Aggregate Offshore Currency Outstanding would
                    exceed the Offshore Currency Sublimit in effect at such time or the Aggregate Foreign Borrower Credit would exceed the Foreign Borrower Sublimit in effect at such time.

Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed. Letters of Credit may be denominated in U.S. Dollars or Offshore Currencies.

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               (b)  No L/C Lender is under any obligation to Issue any Letter of
Credit if:

                    (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Lender from issuing such Letter of Credit, or any Requirement of Law applicable to such L/C Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Lender shall prohibit, or request that such L/C Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such L/C Lender any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such L/C Lender in good faith deems material to it;

                    (ii) such L/C Lender has received written notice from any Lender, the Administrative Agent or any Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                    (iii) the expiry date of any requested Letter of Credit is
     (A) more than twelve months after the date of such Issuance for Letters of Credit, unless the Required Revolving Lenders have approved such expiry date in writing; provided, however, that any standby Letter of Credit may be automatically extendible for periods of up to one year so long as no Event of Default or Unmatured Event of Default then exists and such Letter of Credit provides that such L/C Lender retains an option reasonably satisfactory to such L/C Lender, to terminate such Letter of Credit prior to each extension date, or (B) after the Termination Date, unless all of the Revolving Lenders have approved such expiry date in writing;

                    (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance reasonably acceptable to such L/C Lender, or the Issuance of a Letter of Credit shall violate any applicable policies of such L/C Lender;

                    (v) such Letter of Credit is denominated in a currency other than U.S. Dollars or an Offshore Currency; or

                    (vi) an Event of Default or Unmatured Event of Default has occurred and is continuing.

               3.2. Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit (other than an Existing Letter of Credit) shall be Issued upon the irrevocable written request of the Applicable Borrower received by such L/C Lender (with a copy sent by the Applicable Borrower to the Administrative Agent) at least three Business Days (or such shorter time as such L/C Lender may agree in a particular instance in its sole discretion) prior to the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by facsimile, confirmed in an original writing, in the form of an L/C Application, and shall specify in form and detail reasonably satisfactory to such L/C Lender:

                    (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day);

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                    (ii)   the face amount of the Letter of Credit (which shall
     not be less than the Dollar Equivalent of $500,000 unless otherwise agreed by such L/C Lender) and the Applicable Currency;

                    (iii)  the expiry date of the Letter of Credit;

                    (iv)   the name and address of the beneficiary thereof;

                    (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;

                    (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder;

                    (vii)  the type of Letter of Credit; and

                    (viii) such other matters such L/C Lender may reasonably require.

               (b) At least two Business Days prior to the Issuance of any Letter of Credit the applicable L/C Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the L/C Application or L/C Amendment Application from the Applicable Borrower and, if not, such L/C Lender will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Lender has received, on or before the Business Day immediately preceding the date such L/C Lender is to issue a requested Letter of Credit, (A) notice from the Administrative Agent directing such L/C Lender not to Issue such Letter of Credit because such Issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof, or (B) a notice described in subsection 3.1(b)(ii), then, subject to the terms and conditions hereof, such L/C Lender shall, on the requested date, Issue a Letter of Credit for the account of the Applicable Borrower (or jointly for the account of the Applicable Borrower and the applicable Subsidiary) in accordance with such L/C Lender's usual and customary business practices.

               (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Loan Maturity Date, each L/C Lender will, upon the written request of the Applicable Borrower received by each L/C Lender (with a copy sent by the Applicable Borrower to the Administrative Agent) at least three days (or such shorter time as such L/C Lender may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit Issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail reasonably satisfactory to such L/C Lender: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as such L/C Lender may reasonably require. No L/C Lender shall be under any obligation to, and shall not, amend any Letter of Credit if:
(A) such L/C Lender would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Administrative Agent will promptly notify the Revolving Lenders of the receipt by it of any L/C Application or L/C Amendment Application.

               (d) Each L/C Lender and the Revolving Lenders agree that, while a standby Letter of Credit is outstanding and prior to the Revolving Loan Maturity Date, at the option of the Applicable Borrower and upon the written request of the Applicable Borrower received by such L/C Lender (with a copy sent by the Applicable Borrower to the Administrative Agent) at least three Business Days (or such

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shorter time as such L/C Lender may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, such L/C Lender shall be entitled to authorize the automatic renewal of any Letter of Credit Issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail reasonably satisfactory to such L/C Lender: (i) the standby Letter of Credit to be reviewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day not more than 60 days prior to the expiry date of the Letter of Credit being renewed); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as such L/C Lender may reasonably require. No L/C Lender shall be under any obligation so to renew any Letter of Credit and shall not do so if: (A) such L/C Lender would have no obligation at such time to Issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from such L/C Lender that such Letter of Credit shall not be renewed, and if at the time of renewal such L/C Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of the Applicable Borrower but such L/C Lender shall not have received any L/C Amendment Application from the Applicable Borrower with respect to such renewal or other written direction by the Application Borrower with respect thereto, such L/C Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and the Applicable Borrower and the Revolving Lenders hereby authorize such renewal, and, accordingly, such L/C Lender shall be deemed to have received an L/C Amendment Application from the Applicable Borrower requesting such renewal.

               (e) Each L/C Lender may, at its election (or as required by the Administrative Agent at the direction of the Required Revolving Lenders), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other reasonable action, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

               (f) This Agreement shall control in the event of any inconsistency between this Agreement and any L/C-Related Document (other than any Letter of Credit) or if any provision of any L/C-Related Document is more restrictive or burdensome than a comparable provision in this Agreement or to the extent it provides for a Lien on property or assets.

               (g) Each L/C Lender will also deliver to the Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

               (h)  Each L/C Lender shall comply with the following:

                    (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy or electronic mail, of the Issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by any Borrower of any L/C Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy, electronic mail or similar transmission to each Lender);

                    (ii) upon the request of any Revolving Lender, furnish to such Credit Lender copies of any Letter of Credit reimbursement agreement to which such L/C Lender is a party and such other documentation as may reasonably be requested by such Revolving Lender; and

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                    (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the U.S. Borrower separate schedules for documentary and standby letters of credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate L/C Obligations outstanding at the end of each month and any information requested by the U.S. Borrower or the Administrative Agent relating thereto.

               3.3. Risk Participations, Drawings and Reimbursements. (a) Immediately upon the Issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Lender a participation in such Letter of Credit in an amount equal to the product of (i) the Pro Rata Share of such Revolving Lender times (ii) the maximum amount available to be drawn under such Letter of Credit.

               (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, each L/C Lender will promptly notify the Applicable Borrower (but the failure to so notify any Borrower shall not impair any rights of the Lenders or modify any obligation of the Borrowers). The Applicable Borrower shall reimburse each L/C Lender prior to 1:00 p.m. (New York City time), on each date that any amount is paid by such L/C Lender under any Letter of Credit Issued for the account of such Borrower (each such date, an "Honor Date"), if such payment by such L/C Lender is made prior to 11:00 a.m. (New York City time) on the Honor Date or by 11:00 a.m. (New York City time) on the next Business Day after the Honor Date if such payment is made on or after 11:00 a.m. (New York City time) on the Honor Date, in each case in an amount equal to the amount so paid by such L/C Lender. In the event the Applicable Borrower fails to reimburse any L/C Lender for the full amount of any drawing under any Letter of Credit when due, such L/C Lender will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Revolving Lender thereof. Thereupon the Applicable Borrower shall be deemed to have requested ABR Loans in an amount equal to the Dollar Equivalent of such reimbursement, to be made by the Revolving Lenders and to be disbursed on the date such reimbursement is due under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in subsections 5.2(b) and (c). Any notice given by any L/C Lender or the Administrative Agent pursuant to this subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided, however, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (c) Each Revolving Lender shall upon any notice pursuant to subsection 3.3(b) or 3.3(d) make available to the Administrative Agent for the account of each applicable L/C Lender an amount in U.S. Dollars and in Same Day Funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to subsection 3.3(d)) each be deemed to have made an ABR Loan to the Applicable Borrower in that amount with interest at a rate per annum equal to the Alternate Base Rate, plus the Applicable Margin for ABR Loans. If any Revolving Lender so notified fails to make available to the Administrative Agent for the account of any L/C Lender the amount of such Revolving Lender's Pro Rata Share of the amount of the drawing by no later than 1:00 p.m. (New York time) on the date so requested, then interest shall accrue on such Revolving Lender's obligation to make such payment, from the date so requested to the date such Revolving Lender makes such payment, at a rate per annum equal to the U.S. Federal Funds Rate in effect from time to time during such period. The Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Revolving Lender to effect such payment on the date reimbursement is due shall not relieve such Revolving Lender from its obligations under this Section 3.3.

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               (d)  With respect to any unreimbursed drawing that is not
converted into Revolving Loans to the Applicable Borrower in whole or in part, because of such Borrower's failure to satisfy the conditions set forth in subsections 5.2(b) and (c) or for any other reason, such Borrower shall be deemed to have incurred from such L/C Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to (i) in the case of a drawing in U.S. Dollars, the Alternate Base Rate, plus 2% per annum, and (ii) in the case of a drawing in an Offshore Currency, the Overnight Rate applicable to such Offshore Currency from time to time in effect, plus 2% per annum, and each Revolving Lender's payment to such L/C Lender pursuant to subsection 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 3.3.

               (e) Each Revolving Lender's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to such L/C Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such L/C Lender, the Applicable Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default, an Unmatured Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Revolving Loans under this Section 3.3 is subject to the conditions set forth in subsections 5.2.(b) and (c).

               3.4. Repayment of Participations. (a) Upon (and only upon) receipt by the Administrative Agent for the account of any L/C Lender of Same Day Funds from the Applicable Borrower (i) in reimbursement of any payment made by such L/C Lender under the Letter of Credit with respect to which any Revolving Lender has paid the Administrative Agent for the account of such L/C Lender for such Revolving Lender's participation in the Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Revolving Lender, in the same funds as those received by the Administrative Agent for the account of such L/C Lender, the amount of such Revolving Lender's Pro Rata Share of such funds, and such L/C Lender shall receive the amount of the Pro Rata Share of such funds of any Revolving Lender that did not so pay the Administrative Agent for the account of such L/C Lender.

               (b) If the Administrative Agent or any L/C Lender is required at any time to return to the Applicable Borrower, or to a trustee, receiver, liquidator or custodian, or any official in any Insolvency Proceeding, any portion of any payment made by such Borrower to the Administrative Agent for the account of such L/C Lender pursuant to subsection 3.4(a) in reimbursement of a payment made under any Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or such L/C Lender the amount of its Pro Rata Share of any amount so returned by the Administrative Agent or such L/C Lender, plus interest thereon from the date such demand is made to the date such amount is returned by such Revolving Lender to the Administrative Agent or such L/C Lender, at a rate per annum equal to the U.S. Federal Funds Rate in effect from time to time.

               3.5. Role of each L/C Lender. (a) Each Revolving Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, such L/C Lender shall not have any responsibility to obtain any document (other than any sight draft and certificates or other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

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               (b)  None of the Agents, any of their respective Affiliates or any of the respective correspondents, participants or assignees of any L/C Lender shall be liable to any Revolving Lender or any Borrower for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders (including the Required Revolving Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

               (c) Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit issued for its account; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Agents, any of their respective Affiliates or any of the respective correspondents, participants or assignees of any L/C Lender shall be liable or responsible for any of the matters described in clauses (i) through (iv) of Section 3.6; provided, however, that, anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against any L/C Lender, and such L/C Lender may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused directly by such L/C Lender's willful misconduct or gross negligence or such L/C Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) any L/C Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) no L/C Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

               3.6. Obligations Absolute. The obligations of the Borrowers under this Agreement and any L/C-Related Document to reimburse each L/C Lender for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document; (ii) the existence of any claim, set-off, defense or other right that a Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter or Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or a guarantor; provided, however, that the Borrowers shall not be obligated to reimburse any L/C Lender for any wrongful payment made by any L/C Lender as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such L/C Lender.

               3.7. Cash Collateral Pledge. If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Revolving Loan Maturity Date, then the Borrowers shall immediately Cash Collateralize the L/C Obligations Issued for their respective accounts in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

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               3.8.  Letter of Credit Fees. (a) The Applicable Borrower shall pay to the Administrative Agent for the pro rata account of each of the Revolving Lenders a letter of credit fee at a rate per annum equal to the then Applicable Margin for Eurocurrency Rate Loans which are Revolving Loans on an amount equal to the average daily maximum amount available to be drawn of the outstanding Letters of Credit from the date of Issuance thereof (the "Computation Amount"), computed on a quarterly basis in arrears on the last Business Day of each Fiscal Quarter and on the Revolving Loan Maturity Date (or such later date on which all outstanding Letters of Credit have been terminated or have expired) based upon Letters of Credit outstanding for the applicable period as calculated by the Administrative Agent.

               (b) The Applicable Borrower shall pay to the Administrative Agent, solely for the account of the applicable L/C Lender, a letter of credit fronting fee for each Letter of Credit Issued by such L/C Lender at the rate per annum equal to 1/8% of the Computation Amount, computed on the last Business Day of each calendar quarter and on the Revolving Loan Maturity Date (or such later date on which all outstanding Letters of Credit have been terminated or have expired) based upon the Letters of Credit outstanding for the applicable period as calculated by the Administrative Agent.

               (c) The letter of credit fees payable under subsection 3.8(a) and the fronting fees payable under subsection 3.8(b) shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Revolving Loan Maturity Date (or such later date upon which all outstanding Letters of Credit Issued for the respective account of a Borrower have been terminated or have expired), with the final payment to be made on the Revolving Loan Maturity Date (or such later termination or expiration date). All fees payable under this Section 3.8 shall be calculated as of their due date based upon the Dollar Equivalent amount of the Computation Amount as of such date based upon the Spot Rate. All such fees shall be payable solely in U.S. Dollars.

               (d) The Borrowers shall pay to each L/C Lender from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Lender relating to letters of credit as from time to time in effect.

               3.9. Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.

               3.10. Letters of Credit for the Account of Subsidiaries. Each Borrower and its applicable Subsidiaries shall be jointly and severally liable for any Letter of Credit which is issued jointly for the account of that Borrower and any of its Subsidiaries.

               3.11. Existing Letters of Credit. The Existing Letters of Credit were issued prior to the Closing Date by Key Bank National Association for the account of the U.S. Borrower. On the Effective Date (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this
Section 3.11 for the account of the U.S. Borrower and subject to the provisions hereof, and for this purpose the fees specified in Section 3.8 shall be payable (in substitution (and without duplication) for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to such letters of credit) as if such letters of credit had been issued on the Effective Date, (ii) the L/C Lenders of such Letters of Credit shall be deemed to be "L/C Lenders" hereunder solely for the purpose of maintaining such letters of credit, (iii) the Dollar Equivalent of the face amount of such letters of credit shall be included in the calculation of L/C Obligations and (iv) all liabilities of the U.S. Borrower with respect to such letters of credit shall

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constitute Obligations. No letter of credit converted in accordance with this
Section 3.11 shall be amended, extended or renewed without the prior written consent of the Administrative Agent.

                                   ARTICLE IV

                  NET PAYMENTS, YIELD PROTECTION AND ILLEGALITY

               4.1. Net Payments. (a) All payments by any Loan Party to any Lender or any Agent under this Agreement and any other Credit Document shall be made without setoff, counterclaim or other defense. Except as provided in this
Section 4.1, all such payments shall be made free and clear of, and without deduction or withholding for, any Covered Taxes levied or imposed by any Governmental Authority with respect to such payments.

               (b) If any Loan Party shall be required by law to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Credit Document to any Lender or any Agent, then except as provided in subsection 4.1(f): (i) the sum payable shall be increased as necessary so that after making all such required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Borrowers shall, and shall cause each other Loan Party to, make such deductions and withholdings; and (iii) the Borrowers shall, and shall cause each other Loan Party to, timely pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law. If for any reason any Loan Party fails to make any payments required under the preceding sentence, then U.S. Borrower shall make such payments on behalf of such Loan Party. Within 30 days after the date of any payment by a Loan Party of Covered Taxes, such Loan Party shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to the Administrative Agent.

               (c) The Borrowers agree jointly and severally to, and shall cause each other Loan Party jointly and severally to, indemnify and hold harmless each Lender and each Agent for, and upon written request of such Lender or Agent shall promptly reimburse such Lender or Agent for, (i) the full amount of Covered Taxes and Other Taxes (including any Covered Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.1) paid or payable by such Lender or such Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Covered Taxes or Other Taxes were correctly or legally asserted, and (ii) any Taxes and any Other Taxes levied or imposed by any Governmental Authority on any additional amounts paid by any Loan Party under this Section 4.1 that are measured by such Lender's or such Agent's net income or net profits by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or such Agent, as the case may be, is or was organized or maintains (or maintained) a Lending Office.

               (d) If any Loan Party is required to pay additional amounts to any Lender or any Agent pursuant to this Section 4.1, then such Lender shall use (at the Loan Parties' expense) reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office or take other appropriate action so as to eliminate any obligation to make such additional payment by such Loan Party which may thereafter accrue, if such change or other action in the sole judgment of such Lender is not otherwise disadvantageous or burdensome to such Lender.

               (e) (i) Each Lender or Agent which is not a United States person (as such term is defined in Section 7701(a) of the Code) agrees that:

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                      (A) it shall, no later than the Effective Date (or, in
                    the case of a Lender which becomes a party hereto after the Effective Date, the date upon which such Lender becomes a party hereto) deliver to the Administrative Agent and to the Borrowers through the Administrative Agent (x) two accurate and complete signed originals of IRS Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor thereto ("Form W-8ECI"), or two accurate and complete signed originals of IRS Form W-8BEN (claiming a complete exemption from U.S. withholding tax under an income tax treaty) or any successor thereto ("Form W-8BEN"), as appropriate, or (y) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Form W-8BEN or Form W-8ECI pursuant to clause
                    (x) above, a certificate substantially in the form of Exhibit K (any such certificate, a "Non-Bank Certificate") and, two accurate and complete original signed copies of IRS Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor thereto;

                      (B) from time to time after the Effective Date, when a
                    lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Administrative Agent and U.S. Borrower through the Administrative Agent, two new accurate and complete original signed copies of Form W-8BEN, Form W-8ECI or Non-Bank Certificate, as applicable in replacement for, or in addition to, the forms previously delivered by it hereunder.

                    (ii) Each Lender or Agent that is incorporated or organized under the laws of the United States of America or a state thereof shall provide two properly completed and duly executed copies of IRS Form W-9, or successor applicable form, at the times specified for delivery of forms under paragraph (e)(i) of this subsection.

                    (iii) Each Form W-8BEN or Form W-8ECI delivered by a Lender or Agent pursuant to this subsection (e) shall certify, unless unable to do so by virtue of a Change in Law occurring after the date such Lender or Agent becomes a party hereto, that such Lender or Agent is entitled to receive payments under this Agreement without deduction or withholding of U.S. federal income taxes and each Form W-9 shall certify, unless unable to do so by virtue of a Change in Law occurring after the Effective Date, that such Lender or Agent is entitled to an exemption from U.S. backup withholding.

                    (iv) Notwithstanding the foregoing provisions of this subsection (e) or any other provision of this Section 4.1, no Lender or Agent shall be required to deliver any form pursuant to this Section 4.1(e) if such Lender or Agent is not legally able to do so by virtue of a Change in Law occurring after the Effective Date.

                    (v) Each Lender or Agent shall, promptly upon a Loan Party's or the Administrative Agent's reasonable request to that effect, at its expense, deliver to such Loan Party or the Administrative Agent (as the case may be) such other forms or similar documentation or other information as may reasonably be required from time to time by any applicable law, treaty, rule or regulation of any Governmental Authority in order to establish such Lender's or Agent's tax status for withholding purposes.

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               (f)  No Loan Party will be required to pay any additional amount in respect of Taxes pursuant to this Section 4.1 to any Lender or to any Agent with respect to any Lender if the obligation to pay such additional amount would not have arisen but for a failure by such Lender or Agent to comply with its obligations under subsection 4.1(e) (other than by reason of a Change in Law occurring after the Effective Date or the date upon which such Lender became a party hereto, if later).

               (g) In addition, the Borrowers jointly and severally agree to pay, and will cause each other Loan Party jointly and severally to agree to pay, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, interest, penalties, additions to tax and expenses) which arise from any payment made hereunder or from the execution, delivery, filing, recordation or registration of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as "Other Taxes"). Within 30 days after the date of any payment by a Loan Party of Other Taxes, such Loan Party shall furnish the Administrative Agent the original or certified copy of the receipt evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.

               (h) Agreements and obligations of the Borrowers and Loan Parties contained in this Section 4.1 shall survive the payment in full of the Obligations and the termination of the Commitments for a period of 365 days.

               4.2. Illegality. (a) If any Lender determines that any Change in Law has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make or maintain Eurocurrency Rate Loans in any Applicable Currency, then, on notice thereof by the Lender to the Applicable Borrower through the Administrative Agent any obligation of such Lender to make, convert or continue Eurocurrency Rate Loans in such Applicable Currency, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Applicable Borrower that the circumstances giving rise to such determination no longer exist and until such time such Lender's commitment shall be only to make U.S. Dollar denominated ABR Loan, when a Eurocurrency Rate Loan is requested in such Applicable Currency.

               (b) If a Lender determines that it is unlawful to maintain any Eurocurrency Rate Loan in any Applicable Currency, (x) with respect to any such Eurocurrency Rate Loan that is a U.S. Dollar Eurocurrency Rate Loan, such Loan shall be automatically converted to an ABR Loan either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loan to such day, or immediately if not, and (y) with respect to any other Eurocurrency Rate Loan, the Applicable Borrower shall, upon their receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such Eurocurrency Rate Loans, as applicable, of such Lender then outstanding in such Applicable Currency, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loan to such day, or immediately, if not.

               (c) Before giving any notice to the Administrative Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Eurocurrency Rate Loans or take other appropriate action if such designation or other action will avoid the need for giving notice and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

               4.3. Increased Costs and Reduction of Return. (a) If any Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by such Lender with any guideline or request from any central bank or other Governmental

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Authority (whether or not having the force of law), in either case after the
Effective Date, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loan, BA Rate Loans or participating in Letters of Credit, or, in the case of any L/C Lender, any increase in the cost to such L/C Lender of agreeing to Issue, Issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then each Applicable Borrower shall be liable for, and shall from time to time, within 15 Business Days of demand (which demand shall contain a reasonably detailed calculation of any relevant costs and shall be conclusive and binding in the absence of manifest error, and a copy thereof shall be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

               (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, in each case after the Effective Date, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of such capital is increased as a consequence of its Commitment, Loans, credits or obligations under this Agreement, then, within 15 Business Days of demand of such Lender to the Applicable Borrower through the Administrative Agent, each Applicable Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts reasonably sufficient to compensate such Lender for such increase. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on each Applicable Borrower. In determining such amount or amounts, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable and that is not materially less favorable to each Applicable Borrower than to any of its other similarly situated customers.

               (c) Nothing in this Section 4.3 shall obligate any Loan Party to make any payments with respect to Taxes of any sort, indemnification for which is governed by Section 4.1.

               4.4. Funding Losses. Each Applicable Borrower shall, within 15 Business Days of receipt of written notice thereof, reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of: (a) the failure of such Applicable Borrower to make on a timely basis any payment of principal of any Eurocurrency Rate Loan or a BA Rate Loan; (b) the failure (including by reason of Section 4.5) of such Applicable Borrower to borrow, continue or convert a Eurocurrency Rate Loan or BA Rate Loan after such Applicable Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation (other than any such failure arising as a result of a default by such Lender or the Administrative Agent); (c) the failure of such Applicable Borrower to make any prepayment of any Loan in accordance with any notice delivered under Section 2.9; (d) the prepayment by such Applicable Borrower (including pursuant to Section 2.9 or 2.10) or other payment (including after acceleration thereof) the principal of any Eurocurrency Rate Loan or BA Rate Loan on a day that is not the last day of the relevant Interest Period; or (e) the conversion by such Applicable Borrower under Section 2.4 of any Eurocurrency Rate Loan to an ABR Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of deposits or other funds obtained by it to make, continue or maintain the applicable Loans or from fees payable to terminate the deposits from which such funds were obtained. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on each Applicable Borrower. For purposes of

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calculating amounts payable by each Applicable Borrower to any Lender under this
Section and under subsection 4.3(a), each Eurocurrency Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Eurocurrency Rate used in determining the interest rate for such Eurocurrency Rate Loan by a matching deposit or other borrowing in the interbank eurocurrency market for a comparable amount and for a comparable period and in the same Applicable Currency, whether or not such Eurocurrency Rate Loan is in fact so funded.

               4.5. Inability To Determine Rates. (a) If the Required Revolving Lenders or Lenders holding more than 50% of the Loans under the Term Facility determine that for any reason adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan under the applicable Facility, the Administrative Agent will promptly so notify the Applicable Borrower and each Lender under such Facility. Thereafter, the obligation of the Lenders under such Facility to make, convert or maintain Eurocurrency Rate Loans in the Applicable Currency shall be suspended until the Administrative Agent upon the instruction of the Required Revolving Lenders or Lenders holding more than 50% of the Loans under the Term Facility revoke such notice in writing. Upon receipt of such notice, the Applicable Borrower may revoke any Notice of Borrowing or Notice of Conversion Continuation then submitted by it. If the Applicable Borrower does not revoke (x) any such Notice of Borrowing for Revolving Loans or BA Rate Loans or (y) any such Notice of Conversion/Continuation with respect solely to Offshore U.S. Dollar Loans, the Lenders shall make, convert or continue the applicable Loans, as proposed by such Applicable Borrower in the amount specified in the applicable notice submitted by such Applicable Borrower, but such Loans shall be made, converted or continued as ABR Loans instead of Eurocurrency Rate Loans, and in the case of any Offshore Currency Revolving Loans under the Revolving Facility, the Borrowing shall be redenominated and thereby be made in an aggregate amount equal to the Dollar Equivalent amount of the originally requested Borrowing in the Offshore Currency. If the Applicable Borrower does not revoke any Notice of Conversion/Continuation with respect to any outstanding Revolving Loans that are Offshore Currency Revolving Loans which are the subject of any such continuation, such Offshore Currency Revolving Loans shall from the end of the current Interest Period therefor bear interest at a rate per annum equal to the Applicable Margin for Eurocurrency Rate Loans which are Revolving Loans, plus the Overnight Rate for the Applicable Currency as in effect from time to time or such other rate as may be agreed to between the Applicable Borrower and the Required Revolving Lenders, and specified to the Administrative Agent from time to time.

               4.6. Reserves on Eurocurrency Rate Loans. Each Applicable Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities") and, in respect of any Offshore Currency Revolving Loans, under any applicable regulations of the country in which the Offshore Currency of such Offshore Currency Revolving Loans circulates, additional costs on the unpaid principal amount of each Eurocurrency Rate Loan and Offshore Currency Revolving Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as calculated by such Lender in good faith and using a method that is not materially less favorable to each Applicable Borrower than to any of its other customers, which calculation shall be set forth in reasonable detail and shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Applicable Borrower shall have received at least 15 Business Days' prior written notice (with a copy to the Administrative Agent) of the amount of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 Business Days from receipt of such notice.

               4.7. Certificates of Lenders. Any Lender claiming reimbursement or compensation under this Article IV shall deliver to each Applicable Borrower (with a copy to the Administrative Agent) a certificate (a) setting forth in reasonable detail the circumstances giving rise to such claim and a

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computation of the amount payable to such Lender hereunder in respect thereof and (b) certifying that such Lender is making similar claims based on such circumstances to similarly-situated borrowers from such Lender. Any such certificate shall be conclusive and binding on each Applicable Borrower in the absence of manifest error.

               4.8. Substitution of Lenders. Upon (x) the receipt by any Applicable Borrower or the Administrative Agent from any Lender (an "Affected Lender") of a claim for compensation under Section 4.1 or 4.3 (or a Change in Law which could reasonably be determined to allow a Lender to make such a claim) or a notice of the type described in subsection 2.5(b), 2.5(c), 4.2(a) or 4.2(b), (y) any Lender providing notice to any Applicable Borrower that a representation contained in a Non-Bank Certificate is no longer true and correct or (z) the refusal of any Lender to consent to a proposed amendment, waiver or consent with respect to the Credit Documents which has been approved by the Required Lenders as provided in subsection 11.1(b), any Applicable Borrower may:
(i) seek a replacement bank or financial institution to acquire and assume all or a ratable part of all of such Affected Lender's Loans, participation in L/C Obligations and Commitments (a "Replacement Lender") and such Replacement Lender shall become a "Lender" hereunder for all purposes of this Agreement; or (ii) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitments. Any such designation of a Replacement Lender under clause (i) or (ii) shall be subject to the prior written consent of the Agents (which consent shall not be unreasonably withheld) and the Lenders may in their sole and absolute discretion decline any request under clause (ii).

               4.9. Right of Lenders To Fund Through Branches and Affiliates. Each Lender may, if it so elects, fulfill its commitment as to any Loan hereunder by designating a branch or Affiliate of such Lender to make such Loan; provided, however, that (a) such Lender shall remain solely responsible for the performances of its obligations hereunder, (b) no such designation shall result in any material increased costs to any Applicable Borrower and (c) such branch or Affiliate complies with all form delivery and other requirements hereunder (including pursuant to Section 4.1) as if it were a Lender. In addition, each Lender designating a branch or Affiliate of such Lender to make such Loan under this Section 4.9 shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each branch and each Affiliate which has fulfilled such Lender's commitment as to any Loan that such Lender would otherwise be obligated to make pursuant to this Agreement, specifying such branch's or Affiliate's, as applicable, entitlement to payments of principal and interest with respect to such Loan.

               4.10. In respect of Loans to Grief U.K. The Administrative Agent and each Revolving Lender agrees that (i) if such Lender is not, as of the Effective Date, a U.K. Qualifying Lender, such Lender hereby agrees to file a United Kingdom Inland Revenue Form promptly after the Effective Date as may be necessary in order to ensure such Lender becomes a U.K. Qualifying Lender and, upon confirmation that such Lender's application to become a U.K. Qualifying Lender is effective, such Lender shall so notify the U.S. Borrower and the Administrative Agent in writing, and (ii) if such Lender ceases to be a U.K. Qualifying Lender (including, as a result of the introduction of, change in, or change in the interpretation, administration or application of, any law or regulation or any practice or concession of the United Kingdom Inland Revenue occurring after the date of this Agreement) or any transfer, sale, negotiation or assignment is made pursuant to Section 11.8 to a non-U.K. Qualifying Lender, then promptly after it becomes aware that it has ceased to be a U.K. Qualifying Lender, such Lender shall notify the Administrative Agent who in turn shall notify the U.S. Borrower as soon as reasonably practicable.

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                                    ARTICLE V

                              CONDITIONS PRECEDENT

               5.1. Conditions to Initial Credit Extension. The obligation of the Lenders to make the initial Credit Extension hereunder (other than with respect to any loans to Greif Australia) is subject to the satisfaction or due waiver in accordance with Section 11.1 of each of the following conditions precedent (the date of the satisfaction (or waiver) of each condition to the initial Credit Extension in this Section 5.1, the "Effective Date").

               (a) Documentation and Evidence of Certain Matters. The Administrative Agent shall have received the following documents each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, each duly executed and notarized where appropriate (with one conformed copy for each Lender), each of which shall be reasonably satisfactory in form and substance to the Administrative Agent:

               (i) The Credit Agreement. This Agreement (i) executed and delivered by a duly authorized officer of each Loan Party hereto, and (ii) executed and delivered by a duly authorized officer of each Lender, the Administrative Agent and each other Agent.

               (ii) Senior Subordinated Debt Documents. Executed copies of the Senior Subordinated Debt Documents and all amendments, exhibits, appendices, annexes and schedules to any thereof, each certified by a senior officer of U.S. Borrower as true, complete and correct copies thereof.

               (iii) Officers' Certificate. An Officers' Certificate of each Borrower, dated the Effective Date, (A) to the effect set forth in clauses
     (b) and (c) of Section 5.2, (B) to the effect that all conditions precedent to the making of such initial Credit Extension have been satisfied or waived and (C) stating that (I) all requisite material Governmental Authorities and material third parties have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (without the imposition of any materially burdensome or materially adverse conditions or requirements in the judgment of the Lead Arranger),
     (II) all such approvals are in full force and effect and (III) there is no Proceeding, actual or threatened, that has or would have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on any of the Transactions or other transactions contemplated hereby.

               (iv) Notes. The Notes, duly completed and executed for each Lender that has requested Notes.

               (v) Master Assignment Documents. The Master Assignment Agreement and the Assignment and Release Agreement, each duly executed by all parties thereto, together with any other documents required in connection therewith by the Administrative Agent.

               (vi) Assignment or Termination of Existing Liens. All Liens granted to BNS for the benefit of the Current Lenders in connection with the Existing Credit Agreement shall have been assigned to the Administrative Agent, for the benefit of the Creditors, or shall have been terminated (except as set forth on Schedule 7.22) pursuant to documentation in form and substance satisfactory to the Administrative Agent.

               (vii) Organizational Documents. A copy of the articles or certificate of incorporation (or equivalent Organizational Document) of each Loan Party, certified as of a recent date by the

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Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party, to the extent applicable to Foreign Loan Parties;

     (viii) Secretary's Certificate. A certificate of the Secretary or an Assistant Secretary (or, in the case of the Foreign Holdco, its Managing Director) of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Credit Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Organizational Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Organizational Document) of such Loan Party from the certificate of incorporation (or equivalent Organizational Document) delivered pursuant to clause (vii) above;

     (ix) Opinions of Counsel. Opinions of the following counsel to the Loan Parties addressed to the Agents and the Lenders and addressing such matters as any Lender through the Administrative Agent may reasonably request, including, without limitation, the enforceability of all loan documentation, compliance with all laws and regulations (including Regulations T, U and X of the Board of the FRS) and the perfection of all security interests purported to be granted and, other than in the case of opinions given pursuant to subclause (B) below, no conflicts with material Agreements.

                (A) Opinion of Baker & Hostetler, LLP, Ohio and New York counsel to the Loan Parties reasonably acceptable to the Administrative Agent.

                (B) Opinions of each foreign local counsel to the Foreign Loan
             Parties listed on Schedule 5.1(a)(ix) and each domestic local counsel to the Domestic Loan Parties listed on Schedule 5.1(a)(ix), in each case reasonably acceptable to the Administrative Agent.

     (x) Security Documents. The U.S. Borrower Guarantee and Security Agreement duly executed and delivered by U.S. Borrower, the Domestic Guaranty and Security Agreement duly executed by each Domestic Guarantor; the Foreign Guarantee duly executed and delivered by the Foreign Guarantor; and each Foreign Pledge Agreement duly executed and delivered by a Loan Party, together with:

                (A) evidence satisfactory to the Administrative Agent that the
             Administrative Agent (for the benefit of the Creditors) has a valid and perfected first priority security interest in the Collateral (subject only to Permitted Liens), including (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including evidence reasonably satisfactory to the Administrative Agent that financing statements under the UCC, patent, trademark and copyright security agreements and other applicable documents under the laws of any jurisdiction have been appropriately filed (or will be filed contemporaneous with or promptly after the Effective Date), with respect to the perfection of Liens created by any Security Documents) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall

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             cover the Collateral except for those which shall be terminated or assigned to the Administrative Agent on the Effective Date;

                (B) share certificates representing all of certificated Pledged
             Securities being pledged pursuant to any of the Security Documents and, where applicable, stock powers for such share certificates executed in blank;

                (C) the Foreign Holdco Intercompany Notes, duly endorsed in favor of the Administrative Agent or in blank; and

                (D) a perfection certificate substantially in the form of
             Exhibit L.

     (xi) Mortgage Matters. On or prior to the Effective Date, each Loan Party shall have caused to be delivered to the Administrative Agent, on behalf of the Lenders:

                (A) a Mortgage Modification with respect to all Mortgaged
             Property in which the applicable Loan Party holds a fee interest (as indicated on Schedule 1.l(a)(i)) or leasehold interest (as indicated on Schedule 1.1(a)(i)) in favor of the Administrative Agent, for the benefit of the secured parties described therein, duly executed and acknowledged by the Loan Party that is the owner of or holder of an interest in such Mortgaged Property, and otherwise in form for recording in the recording office of each political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof to, with respect to the Mortgage Modifications, continue a lien, under applicable law, and such UCC-l Financing Statements and other similar statements as are contemplated by such Mortgage or Mortgage Modification (collectively, the "Mortgage Documents"), all of which shall be in form and substance reasonably satisfactory to the Administrative Agent, and any other instruments necessary to continue a mortgage lien, as applicable, under the laws of any applicable jurisdiction, which Mortgage Documents and financing statements and other instruments shall when recorded be effective to continue a first priority Lien in favor of the Administrative Agent for the benefit of the Creditors on such Mortgaged Property subordinate to no Liens other than Permitted Liens;

                (B) with respect to the Mortgaged Property that has been
             previously encumbered by a Mortgage, a title insurance endorsement to the existing Mortgagee Title Policy, in form and substance reasonably satisfactory to the Administrative Agent and consistent with the policies and opinions on the existing Mortgaged Property;

                (C) evidence reasonably acceptable to the Administrative Agent of payment by U.S. Borrower of all mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Documents referred to in subparagraph 5.1(a)(xi)(A) above; and

                (D) with respect to the Mortgaged Property described in
             subparagraph 5.1(a)(xi)(A) above, U.S. Borrower and each Subsidiary shall have made all notification, registrations and filings, to the extent required by, and in accordance with, all state and local Real Property Disclosure Requirements applicable to such Mortgaged Property, including the use of forms provided by state or local

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                  agencies, where such forms exist, whether to U.S. Borrower or to or with the state, local or foreign agency.

           (xii) Solvency Certificate. A certificate from the chief financial officer of U.S. Borrower in form and substance reasonably satisfactory to the Administrative Agent with respect to the Solvency (on a consolidated basis) of each Loan Party immediately after the consummation of the Transactions to occur on the Effective Date and the payment of all estimated legal, accounting or other fees related hereto and thereto.

           (xiii) Insurance. Evidence of insurance complying with the requirements of Section 7.5 and the Security Documents are in full force and effect, together with endorsements naming the Administrative Agent, on behalf of the Creditors, as an additional insured and/or loss payee.

           (xiv) Senior Subordinated Notes Compliance. Evidence satisfactory to the Administrative Agent, including without limitation, legal opinions of the Borrowers' counsel, that all transactions contemplated by this Agreement, including without limitation the making of all Loans are in compliance with, and do not cause any breach or other default under, any of the Senior Subordinated Debt Documents.

           (b) Financial Statements. (i) Pro forma consolidated balance sheet of U.S. Borrower and its Subsidiaries as of the Effective Date giving effect to the Refinancing; (ii) audited financial statements of the U.S. Borrower and its Subsidiaries on a consolidated basis, for the Fiscal Year ended October 31, 2001 by Ernst & Young LLP, which financial statements shall be unqualified; (iii) quarterly financial statements of the U.S. Borrower and its Subsidiaries on a consolidated basis for each of the Fiscal Quarters ended January 31, 2002 and April 30, 2002; and (iv) a business plan, prepared by the U.S. Borrower's management, for the Borrowers which shall include a financial forecast for the U.S. Borrower and its Subsidiaries on a (A) quarterly basis for the first twelve months after the Effective Date, and (B) annual basis thereafter through scheduled Term Loan Maturity.

           (c) Issuance of the Senior Subordinated Debt/Refinancing. The U.S. Borrower shall have received gross proceeds from the issuance of the Senior Subordinated Notes of not less than $247,000,000 and simultaneously with the receipt of the proceeds from the issuance of the Senior Secured Notes and also on the Effective Date, U.S. Borrower shall have effected the Refinancing on terms and conditions and pursuant to documentation reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received evidence thereof reasonably satisfactory to the Administrative Agent with respect to the Refinanced Indebtedness. After giving effect to the Transactions, U.S. Borrower and its Subsidiaries shall have outstanding no Indebtedness other than the Loans and the Indebtedness which shall not exceed the Dollar Equivalent amount of U.S.$50,000,000.

           (d) No Conflicting Law or Regulation. No law or regulation shall be applicable in the judgment of the Administrative Agent that restrains, prevents or imposes material adverse conditions upon the Transactions or the financing thereof, including the Credit Facilities.

           (e) No Material Adverse Change. There shall not have occurred or become known (i) any Material Adverse Change of U.S. Borrower (after giving effect to the Transactions) since October 31, 2001, (ii) any material change in the ability of any Loan Party to perform their respective obligations under the Credit Documents, or (iii) the ability of the Administrative Agent and the Lenders to enforce the Credit Documents.

           (f) Approvals. All requisite Governmental Authorities and third parties shall have approved or consented to (I) the execution, delivery and performance in all material respects of each Loan

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Party's obligations hereunder and under the Credit Documents and the Senior
Subordinated Debt Documents, to which each of them respectively is, or shall be, a party, and (II) the consummation of the Transactions to the extent required (without the imposition of any materially burdensome condition or qualification in the judgment of the Administrative Agent), and all such approvals shall be in full force and effect, all applicable waiting periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or would, individually or in the aggregate, reasonably be expected to have a reasonable likelihood of restraining, preventing or imposing materially burdensome or materially adverse conditions on any of the Transactions. The Administrative Agent shall have received copies (certified by U.S. Borrower as true and correct) of any such approvals or consents so obtained.

           (g) Payment of Fees and Expenses. All accrued fees and reasonable expenses (including the reasonable fees and expenses of Weil, Gotshal & Manges LLP and of all local domestic and foreign counsel) of the Lenders and the Administrative Agent in connection with the Credit Documents shall have been paid. U.S. Borrower hereby authorizes the Administrative Agent to deduct the amount of all such fees and expenses from the proceeds of the Loans at the Effective Date and make payment directly to all such counsel by wire transfer of funds at the Effective Date as set forth in a schedule to an Officers' Certificate delivered at the Effective Date.

           (h) Environmental Review. The Lenders shall have received such environmental reviews and reports as the Lenders may request, in form and substance satisfactory to the Administrative Agent, as to any environmental hazards or liabilities to which the Borrowers and its Subsidiaries may be subject, and the Lenders shall be satisfied with the content thereof.

           5.2. Conditions to All Credit Extensions. The obligation of the Lenders to make any Credit Extension (including the initial Credit Extension) hereunder is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

           (a) Notice, Application. The Administrative Agent shall have received a Notice of Borrowing from the Applicable Borrower or any L/C Lender, and the Administrative Agent shall have received an L/C Application or L/C Amendment Application from the Applicable Borrower as required under
      Section 3.2 (in the case of any Issuance of a Letter of Credit).

           (b) No Existing Default; No Legal Bar. No Event of Default or Unmatured Event of Default shall exist or shall result from such Credit Extension. No order, judgment or decree of any court, arbitrator or Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it on the date of such Credit Extension; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Credit Extensions hereunder.

           (c) Continuation of Representations and Warranties. The representations and warranties of each Borrower in Article VI and each Loan Party in each other Credit Document to which it is a party shall be true and correct in all material respects (except for those representations or warranties which are already qualified as to materiality, which shall be true and correct) on and as of the date of such Credit Extension with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

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           Each Notice of Borrowing, Notice of Conversion/Continuation, L/C
Application and L/C Amendment Application request submitted by any Applicable Borrower hereunder shall constitute a representation and warranty by each Applicable Borrower hereunder, as of the date of such notice or request and as of the relevant Borrowing Date, Issuance Date or date of such conversion or continuation, as applicable, that the applicable conditions in Section 5.1 and
Section 5.2 are satisfied.

           5.3. Conditions to Initial Credit Extension to Greif Australia. The obligation of any Lender to make the initial Credit Extension to Greif Australia hereunder is subject to the satisfaction or due waiver in accordance with
Section 11.1 of each of the following conditions precedent (the date of the satisfaction (or waiver) of each condition to the initial Credit Extension in this Section 5.3, the "Australian Effective Date")

           (a)   Effective Date. The Effective Date shall have occurred.

           (b) Documentation and Evidence of Certain Matters. The Administrative Agent shall have received the following documents each dated the Australian Effective Date unless otherwise indicated or agreed to by the Administrative Agent, each duly executed and notarized where appropriate (with one conformed copy for each Lender), each of which shall be reasonably satisfactory in form and substance to the Administrative Agent:

           (i) Secretary's Certificate. To the extent not delivered to the Administrative Agent pursuant to Section 5.1, a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party that has been authorized to execute and deliver any Credit Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) the by-laws (or equivalent Organizational Document) of such Loan Party as in effect on the date of such certification, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Organizational Document) of such Loan Party from the certificate of incorporation (or equivalent Organizational Document) delivered pursuant to Section 5.1(a)(vii) above;

           (ii) Opinions of Counsel. To the extent not delivered to the Administrative Agent pursuant to Section 5.1, opinions of counsel to the Loan Parties addressed to the Agents and the Lenders and addressing such matters as any Lender through the Administrative Agent may reasonably request, including, without limitation, the enforceability of all loan documentation governed by Australian law and the perfection of all security interests purported to be granted and no conflicts with material Agreements, in each case reasonably acceptable the Administrative Agent.

           (iii) Termination of Existing Liens. All Liens granted by Greif Australia to BNS for the benefit of the Current Lenders under the Existing Credit Agreement shall have been terminated pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent.

           (iv) Security Documents. To the extent not delivered to the Administrative Agent pursuant to Section 5.1, each Foreign Pledge Agreement relating to 100% of the Equity Interests in Greif Australia and all promissory notes issued to Greif Australia (collectively, the "Australian Collateral"), duly executed and delivered by the applicable Loan Parties, together with:

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                  (A) evidence satisfactory to the Administrative Agent that the
                Administrative Agent (for the benefit of the Creditors) has a valid and perfected first priority security interest in the Australian Collateral (subject only to Permitted Liens), including (x) such documents duly executed by each applicable Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Australian Collateral (including evidence reasonably satisfactory to the Administrative Agent that financing statements and other applicable documents under the laws of any applicable jurisdiction have been appropriately filed (or will be filed contemporaneous with or promptly after the Australian Effective
                Date), with respect to the perfection of Liens on Australian Collateral created by any Security Documents) and (y) copies of search reports as of a recent date listing all effective financing statements that name Greif Australia or the holders of the Equity Interests of Greif Australia as debtor, together with copies of such financing statements, none of which shall cover the Australian Collateral except for those which shall be terminated or assigned to the Administrative Agent on the Australian Effective Date;

                  (B) share certificates representing all of certificated
                Pledged Securities of Greif Australia being pledged pursuant to any of the Security Documents and, where applicable, stock powers for such share certificates executed in blank; and

                  (C) all instruments being pledged by Greif Australia pursuant to any of the Security Documents, duly endorsed in favor of the Administrative Agent or in blank.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

           Each Borrower makes the following representations and warranties to each Agent and each Lender, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the execution and delivery of this Agreement on the Effective Date and the making of each Credit Extension thereafter being deemed to constitute a representation and warranty that the matters specified in this Article VI are true and correct in all material respects after giving effect to the Transactions and as of the date of such Credit Extension unless such representation and warranty expressly indicates that it is being made as of any specific date).

           6.1. Corporate Status. Each Company (a) is a corporation or other legal entity duly organized or formed, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization; (b) has full corporate or other organizational power and authority and possesses all material governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted; (c) is duly qualified to do business and is in good standing (if applicable) under the laws of each jurisdiction where such qualification is necessary; and (d) is in compliance with all Requirements of Law, except, in each case referred to in clauses (b),
(c) and (d), to the extent that the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

           6.2. Authority. Each Company has all requisite corporate or other organizational power and authority to enter into each Credit Document and Transaction Document to which it is a party and to perform its obligations thereunder and to consummate the transactions contemplated thereby. All corporate or other organizational acts and other proceedings required to be taken by each Company to

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authorize the execution, delivery and performance of each Credit Document and
Transaction Document to which such entity is a party and the consummation of the transactions contemplated thereby have been duly and properly taken.

           6.3. No Conflicts; Consents. (a) The execution, delivery and performance by each Company of each Credit Document and Transaction Document to which such entity is a party does not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of (i) the Organization Documents of such Company; (ii) any Contractual Obligation; or
(iii) any judgment, writ, injunction, decree, or order or award of any arbitrator or Governmental Authority, or statute, law, ordinance, rule or regulation applicable to such Company or its properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not, individually or in the aggregate, have a Material Adverse Effect.

           (a) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be obtained or made by or with respect to any Company in connection with (i) the execution, delivery and performance of any Credit Document or Transaction Document, (ii) the consummation of the Transactions, (iii) the exercise by the Administrative Agent of the voting or other rights provided for in the Credit Documents, (iv) the exercise by the Administrative Agent of the remedies in respect of the Collateral pursuant to and subject to the conditions set forth in the Credit Documents other than those consents or approvals contemplated by the Credit Documents or (v) as a condition to the legality, validity or enforceability of any Credit Document.

           6.4. Binding Effect. Each Credit Document and Transaction Document to which any Company is a party constitutes the legal, valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, suspension of payments (suspension de pagos) or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

           6.5. Litigation. There are no Proceedings pending or, to the best knowledge of such Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against or affecting any Company or any of its properties which (a) would, individually or in the aggregate, have a Material Adverse Effect; or (b) would reasonably be expected to give rise to any legal restraint on or prohibition against or challenge the Transactions or any of the transactions contemplated by any Credit Document or Transaction Document. No Company is a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Authority or arbitration tribunal applicable to it or any of its respective properties, assets, operations or businesses, except where such events would not, individually or in the aggregate, have a Material Adverse Effect. To the best of such Borrower's knowledge, there is no pending investigation of any Company, nor has there been any such investigation threatened in writing in either case by any Governmental Authority, except where such events would not, individually or in the aggregate, have a Material Adverse Effect.

           6.6. No Default; Material Contractual Obligations. No Company is in default in the performance, observance or fulfillment of any Contractual Obligation of such Company which default would, individually or in the aggregate with any other default, have a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would, individually or in the aggregate with any other condition, constitute such a default. No event has occurred and no condition exists which, individually or in the aggregate with any other event or condition, would constitute an Event of Default or an Unmatured Event of Default. No Company is in violation of any term of its Organization Documents.

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           6.7.   ERISA. (a) No ERISA Event has occurred or is reasonably
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. As of the most recent valuation date for any Pension Plan, the amount of Unfunded Pension Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative amount of Unfunded Pension Liabilities) does not exceed U.S. $20,000,000. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not reasonably be expected to result in a Material Adverse Effect.

           (b) Each Foreign Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Loan Party has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The present value of the accrued benefit liabilities (whether or not vested) in the aggregate for all Foreign Plans which are funded, determined as of the end of the most recently ended fiscal year of a Loan Party on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Plans by an amount that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and for the Foreign Plans which are not funded, the obligations of such Foreign Plans are properly accrued in all material respects in accordance with local accounting policies, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           6.8. Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
7.12 and Section 8.7. No Company extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental or ultimate of buying or carrying Margin Stock, and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such Margin Stock or extending or maintaining credit to others for such purpose.

           6.9. Financial Condition; Financial Statements; Solvency; etc. (a) The audited consolidated balance sheet of U.S. Borrower dated October 31, 2001 (the "Balance Sheet"), and the audited consolidated statements of operations and cash flows of U.S. Borrower for the Fiscal Year ended October 31, 2001, together with the notes to such financial statements, have been prepared in conformity with GAAP consistently applied (except in each case as described in the notes thereto) and fairly present in all material respects the consolidated financial condition and results of operations of U.S. Borrower as of the date thereof and for the period indicated.

           (b) Since October 31, 2001, there has not occurred an event or condition that has had or would have, individually or in the aggregate, a Material Adverse Effect.

           (c) On and as of the Effective Date and on and as of the date of each Credit Extension, on a pro forma basis after giving effect to the Transactions to occur on such date (solely as to the Effective Date) and to all Indebtedness incurred, and to be incurred, and Liens created, and to be

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created, by each Loan Party on such date, each Loan Party (on a consolidated basis with its Subsidiaries) is and will be Solvent.

           (d) Except as fully reflected in the financial statements delivered at any time pursuant to Section 7.1 or Section 5.1(b) and except for the Indebtedness incurred under this Agreement and the Indebtedness evidenced by the Senior Subordinated Notes, there were as of the Effective Date and on and as of the date of each Credit Extension (and after giving effect to any Loans made on such date) no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to any Company of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, individually or in the aggregate, have had or would have a Material Adverse Effect.

           (e) During the period from October 31, 2001 to and including the Effective Date, there has been no sale, transfer or other disposition by any Company of any material part of its business or property, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of U.S. Borrower and its Subsidiaries, taken as a whole.

           6.10. Subsidiaries; Properties. As of the Effective Date, the U.S. Borrower has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.10 hereto and has no equity investments in any other Person other than those specifically disclosed in part (b) of Schedule 6.10. Schedule 6.10
(a) correctly sets forth the jurisdiction of incorporation or formation and ownership of each Subsidiary of the U.S. Borrower, (b) correctly sets forth the corporate name of each Subsidiary of the U.S. Borrower that is a Loan Party and
(c) in all material respects sets forth the corporate name of each Subsidiary of the U.S. Borrower that is not a Loan Party. All outstanding Equity Interests of each Subsidiary of the U.S. Borrower that is a Loan Party are or will be validly issued, fully paid and non-assessable and to the knowledge of each Responsible Officer of the U.S. Borrower, all outstanding Equity Interests of each Subsidiary of the U.S. Borrower that is not a Loan Party are or will be validly issued, fully paid and non-assessable. Each Company owns or leases, as applicable, all properties and assets reflected in the most recent financial statements delivered pursuant to Section 5.1(b) or Section 7.1, except as sold or otherwise disposed of since the date of such financial statements in the ordinary course of business and in accordance with this Agreement. Title to each such property or asset is held by U.S. Borrower or a Subsidiary free and clear of all Liens, other than Permitted Liens. The Companies hold all material licenses, certificates of occupancy or operation and similar certificates and clearances of municipal and other authorities necessary to own and operate their properties in the manner and for the purposes currently operated by such parties the absence of which would, individually or in the aggregate, have a Material Adverse Effect. No Company has received written notice of defaults with respect to any leases of real property under which any Company is lessor or lessee that would, individually or in the aggregate, have a Material Adverse Effect.

           6.11. Taxes. (a) Each Company has timely filed all material Tax Returns required to be filed by it, and each such Tax Return is complete and correct in all material respects. Each Company has timely paid all Taxes shown as due and payable on such Tax Returns or that are otherwise due and payable (except those Taxes that are being contested in good faith and for which adequate reserves are being maintained in accordance with GAAP), except where the failure to do so would not, individually or in the aggregate have a Material Adverse Effect. Each Company has made adequate reserves as required by GAAP for all Taxes of such Company which are not yet due and payable. The Loan Parties do not know of any proposed or pending tax assessment, audit or deficiency against any Company that would, individually or in the aggregate, have a Material Adverse Effect.

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           (b)    (i) No extension of a statute of limitations relating to
material Taxes is in effect with respect to any Company; (ii) no Company has ever been a member of an affiliated group of corporations within the meaning of
Section 1504 of the Code other than an affiliated group of corporations of which U.S. Borrower was the common parent; and (iii) there are no Tax sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving any Company other than between or among the Companies.

           (c) All deficiencies or assessments which have been asserted against any Company as a result of any federal, state, local or foreign Tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably would be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in U.S. Borrower's consolidated financial statements heretofore delivered to the Administrative Agent to the extent, if any, required by GAAP.

           6.12.  Environmental Matters. (a) Except as set forth on Schedule
6.12 and except as would not, individually or in the aggregate, after giving effect to the insurance policy described in subsection 6.12(c) below, have a Material Adverse Effect:

           (i) Each Company has obtained all Environmental Approvals with respect to the operation of the businesses and facilities and properties owned, leased or operated by any of them including, without limitation, any joint ventures.

           (ii) Each Company is in compliance with all terms and conditions of the Environmental Approvals specified in subsection (i) above, and is also in compliance with, and has no liability under, any Environmental Laws.

           (iii) No Company has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable foreign or state law, nor has any Company received any written notification that any Hazardous Materials that it or any of its predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for disposal or treatment of, or arranged with a transporter for transport for disposal or treatment of, have been found at any site at which any governmental agency or private party is conducting or plans to conduct a remedial investigation or other action pursuant to any Environmental Law.

           (iv) There have been no Releases of Hazardous Materials by any Company or, to the knowledge of the Borrowers, their respective predecessors in interest on, at, upon, into or from any facilities or properties owned, leased, or operated by any of them. To the knowledge of the Borrowers, there have been no such Releases of Hazardous Materials on, at, under or from any property adjacent to any Mortgaged Property that, through soil, air, surface water or groundwater migration or contamination, would reasonably be expected to have migrated to or under any Mortgaged Property.

           (v) No properties now or formerly owned, leased or operated by any Company are (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA or (iii) included on any comparable lists maintained by any Governmental Authority.

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           (vi)   There are no past or present events, conditions, activities, practices, or actions which would reasonably be expected to prevent any Company's compliance with any Environmental Law, or which could reasonably be expected to give rise to any liability under any Environmental Law.

           (vii) No properties now or formerly owned, leased or operated by any Company are or would reasonably be expected to be the subject of any investigation, response or corrective action under any Environmental Law.

           (viii) No Lien has been asserted or recorded, or to the knowledge of the Borrowers threatened under any Environmental Law with respect to any assets, facility, Inventory or property owned, leased or operated by any Company.

           (ix) No Company has assumed by contract or agreement any liabilities or obligations arising under any Environmental Law.

           (x) No Company has entered into or agreed to any currently pending or effective judgment, decree or order by any judicial or administrative tribunal, or is subject to any judgment, decree or order relating to compliance with any Environmental Law or to investigation, response or corrective action with respect to any Hazardous Material under any Environmental Law.

           (xi)   No Company has received any notice of an Environmental Claim.

           (xii) There are no underground storage tanks or related piping surface impoundments, or landfills at any property owned, operated or leased by any Company, other than those maintained in all material respects in compliance with all Environmental Laws, the violation of which would not have a Material Adverse Effect, and any former underground tanks or related piping surface impoundments, or landfills on any such property have been removed or closed in accordance with Environmental Laws.

           (b) Environmental Documents. On the Effective Date, to the knowledge of U.S. Borrower, all environmental investigations, studies, audits or assessments in the possession or control of any Company ("Reports") concerning any violation or potential violation of, or liability or potential liability under, any Environmental Law relating to any current or prior business, facilities or properties of any Company (or any of their respective predecessors in interest) or any property, asset or facility currently or formerly (i) owned, operated or leased or (ii) used for the storage or disposal of Hazardous Materials, in each case by any Company (or any of their respective predecessors in interest) have been made available to the Administrative Agent, except for Reports concerning such violation or liability, individually or in the aggregate, which would not have a Material Adverse Effect.

           (c) Environmental Insurance. As of the Effective Date, the Companies currently maintain in full force and effect, with Environmental Compliance Services (or other financially sound and reputable independent insurer reasonably satisfactory to the Administrative Agent), insurance with respect to their properties and business against Environmental Claims substantially in the form provided to the Administrative Agent prior to the Effective Date.

           6.13. Regulated Entities. No Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. No Company is subject to regulation under the Public Utility Holding Company Act of 1935, the U.S. Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other U.S. Federal, foreign or state statute or regulation limiting its ability to incur Indebtedness.

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           6.14.  Employee and Labor Matters. There is (i) no unfair labor practice complaint pending against any Company or, to the knowledge of the Borrowers, threatened against any of them, before the National Labor Relations Board or similar foreign entity, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Company or, to the knowledge of the Borrowers, threatened against any of them, and (ii) no strike, labor dispute, slowdown or stoppage pending against any Company or, to the knowledge of the Borrowers, threatened against any Company, except such as would not (with respect to any matter specified in clause (i) or (ii) above, either individually or in the aggregate) have a Material Adverse Effect.

           6.15. Intellectual Property. (a) Each Company owns or possesses adequate licenses or otherwise has the right to use, on reasonable terms, all of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (whether domestic or foreign) (collectively, "Intellectual Property") that are necessary for the operation of its business as presently conducted, except where the failure to so own or possess licenses or rights would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of each Responsible Officer of such Borrower, no claim has been asserted or is pending that any Company infringes upon the asserted rights of any other Person under any Intellectual Property nor does any Responsible Officer of such Borrower know of any valid basis for such claim, except for any such claim which would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of each Responsible Officer of the U.S. Borrower, no claim is pending that any such Intellectual Property owned or licensed by any Company or which any Company otherwise has the right to use, is invalid or unenforceable, except for any such claim which would not, individually or in the aggregate, have a Material Adverse Effect.

           (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, a Company owns or has the right to use all Intellectual Property described in clause (a), and the consummation of the transactions contemplated hereby will not alter or impair any such rights. The applicable Company's rights, title and interests in its Intellectual Property described in clause (a), are free and clear of all Liens other than Permitted Liens.

           6.16. Existing Indebtedness. The Dollar Equivalent of the principal amount of all Indebtedness of the Companies owed to any person other than a Company outstanding as of the Effective Date (other than the Obligations) and that is to remain outstanding after giving effect to the Transactions occurring on the Effective Date is less than U.S. $50,000,000.

           6.17. True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of U.S. Borrower and the other Companies in writing to any Lender (including, without limitation, all information contained in the Transaction Documents) in connection with this Agreement or any transaction contemplated herein is (or was, on the Effective Date), and all other such factual information (taken as a whole) furnished by or on behalf of the Companies in writing to any Lender after the Effective Date was and will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information, taken as a whole, not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information contained in or to be contained in such materials (including the projections included in the budgets to be furnished pursuant to Section 7.1(c)) are and will be based on good faith estimates and assumptions believed by U.S. Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts, that actual results during the period or periods covered by any such projections may differ materially from the projected results and that U.S. Borrower makes no representation or warranty that such projections, pro forma results or budgets will be realized. There is no fact known any Borrower which materially and

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adversely affects the business, operations, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Companies, taken as a whole, which has not been disclosed herein or in such other documents, certificates and written statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

           6.18. Security Interests; Certain Matters Relating to Collateral. The Security Documents, once executed, delivered, filed, recorded and/or notarized, as applicable, together with all necessary filings contemplated by the Security Documents, will create, in favor of the Administrative Agent for its benefit and for the benefit of the Lenders, as security for the obligations purported to be secured thereby, a valid and enforceable perfected first priority security interest in and Lien upon all of the Collateral, superior to and prior to the rights of all third persons and subject to no Liens except the Permitted Liens, in all cases until the security interests created thereby are released in accordance with this Agreement and the Security Documents. The mortgagor under each Mortgage has good and marketable fee simple title to or, with respect to any leasehold interests, a valid leasehold interest in the Mortgaged Property free and clear of all Liens other than Permitted Liens applicable to such Mortgaged Property. Each pledgor or assignor, as the case may be, has (or on and after the time it executes the applicable Security Document, will have) good and marketable title to all items of Collateral (other than Real Property subject to a Mortgage) covered by such Security Document free and clear of all Liens other than Permitted Liens. No filings or recordings are required in order to perfect the security interests created under any Security Document on the date such document is delivered, except for filings or recordings required in connection with any such Security Document as set forth in such Security Document.

           6.19. Representations and Warranties in Credit Documents and Transaction Documents. All representations and warranties set forth in the other Credit Documents and the Transaction Documents were (with respect to representations and warranties of parties other than the Borrowers, to the knowledge of such Borrower) true and correct in all material respects as of the time such representations and warranties were made and are true and correct in all material respects as of the Effective Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

           6.20. Senior Subordinated Debt Documents. All representations and warranties of each Borrower and any of its Subsidiaries contained in the Senior Subordinated Debt Documents were true and correct in all material respects on the date made. All agreements and instruments executed and delivered pursuant to the issuance of the Senior Subordinated Notes are described in Schedule 1.1(g). All of the Obligations to pay principal, premium, interest and, to the extent included in Obligations hereunder, obligations under Swap Contracts, are "Senior Debt" as defined in the Senior Subordinated Debt Documents, and other than the Obligations, there is no other "Senior Debt" designated thereunder. The Facilities provided in this Agreement and the other Credit Documents constitutes the "Credit Facilities" as defined in the Senior Subordinated Debt Documents. There is no event of default or event or condition which could become an event of default with notice or lapse of time or both, under the Senior Subordinated Debt Documents, and each of the Subordinated Debt Documents is in full force and effect.

           6.21. Broker's Fees. No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the Transactions contemplated hereby, and the Borrowers hereby jointly and severally indemnify the Agents and the Lenders against, and agree that they will jointly and severally hold the Agents and the Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including fees, expenses and disbursements or counsel) arising in connection with any such claim, demand or liability.

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                                   ARTICLE VII

                              AFFIRMATIVE COVENANTS

           So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than any contingent indemnity Obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

           7.1. Financial Statements, etc. The Borrowers shall deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

           (a) as soon as available, but not later than 90 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Companies as at the end of such year and the related consolidated statements of operations, retained earnings, shareholders' equity and cash flow for such year, setting forth in each case in comparative form the corresponding consolidated figures for the previous Fiscal Year and comparable budgeted figures for such Fiscal Year, and, in the case of the consolidated statements, accompanied by the opinion of Ernst & Young LLP or another internationally recognized independent certified public accounting firm selected by U.S. Borrower and reasonably acceptable to the Administrative Agent (the "Independent Auditor"), which opinion (i) shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position and results of operations of the Companies for the periods indicated in conformity with GAAP and (ii) shall not be qualified or limited because of a restricted or limited examination or in any other material respect by the Independent Auditor. Such opinion of the Independent Auditor shall be (i) delivered to the Administrative Agent pursuant to a reliance agreement between the Agents, Lenders and such Independent Auditor in form and substance reasonably satisfactory to the Agents, and (ii) shall be accompanied by a certificate of such Independent Auditor (x) stating that in the course of its regular audit of the business of the Companies no Event of Default or Unmatured Event of Default which has occurred and is continuing has come to their attention or, if such an Event of Default or Unmatured Event of Default has come to their attention, a statement as to the nature thereof and (y) setting forth a computation (which shall be in reasonable detail) showing the calculation of each of the Financial Maintenance Covenants;

           (b) as soon as available, but not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a copy of the consolidated balance sheet of the Companies as at the end of such quarter and the related consolidated statements of operations, retained earnings and cash flow for the period commencing on the first day and ending on the last day of such quarter, and the period from the beginning of the respective Fiscal Year to the end of such quarter, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the previous Fiscal Year, accompanied by a certificate of a Responsible Officer of U.S. Borrower, which certificate shall state that said consolidated financial statements fairly present in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end adjustments and the absence of footnotes), the consolidated financial position and the results of operations of the Companies;

           (c) within 90 days after the commencement of each Fiscal Year, budgets of the Companies in reasonable detail for each Fiscal Quarter of such Fiscal Year and for each Fiscal Quarter of the immediately succeeding Fiscal Year, in each case, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of statements of operations pursuant to subsection 7.1(a) and (b), a comparison of the current year-to-date financial results against the budgets required to be submitted pursuant to this subsection (c) shall be presented; and

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           (d)    promptly upon receipt thereof, a copy of each definitive
report or "management letter" or comparable analysis submitted to any Company by its independent accountants in connection with any annual, interim or special audit made by them of the books of any Company.

           7.2. Certificates; Other Information. The Borrowers shall deliver to the Administrative Agent and each Lender:

           (a) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), (i) a Compliance Certificate executed by a Responsible Officer of U.S. Borrower stating that (A) the Borrowers and their Subsidiaries are in compliance with each covenant set forth under this
Article VII and Article VIII, together with calculations (in reasonable detail) demonstrating Excess Cash Flow (in the case of delivery of financial statements pursuant to subsection 7.1(a)) and compliance with each Financial Maintenance Covenant, and with respect to any calculation utilizing EBITDA, a schedule showing the pro forma effect of any Acquisition to the extent pro forma effect is given thereto with appropriate supporting information and data and (B) no Event of Default or Unmatured Event of Default has occurred and is continuing and, if such an Event of Default or Unmatured Event of Default exists and is continuing, a statement setting forth the nature and status thereof and (ii) a summary of the outstanding balance of all loans made by any Company to another Company and all other intercompany Indebtedness as of the last day of the fiscal period covered by such financial statement, certified by a Responsible Officer of U.S. Borrower;

           (b) on and after the Trigger Date, concurrently with the financial statements delivered pursuant to subsections 7.1(a) and 7.1(b), an Interest Rate Certificate executed by a Responsible Officer of U.S. Borrower;

           (c) as soon as practicable, copies of all financial statements and regular, periodic or special reports that any Company may make to, or file with, the SEC or similar foreign authority or securities exchange if not otherwise delivered under Section 7.1;

           (d) as soon as practicable, such additional information regarding the business, financial or corporate affairs of any Company as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request;

           (e) within 45 days after the end of the first three Fiscal Quarters of each Fiscal Year and within 90 days after the end of each Fiscal Year, a certificate of a Responsible Officer (i) certifying compliance with Sections 5.6, 5.7, 6.5, 7.1 and 8.5 of the U.S. Borrower Guarantee and Security Agreement and the Domestic Guarantee and Security Agreement and the provisions of Section 7.15 and (ii)(A) certifying that no Real Property has been acquired subsequent to the Effective Date or the date of the last certificate delivered under this subsection 7.2(e), as appropriate, or if such Real Property has been so acquired, certifying which Real Property has been so acquired; and (B) if such Real Property has been so acquired, certifying that such Real Property has been made subject to the Lien of the Security Documents in accordance with the provisions of Section 7.15, if so required; and

           (f) promptly, after the sending or filing thereof, copies of all reports, financial statements and other documents which any Company is required to deliver pursuant to the Senior Subordinated Debt Documents and all material notices and other documents delivered to any Company by the indenture trustee thereunder in connection with the Senior Subordinated Notes Indenture.

           7.3. Notices. Promptly upon a Responsible Officer of any Company learning thereof, a Borrower shall notify the Administrative Agent and each
Lender:

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           (a)    of the occurrence of any Event of Default or Unmatured Event of Default;

           (b) of any of the following matters that would, individually or in the aggregate with any other such matters, reasonably be expected to have a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of any Company; (ii) any dispute, litigation, investigation, proceeding or suspension by or before any Governmental Authority affecting any Company or any of its properties; or (iii) the commencement of, or any development in, any litigation or Proceeding affecting any Company, including pursuant to any applicable Environmental Laws; and

           (c) of the occurrence of any of the following events if such event has resulted or could reasonably be expected to result in any Material Adverse Effect, an Environmental Lien, or in a Lien under ERISA or the Code (but in no event more than ten days after such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to any ERISA Entity with respect to such event, and upon the request of the Administrative Agent or any Lender shall furnish any Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any ERISA Entity with the Internal Revenue Service with respect to any Pension Plan:
(i) an ERISA Event; (ii) the adoption after the Effective Date of, or the commencement after the Effective Date of contributions to, any Plan subject to
Section 412 of the Code by any ERISA Entity; (iii) the adoption after the Effective Date of any amendment to a Plan subject to Section 412 of the Code;
(iv) of any pending or threatened Environmental Claim against any Company or any Real Property owned or operated by any Company that would, individually or in the aggregate, exceeds $20,000,000, (v) of any condition or occurrence on any Real Property owned or operated by any Company that (x) results in noncompliance by any Company with any applicable Environmental Law or (y) would form the basis of an Environmental Claim against any Company or any such Real Property, in each case of clause (x) or clause (y) to the extent that any such noncompliance or Environmental Claim would, singly or in the aggregate, have a Material Adverse Effect; and (vi) of any condition or occurrence on any Real Property owned or operated by any Company that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by any Company, as the case may be, of its interest in such Real Property under any Environmental Law which condition or occurrence would, individually or in the aggregate, have a Material Adverse Effect.

           Each notice under this Section 7.3 shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Borrowers or any affected Company proposes to take with respect thereto.

           7.4. Preservation of Corporate Existence, etc. Each Borrower shall, and shall cause each of its Subsidiaries to:

           (a) preserve and maintain in full force and effect its legal existence and, if applicable, good standing under the laws of its state or jurisdiction of organization, except in a transaction permitted by Section 8.2;

           (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business and defend all the foregoing against all claims, actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority, except in connection with transactions permitted by Section 8.2 and except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

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          (c)   use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (d) preserve or renew all of its Intellectual Property, the non-preservation of which would individually or in the aggregate, have a Material Adverse Effect; and

          (e) comply in all respects with all Requirements of Law having jurisdiction over it or its business if failure to comply with such requirements would, individually or in the aggregate, have a Material Adverse Effect.

          7.5. Maintenance of Property; Insurance. (a) Each Borrower shall, and shall cause each of its Subsidiaries, (i) to maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses and from time to time will make or cause to be made all repairs, renewals and replacements thereof which the applicable Company determines in good faith to be commercially reasonable so that the business carried on in connection therewith may be properly and advantageously conducted, and (ii) will maintain and renew as necessary all licenses, permits and other clearances reasonably necessary to use and occupy those properties occupied by such Company, except to the extent no longer economically desirable in the commercially reasonable opinion of the applicable Company, and (iii) promptly to pay all calls, installments and other payments which may be made or become due in respect of any shares held by any Company, except in each case where the failure to do so would reasonably be expected to have a Material Adverse Effect.

          (b) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect, with financially sound and reputable independent insurers, insurance on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned or occupied by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law for purposes of assuring compliance with this Section 7.5(b) and cause all such insurance to name the Administrative Agent on behalf of the Creditors as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

          (c) Without duplicating the requirements of subsection 7.5(b), each Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force the insurance coverages specified in the Mortgages and the other Security Documents so long as any Collateral is pledged thereunder pursuant to the terms of this Agreement and the Security Documents.

          7.6. Payment of Obligations. Each Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable all of their obligations and liabilities, including all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon their property; unless, in each case, the same are being contested in good faith by appropriate proceedings and adequate reserves are being maintained in accordance with GAAP by such Company with respect thereto or the failure to so pay or discharge would not, individually or in the aggregate, have a Material Adverse Effect.

          7.7. Taxes. Each Borrower shall, and shall cause each of its Subsidiaries to timely file all Tax Returns required by any Governmental Authority to be filed by them (which Tax Returns shall be accurate in all material respects) and timely pay and discharge all Taxes imposed on them or any of

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their property or assets (except those Taxes that are being contested in good faith, and for which adequate reserves are being maintained in accordance with GAAP by such Company with respect thereto) which if not paid would reasonably be expected to result in a Material Adverse Effect.

          7.8. Compliance with Environmental Laws. (a) Each Borrower shall, and shall cause each of its Subsidiaries to, comply with all Environmental Laws; (b) each Borrower shall, and shall cause each of its Subsidiaries to, pay all costs and expenses incurred by it in complying in all respects with all Environmental Laws, and will keep or cause to be kept all Real Property owned, operated or leased by any of them free and clear of any Liens imposed pursuant to such Environmental Laws; (c) in the event of the presence of any Hazardous Material at, on, under or upon any property owned, operated or leased by any Company which would reasonably be expected to result in liability under or a violation of any Environmental Law, in each case which would, individually or in the aggregate, have a Material Adverse Effect, U.S. Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any investigation, response or other action required pursuant to Environmental Laws to mitigate and eliminate any such adverse effect unless the failure to comply with these requirements specified in clause (a),
(b) or (c) above would not, individually or in the aggregate, have a Material Adverse Effect; provided, however, that no Company shall be required to comply with any order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; and (d) U.S. Borrower shall as promptly as practicable notify the Administrative Agent of the occurrence of any event specified in clause (c) of this Section 7.8 and shall thereafter keep the Administrative Agent informed on a periodic basis of any actions taken in response to such event and the results of such actions.

          7.9. Compliance with ERISA Each Borrower shall, and shall cause each ERISA Entity to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code, except where failure to comply with clause (a), (b) or (c) would not, individually or in the aggregate, have a Material Adverse Effect.

          7.10. Inspection of Property and Books and Records. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account, in which full, true and correct entries in all material respects (in order to permit the preparation of U.S. Borrower's consolidated financial statements in conformity with GAAP) shall be made of all financial transactions and matters involving the assets and business of the Companies and to comply with the requirements of this Agreement. Each Borrower shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of any Agent or any Lender to visit and inspect any of their properties or assets, to examine their corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with their directors, officers, and independent public accountants (and by this provision hereby authorizes such Persons to discuss such affairs, finances and accounts with any Lender or the Administrative Agent), all at the expense of U.S. Borrower so long as such expenses are reasonable and at such reasonable times and intervals during normal business hours and as often as may be reasonably desired, upon not less than two Business Days' advance notice to U.S. Borrower and to the applicable Subsidiary; provided, however, when an Event of Default or emergency exists the Administrative Agent or any Lender may do any of the foregoing at any time and without advance notice in a reasonable manner.

          7.11. End of Fiscal Years; Fiscal Quarters. U.S. Borrower shall, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on October 31 of each year

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and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on
January 31, April 30, July 31 and October 31 of each year.

          7.12. Use of Proceeds. The U.S. Borrower shall use the proceeds of the Term Loans and a portion of the Revolving Loans solely to (i) consummate a portion of the Refinancing, and (ii) pay fees and expenses related to the Issuance of the Senior Subordinated Notes, the Refinancing and the transactions contemplated hereby, and (iii) solely with respect to the Revolving Loans, provide working capital and for general business purposes of the Companies. Each Foreign Borrower shall use the proceeds of the Loans made to it solely to (i) pay fees and expenses related to the transactions contemplated hereby, and/or
(ii) provide working capital and for general business purposes of the Companies. No Foreign Borrower shall use any portion of the Loans made to it to refinance any Indebtedness the proceeds of which were used to finance the acquisition of any Foreign Subsidiary.

          7.13. Further Assurances; New Subsidiaries. Each Borrower shall, and shall cause each of its Subsidiaries to, take such actions as are reasonably necessary or as the Administrative Agent or any Lender may reasonably request from time to time to:

          (a) Ensure that (i) the Obligations of U.S. Borrower and each Foreign Borrower are unconditionally guaranteed by each Domestic Subsidiary (other than any Receivables Co. but including CorrChoice at such time as it becomes a Wholly-Owned Subsidiary of the U.S. Borrower) and secured by all of each such Domestic Subsidiary's property and assets, in each case pursuant to the Security Documents, and (ii) the Obligations of each Foreign Borrower are unconditionally guaranteed by each other Borrower (other than Greif Canada) and by each Foreign Subsidiary required to provide such a guarantee under subsection 7.13(b), and secured by a pledge of the Equity Interests of each Foreign Borrower (other than at any time prior to the 120th day after the Effective Date, the Self-Owned Dutch Stock), in each case pursuant to a Security Document; provided that in no event shall more than 65% of the total combined voting power of all classes of Equity Interests of any Foreign Borrower entitled to vote secure the Domestic Obligations of any Domestic Loan Party; and

          (b) Cause (i) each Domestic Subsidiary (other than any Receivables Co. but including CorrChoice at such time as it becomes a Wholly-Owned Subsidiary of the U.S. Borrower) created or acquired after the Effective Date by any Company in which the aggregate amount invested therein by any Company is in excess of the Dollar Equivalent of U.S. $2,000,000 or any other Domestic Subsidiary regardless of the amount invested therein if such Domestic Subsidiary guarantees the obligations of the U.S. Borrower under the Senior Debt Documents, to execute and deliver a joinder agreement substantially in the form of Exhibit 3 to the Domestic Guarantee and Security Agreement, and (ii) each Foreign Subsidiary that acquires or holds any Equity Interest of any Foreign Borrower to execute and deliver a Foreign Guarantee.

          (c) Ensure that prior to the 30th day after the Effective Date (or such later date agreed to by the Administrative Agent) each loan or advance (other than those evidenced by the Foreign Holdco Intercompany Notes which shall be pledged on the Effective Date) made by a Loan Party to a Company or another Person on or prior to, and outstanding on, the Effective Date shall be documented by a promissory note in form and substance reasonably acceptable to the Administrative Agent and pledged to the Administrative Agent for the benefit of the Creditors pursuant to a Security Document in form and substance reasonably acceptable to the Administrative Agent, and each such instrument shall be delivered to the Administrative Agent having been duly endorsed in favor of the Administrative Agent or in blank; provided, however, that if the Dollar Equivalent of the aggregate amount of all loans or advances made by the Loan Parties to any Company or other Person is less than $500,000 such loans and advances shall not required to be documented and pledged to the Administrative Agent hereunder; provided further, however, that at no time shall the Dollar Equivalent of the aggregate amount of all loans or advances

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made by the Loan Parties that are not documented by promissory notes and pledged to the Administrative Agent exceed $5,000,000.

          (d) Furthermore, with respect to any of the foregoing actions, the Borrowers shall, upon request by the Administrative Agent, cause to be delivered to the Administrative Agent such opinions of counsel and other related documents to assure itself that this Section 7.13 has been complied with.

          7.14. Pledge of Additional Collateral. In the event that (x) any Domestic Loan Party acquires after the Effective Date an interest in any additional Real Property with a fair market value in excess of the Dollar Equivalent of U.S. $20,000,000, such Domestic Loan Party shall take such actions and execute such documents as the Administrative Agent shall reasonably require to, with respect to any such Real Property acquired by any Loan Party, grant to the Administrative Agent a first priority perfected Lien on such Real Property for the benefit of Creditors. All actions taken by the parties in connection with the pledge of additional Collateral, including reasonable costs of counsel for the Lenders, shall be for the account of the Borrowers, who shall pay all reasonable sums due on demand.

          7.15. Security Interests. (a) U.S. Borrower shall, and shall cause each of the Loan Parties (other than any Receivables Co. and Soterra LLC but including CorrChoice at such time as it becomes a Wholly-Owned Subsidiary of the U.S. Borrower) to, perform any and all reasonable acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement, continuation statement or other statement) for filing in any appropriate jurisdiction under the provisions of the UCC and applicable laws or any statute, rule or regulation of any applicable jurisdiction, including with respect to any Domestic Loan Party, any filings in local real estate land record offices and the United States Patent and Trademark Office, or the United States Copyright Office which are reasonably necessary or advisable, from time to time, in order to grant, continue or maintain in favor of the Creditors, to which that Company is a party, a valid and perfected Lien on the Collateral, subject to no Liens other than Permitted Liens.

          (b) Each Borrower shall, and shall cause each of its Subsidiaries to, deliver or cause to be delivered to the Administrative Agent from time to time such other reasonable documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens on the Collateral granted by the Security Documents. Furthermore, with respect to any Collateral, U.S. Borrower shall cause to be delivered to the Administrative Agent such opinions of counsel, title insurance and other related documents as may reasonably be requested by the Administrative Agent to assure itself that Section 7.15 has been complied with.

          (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of any Real Property constituting Collateral, U.S. Borrower shall provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA and which shall be in form and substance reasonably satisfactory to the Administrative Agent.

          7.16. Currency and Commodity Hedging Transactions. Each Company shall only enter into, purchase or otherwise acquire swap contracts relating to currency or commodity hedging to the extent and only to the extent that such agreements or arrangements are entered into, purchased or otherwise acquired in the ordinary course of business of the Companies with reputable financial institutions or counterparties and not for purposes of speculation.

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          7.17. Pledge of Foreign Stock and Guarantees by Foreign Subsidiaries.
If, following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrowers reasonably acceptable to the Agents does not, within 30 days after a request from the Agents or the Required Lenders, deliver an opinion (in form and substance reasonably acceptable to the Agents) with respect to any Foreign Borrower which has not already had all of its Equity Interests owned by any Domestic Loan Party pledged pursuant to a Security Document, opining that (i) a pledge to secure the Domestic Obligations of any Domestic Loan Party of 66-2/3% or more of the total combined voting power of all classes of Equity Interests of such Foreign Borrower entitled to vote and (ii) entering into by such Foreign Borrower of a guarantee of the Obligations of the U.S. Borrower could reasonably be expected to cause the undistributed earnings of such Foreign Borrower as determined for U.S. Federal income tax purposes to be treated as a deemed dividend to such Foreign Borrower's United States parent for U.S. Federal income tax purposes, then (x) in the case of a failure to deliver the opinion with respect to the factors described in clause (i) above, that portion of such Foreign Borrower's outstanding Equity Interests, in each case not theretofore pledged pursuant to a Security Document, shall be pledged to the Administrative Agent pursuant to a Security Document (with appropriate modifications to conform to and subject to limitations of law) (or another guarantee and security agreement in substantially similar form, if needed) and,
(y) in the case of a failure to deliver the opinion with respect to the factors described in clause (ii) above, such Foreign Borrower shall execute and deliver a Foreign Guarantee and applicable Security Documents in substantially the form executed and delivered by each other Foreign Guarantor (with appropriate modifications to conform and subject to limitations of law) (or another guarantee and security agreement in substantially similar form, if needed) guaranteeing the Obligations of U.S. Borrower and securing such guarantee, in each case to the extent that the entering into of such agreements is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.17 to be form and substance reasonably satisfactory to the Administrative Agent.

          7.18. Register. Each Borrower and each Lender hereby designates the Administrative Agent to serve as such Borrower's and such Lender's agent, solely for purposes of this Section 7.18, to maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") on which it will record the Commitment from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation or any error in such recordation shall not affect any Borrower's obligations in respect of such Loans. The entries in the Register shall be prima facie evidence of the correctness thereof, and the Applicable Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of such a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. With respect to any Lender, the transfer of any Commitment of such Lender or the rights to the principal of, and interest on, any Loan shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment or Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment or Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment or Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to this Section 7.18. Coincident with the delivery of such an Assignment and Acceptance to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan (but only if Notes were requested by and issued to such Lender) and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing

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its duties under this Section 7.18, except to the extent finally determined by a court of competent jurisdiction to have arisen solely from the gross negligence or willful misconduct of the Administrative Agent.

          7.19. Maintenance of Credit Rating. U.S. Borrower shall take all necessary actions, including but not limited to, the provision of all information and the payment of all fees and expenses (including the reasonable fees and expenses of counsel), in order to maintain a credit rating on the Credit Facilities by both S&P and Moody's (or their successors or any other rating agency reasonably acceptable to the Administrative Agent).

          7.20. Limitations on Activities of U.S. Holdco and Foreign Holdco. (a) U.S. Borrower shall at all times hold 100% of the Equity Interests of U.S. Holdco. U.S. Holdco shall at all times directly hold 100% of the Equity Interests of Foreign Holdco. Foreign Holdco shall at all times directly hold 100% of the Equity Interests of RPIVL (other than, solely prior to the 120th day after the Closing Date, the Self Owned Dutch Stock). U.S. Holdco shall at all times conduct no operations or business, incur no direct or indirect obligations, contingent or otherwise, and hold no assets, other than in all such cases to the extent related to or arising out of its ownership of the Equity Interests of Foreign Holdco.

          (b) Foreign Holdco shall not at any time conduct operations or business, incur direct or indirect obligations, contingent or otherwise, and hold no assets other than the following: (i) its Obligations under the Credit Documents, (ii) Investments in its Subsidiaries permitted by this Agreement, and
(iii) Foreign Holdco Intercompany Notes.

          7.21. Certain Collateral Limitations. (a) Notwithstanding the foregoing, the provisions of Sections 7.13, 7.14, 7.15, 7.17 and 7.20 pertaining to the grant of any Lien on Collateral securing the Obligations need only be complied with after any Rating Date to the extent relating to the pledge of Equity Interests of Subsidiaries as provided in such Sections, except that this limitation shall not apply so long as at any time after any Rating Date the Credit Facilities are rated BB+ or less by S&P or are rated Ba1 or less by Moody's (a "Downgrade Date"), it nevertheless being expressly understood that all provisions of such Sections dealing with Guarantees shall remain in full force and effect on and after the Rating Date. Each Company shall, at the sole expense of U.S. Borrower, take any action and execute all documents and instruments necessary or desirable to reattach Liens on Collateral of at least equal value as the Collateral released after a Rating Date, in each case as promptly as practicable but in no event later than 90 days after such Downgrade Date.

          (b) From and after the Rating Date, the Administrative Agent shall, at the request and sole expense of U.S. Borrower, take any action and execute all documents and instruments to effect the release of the Lien of the Security Documents (as well as of Swap Contracts with Lenders or their Affiliates) on all Collateral which is not the Equity Interests of any Company pledged under any Security Document. Such release shall no longer be permitted if any Downgrade Date occurs, and each Company shall, at the sole expense of U.S. Borrower, take any action and execute all documents and instruments necessary or desirable to reattach Liens on Collateral of at least equal value as the Collateral released after a Rating Date, in each case as promptly as practicable but in no event later than 60 days after such Downgrade Date.

          (c) Upon the Soterra Disposition, provided all conditions set forth in subsection 8.2(a)(xvi) have been satisfied, the Lenders shall, at the sole expense of the U.S. Borrower, release Soterra LLC from its obligations under the Soterra Guarantee.

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               7.22. Post Closing Matters. The Borrowers shall, and shall cause each of their respective Subsidiaries to, satisfy the requirements set forth on
Schedule 7.22 on or before the date set forth opposite such requirement or such later date as consented to by the Administrative Agent./1/

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

               So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation (other than any contingent indemnity Obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

               8.1. Limitation on Liens; No Further Negative Pledge. (a) U.S. Borrower shall not, and shall not cause or permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any Company, whether now owned or hereafter acquired, except the following, which are herein collectively referred to as "Permitted Liens" (each of which shall be given independent effect):

               (i) Prior Liens, covering only the property or assets set forth in such Schedule 8.1(a) and securing Indebtedness outstanding on such date;

               (ii) any Lien created under any Credit Document and Liens created for the benefit of the Current Lenders in connection with the Existing Credit Agreement that have not been released and discharged;

               (iii) Liens for taxes, fees, assessments or other governmental charges which are not yet delinquent, or thereafter can be paid without penalty or are being contested in good faith and by appropriate proceedings promptly instituted and diligently conducted; provided, that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

               (iv) Liens imposed by law which were incurred in the ordinary course of business and have not arisen to secure Indebtedness, such as landlords', carriers', warehousemen's, mechanics', materialmen's, workmen's and repairmen's Liens, and other similar Liens arising in the ordinary course of business securing payment of obligations that are not more than 60 days past due, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Companies or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

               (v) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security or similar legislation;

               (vi) Liens securing (A) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases or statutory obligations, (B) contingent obligations on surety or appeal bonds, and (C) other non-delinquent obligations of a like nature, in each case, incurred in

----------------
/1/ To include certain Spanish collateral terminations and the amendments to the Foreign Holdco Notes to make them subject to NY law and raise them to the level of a public document in Spain.

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         the ordinary course of business and not in a manner inconsistent with industry practice; provided, however, that all such Liens individually or in the aggregate do not impair in any material respect the use of the property of the Companies or the operation of the business of the Companies taken as a whole;

               (vii) Liens consisting of a final judgment or order or judicial attachment liens, (including prejudgment attachment) provided that the enforcement of such Liens is effectively stayed or payment of which is covered in full (subject to a customary deductible) by insurance or which do not otherwise result in an Event of Default under subsection 9.1(i);

               (viii) easements, rights-of-way, servitudes, covenants, restrictive covenants, encumbrances, minor defects or irregularities in title and other similar restrictions which, individually or in the aggregate, do not materially interfere with the ordinary conduct of the businesses of the Companies and which do not materially impair for its intended purpose the Real Property to which they relate;

               (ix) security interests (whether purchase money or otherwise) on any real or personal property acquired, constructed or improved after the Effective Date by any Company securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such property; provided, however, that (A) any such Lien attaches to such property concurrently with or within 180 days after the acquisition thereof or the completion of construction or improvement, (B) such Lien attaches solely to the property so acquired, constructed or improved in such transaction, (C) the principal amount of the Indebtedness secured thereby does not exceed 100% of the fair market value of such property at the time of incurrence of such Indebtedness, plus the cost of construction or improvement, and (D) the principal amount of the Indebtedness secured by any and all such security interests, plus the aggregate amount of all Indebtedness arising under Capital Leases permitted solely by clause (x) of this subsection 8.1(a), shall not at any time exceed the Dollar Equivalent amount of U.S. $30,000,000;

               (x) Liens securing obligations in respect of Capital Leases on assets subject to such leases; provided, however, that (A) the principal amount of the Indebtedness secured thereby does not exceed 100% of the fair market value of such property at the time of incurrence of such Indebtedness, and (B) the aggregate amount of all Indebtedness arising under Capital Leases permitted solely by this clause (x) (other than in respect of Capital Leases for automobiles leased in the ordinary course of business that are not required to be capitalized under International Accounting Standards), plus the aggregate amount of all Indebtedness secured by security interests permitted solely by clause (ix) of this subsection 8.1(a), shall not at any time exceed the Dollar Equivalent amount of U.S. $30,000,000;

               (xi) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by any Company in excess of those set forth by regulations promulgated by the FRB or comparable Governmental Authority, and (B) such deposit account is not intended by any Company to provide collateral to the depository institution;

               (xii) Liens existing on any asset prior to the date of its acquisition which (A) were not created in contemplation of or in connection with such acquisition, and (B) do not extend to or cover any other property or assets of any Company.

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               (xiii)  Liens existing on any asset of any Person at the time such Person becomes a Subsidiary or is merged, amalgamated or consolidated with or into a Subsidiary which (A) were not created in contemplation of or in connection with such event and (B) do not extend to or cover any other property or assets of any Company;

               (xiv) Liens not otherwise permitted hereunder securing Indebtedness or other obligations not at any time exceeding in the aggregate a Dollar Equivalent amount of U.S. $20,000,000;

               (xv) The interest or title of a lessor under any operating Leases otherwise permitted by this Agreement with respect to the assets or properties of any Company entered into in the ordinary course of business;

               (xvi) Liens evidenced by UCC financing statements (or similar documents under a statute or statutes equivalent to the UCC) regarding operating and equipment leases permitted by this Agreement or in respect of consigned goods in the ordinary course of business which reflect ownership by a third party of the Property leased to that Person under a Lease that is not in the nature of a conditional sale or title retention agreement;

               (xvii) Any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of clause (i), (ix), (xii) or (xiii) of this subsection 8.1(a); provided, however, that such Indebtedness is not increased and is not secured by any additional assets as to which a Lien is not otherwise permitted hereunder;

               (xviii) Liens securing Intercompany Indebtedness to the extent such Intercompany Indebtedness is permitted by Section 8.4(c) or (r), including Foreign Holdco Intercompany Notes; provided, such Intercompany Indebtedness is evidenced by promissory notes in form, and shall be pledged to the Administrative Agent pursuant to documentation, reasonably satisfactory to the Required Lenders.

               (xix) Liens securing obligations under Swap Contracts with any Creditor to the extent such Swap Contract is permitted by the terms of this Agreement;

               (xx) Liens permitted by Article 4 of the Mortgage and the Security Documents;

               (xxi) Liens on Accounts or related assets of any Receivables Co. created in connection with a Permitted Receivables Transaction; and

               (xxii) Liens arising from the sale or disposition of property and assets contemplated by subsections 8.2(a)(iii), 8.2(a)(v), 8.2(a)(xiii) and Section 8.20.

               (b) No Company shall enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, except pursuant to (i) the Credit Documents, (ii) the Senior Subordinated Debt Documents, (iii) agreements entered into in connection with the purchase of assets which are subject to Liens for purchase money obligations or capital leases permitted by subclauses 8.1 (ix) and (x),
(iv) license agreements under which any Company is the licensee, (v) any other agreement that does not restrict in any manner (directly or indirectly) Liens created pursuant to the Credit Documents and does not require the direct or indirect granting of any Lien securing Indebtedness for the benefit of any Person by virtue of the granting of Liens hereunder, (vi) any industrial revenue or development bonds, acquisition agreements, agreements in connection with any Permitted Receivables Transaction permitted hereby (in which case, any prohibition

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or limitation shall only be effective against the property financed or acquired thereby) and (vii) operating leases of Real Property entered into in the ordinary course of business (in which case, any prohibition or limitation shall only be effective against the real property so leased).

         8.2. Consolidations, Mergers and Disposition of Assets. (a) The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, (A) consummate any Asset Sale, (B) wind up, liquidate or dissolve its affairs, (C) merge, amalgamate, consolidate with or into, or (D) convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of their respective properties or assets (whether now owned or hereafter acquired) to or in favor of any Person, except (each of which shall be given independent effect):

               (i) dispositions of used, worn-out, obsolete or surplus equipment or other property, all in the ordinary course of business; provided, however, that the proceeds thereof are reinvested in the business of one or more of the Companies;

               (ii) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of similar replacement equipment;

               (iii) Capital Expenditures permitted by Section 8.18; Leases not prohibited by this Agreement; the Liens permitted by Section 8.1; the Investments permitted pursuant to Section 8.4; the Restricted Payments permitted by Section 8.13; and sale-leaseback transactions permitted by Section 8.19;

               (iv) any Asset Sale so long as the aggregate sale proceeds from all such Asset Sales shall not exceed the Dollar Equivalent amount of U.S. $10,000,000 in any Fiscal Year of U.S. Borrower;

               (v) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof or as permitted by Section 8.20; provided, however, that any Foreign Subsidiary may effect such sale or discount with recourse if such sale or discount is consistent with its past practice or is consistent with customary practice in such Subsidiary's country of business;

               (vi) the licensing, in the ordinary course of business, of patents, trademarks, copyrights and know-how to or from third Persons, so long as any such license granted by any Company after the Effective Date is permitted to be assigned pursuant to the applicable Security Document and does not otherwise prohibit the granting of a Lien therein by any Company pursuant to any Security Document;

               (vii) any Subsidiary may be merged or consolidated with or into U.S. Borrower or any Domestic Loan Party (other than Soterra LLC) and any Subsidiary may transfer assets to U.S. Borrower or any Domestic Loan Party (other than Soterra LLC); provided, however, that in any merger or consolidation involving U.S. Borrower, U.S. Borrower shall be the surviving corporation;

               (viii) any Acquisition permitted by Section 8.4;

               (ix) any Foreign Borrower may merge or consolidate with or into or sell, assign or transfer its assets to any other Foreign Borrower, and any Foreign Subsidiary (other than

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         any Foreign Borrower) may merge or consolidate with or into or sell, assign or transfers its assets to any other Foreign Subsidiary; provided, however, (i) if such Foreign Subsidiary merges with or into a Foreign Borrower, such Foreign Borrower shall be the surviving corporation, and (ii) if the Foreign Subsidiary that is merged or consolidated or that sells, assigns or transfers its assets is a Foreign Guarantor, then the surviving entity or transferee, as the case may be, shall have executed and delivered a Foreign Guarantee;

               (x) any disposition in the ordinary course of business of Timber Lands so long as either (A) the Net Cash Proceeds, if any, therefrom are applied as provided in subsection 2.9(c), or (B) such disposition is pursuant to a substantially contemporaneous exchange for, or acquisition of, Timber Lands;

               (xi) any Subsidiary (other than the Foreign Borrowers) may be liquidated in connection with the sale of its assets as permitted by this Agreement and the cessation of operations in connection therewith so long as the Net Cash Proceeds therefrom are applied as provided in subsection 2.9(c);

               (xii) Asset Sales contemplated by Schedule 8.2(a)(xii) so long as made for fair market value as reasonably determined by U.S. Borrower and on ordinary business terms and so long as the Net Cash Proceeds therefrom are applied as provided in subsection 2.9(c); and

               (xiii) the sale, transfer or discount of Accounts pursuant to any Permitted Receivables Transaction so long as the Net Cash Proceeds therefrom are applied as provided in subsection 2.9(f) and such transaction is permitted by pursuant to Section 8.5 (m).

               (xiv) Asset Sales by any Company to any Domestic Loan Party (other than Soterra LLC); Asset Sales by any Foreign Borrowers to any other Foreign Borrower; Asset Sales from any Foreign Subsidiary (other than any Foreign Borrower) to any other Foreign Subsidiary and to the extent permitted by subsection 8.4(s), Asset Sales by any Domestic Loan Party to any Foreign Loan Party.

               (xv) Takings or Destructions or involuntary loss of title to Collateral; provided, however, with respect to such involuntary loss of title, the Lien in favor the Administrative Agent remains in place.

               (xvi) the Soterra Disposition; provided, however, at the time of the Soterra Disposition and after giving effect thereto, (i) no Unmatured Event of Default or Event of Default shall have occurred and be continuing; (ii) the U.S. Borrower shall be in pro forma compliance with the Financial Performance Covenants as if the Soterra Disposition had occurred on the first day of the most recently completed fiscal period for measuring compliance with such Financial Performance Covenants; (iii) the Net Cash Proceeds therefrom are as applied to prepay the Loans in subsection 2.9(c) and (iv) the Soterra Disposition will not result in the breach of or default under any material Contractual Obligation of any Company, and (v) all guaranties of Soterra LLC of any obligation of any Company owing to any other Person shall be simultaneously released.

               (xvii) Asset Sales not contemplated by subsections 8.2(a)(i) through (xvi) so long as (i) the aggregate sale proceeds from all Asset Sales pursuant to this subsection 8.2(xvii) do not exceed the Dollar Equivalent amount of U.S. $10,000,000 in any Fiscal Year, and (ii) the Net Cash Proceeds therefrom are applied as provided in subsection 2.9(c).

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               (b)  All Assets Sales (other than Asset Sales referenced in subsections 8.2(a)(v), (a)(vii), (a)(ix), (a)(xv) and (a)(xvi)) shall be made for fair market value (as determined by the U.S. Borrower in compliance with the terms of the Subordinated Notes Indenture) and, with respect to Asset Sales contemplated by subsections 8.2(i), 8.2(iv), 8.2(xii), and 8.2(xvii), at least 75% of the consideration paid to the applicable Company in connection with such Asset Sale shall be in the form of Cash or Cash Equivalents. To the extent the Required Lenders waive the provisions of this Section 8.2 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.2 (other than to a Company), the Agents and Lenders acknowledge and agree that such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall, at the sole expense of U.S. Borrower, take such actions as are appropriate in connection therewith.

               8.3. Operating Leases. The Borrowers shall not permit, and shall not cause or permit any Subsidiary to permit, the aggregate Lease payments calculated in accordance with GAAP (including, without limitation, any property taxes paid as additional rent or lease payments) by the Companies on a consolidated basis under any Lease (or any extension or renewal thereof) (excluding Capital Leases) to exceed the Dollar Equivalent amount of $40,000,000 for Leases entered into for the Fiscal Year ending in 2002, $60,000,000 for Leases entered into for the Fiscal Year ending in 2003, and the Dollar Equivalent amount of U.S. $70,000,000 for each Fiscal Year thereafter.

               8.4. Loans and Investments. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, (i) purchase or acquire, or make any commitment to purchase or acquire, any Equity Interest, or obligations or other securities of, or any interest in, any Person, (ii) make or commit to make any Acquisition, (iii) make or commit to make any advance, loan, extension of credit or capital contribution to, or guarantee of any obligation of, or any other investment in, or (iv) incur Contingent Obligations permitted pursuant to Section 8.8 on behalf of any Person (any of the foregoing, an "Investment"), except for (each of which shall be given independent effect):

               (a)  Investments by any Company in Cash and Cash Equivalents;

               (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

               (c) Investments (including Intercompany Indebtedness) by any Company in or to U.S. Borrower or any Domestic Loan Party (or in any Person that thereby becomes a Domestic Loan Party or is merged or consolidated into U.S. Borrower or any Domestic Loan Party) (other than Soterra LLC); provided, however, (x) upon request of the Required Lenders, any Intercompany Indebtedness shall be evidenced by promissory notes in form, and shall be pledged to the Administrative Agent pursuant to documentation, reasonably satisfactory to the Required Lenders, and (y) such Subsidiary shall have entered into the appropriate Security Documents pursuant to Section 7.13 and taken all necessary action pursuant to Section 7.16;

               (d) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with Asset Sales not prohibited by subsection 8.2(b); provided, however, that such non-cash consideration is pledged pursuant to the appropriate Security Document;

               (e) Investments made in order to consummate Acquisitions; provided, however, that (i) no Event of Default or Unmatured Event of Default exists or will result therefrom (including any such event under Section 8.15),
(ii) on a pro forma basis, after giving effect to such Acquisition(s), U.S. Borrower would have been in compliance with Sections 8.10, 8.11 and 8.12 on the last day of the most

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recently completed Fiscal Quarter (assuming, for purposes of Sections 8.10 and, if applicable, 8.12, that such Acquisition had occurred on the first day of the Test Period ending on such last day) which compliance shall be demonstrated in an Officers' Certificate delivered to the Administrative Agent and each Lender and (iii) the aggregate Dollar Equivalent amount of the consideration (which for each Acquisition shall be measured at the date of consummation thereof and which shall include Indebtedness assumed (not to exceed 50% of the total consideration for any Acquisition), earn-outs, working capital deficits and deferred payments) paid for all Acquisitions consummated since the Effective Date shall not exceed the Dollar Equivalent amount of U.S. $100,000,000 per Fiscal Year plus the net cash received as described in subsection 8.4(u)(ii) and less any Investments made pursuant to subsection 8.4(u);

               (f) pledges or deposits required in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other social security or similar legislation;

               (g) pledges or deposits in connection with (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), Leases or statutory obligations, (ii) contingent obligations on surety or appeal bonds (including those permitted by subsection 8.8(f)), and (iii) other non-delinquent obligations of a like nature, in each case incurred in the ordinary course of business;

               (h) advances, loans or extensions of credit to suppliers in the ordinary course of business consistent with past practice as of the Effective Date;

               (i) advances, loans or extensions of credit by any Company to employees of any Company (other than employees of Soterra LLC or any Receivables Co.) in the ordinary course of business and consistent with past practice as of the Effective Date; provided, however, that the aggregate amount of all such loans, advances and extensions of credit shall not at any time exceed in the aggregate a Dollar Equivalent amount of U.S. $7,500,000;

               (j) other Investments (excluding Investments of the types described in subsection 8.4(i) and Investments in Soterra LLC or any Receivables Co.) by any Company not at any time exceeding the sum of (i) in the aggregate a Dollar Equivalent amount of U.S. $15,000,000 since the Effective Date plus (ii) the aggregate net cash received by U.S. Borrower since the Effective Date in connection with such Investments as interest, dividends, distributions or other income and returns of capital;

               (k) Investments received in connection with the bankruptcy or reorganization, recapitalization or workout of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business or any foreclosure by any Company; provided, however, that any Equity Interests, instruments evidencing Indebtedness of such Person or other property so received is pledged pursuant to the appropriate Security Document;

               (l) Swap Contracts and other Contingent Obligations entered into in compliance with subsection 8.8(b);

               (m) Investments in existence on the Effective Date and listed in
Schedule 8.4(m), without giving effect to any additions thereto and Investments to be made pursuant to binding agreements in existence on the Effective Date set forth on Schedule 8.4(m) to the extent made in accordance with the terms of such agreements as in effect on the Effective Date, and any renewal or extension of any thereof in the ordinary course of business and on ordinary business terms in an amount not to exceed the original amount thereof;

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               (n)  any Company may hold additional Investments in any
Subsidiary to the extent that such Investments reflect an increase in the value of such Subsidiary resulting from retained earnings of such Subsidiary;

               (o) any endorsement of a check of other medium of payment for deposit or collection, or any similar transaction in the ordinary course of business;

               (p) Investments of any Person in the amount existing at the time such Person became a Subsidiary, to the extent such Investment was not made in connection with, or in contemplation of, such Person becoming a Subsidiary;

               (q) Soterra LLC may make Investments in any Company; any Foreign Borrower or Foreign Subsidiary may make Investments in or to any other Foreign Loan Party; and any Foreign Subsidiary (other than a Foreign Loan Party) may make Investments in any Company;

               (r) Subject to limitations in subsection 8.4(s), Investments by any Company in any Wholly-Owned Subsidiary (other than Soterra LLC) to the extent made in the ordinary course to fund or support the ordinary course operations of such Wholly-Owned Subsidiary or if de minimis and made in connection with the organization or formation thereof; provided, however, that upon the request of the Required Lenders all or any part of such Intercompany Indebtedness shall be evidenced by promissory notes in form, and shall be pledged to the Paying Agent pursuant to documentation reasonably satisfactory to the Required Lenders;

               (s) Investments consisting of the transfer of equipment (and any intellectual property rights necessary for the use of such assets) to Foreign Subsidiaries in the ordinary course of business so long as, at the time of any such transfer, the sum of the current book value of the assets transferred plus the book values of all other assets previously transferred to Foreign Subsidiaries pursuant to this clause (s) (measured as of the time of the relevant transfer) since the Effective Date, does not exceed 5% of the Total Assets of U.S. Borrower (measured at the time of such transfer);

               (t) Any Investment which, in the good faith judgment of such Company, is reasonably necessary in connection with, and pursuant to, any Permitted Receivables Transaction; provided, however, (i) the nature and extent of such Investment shall be disclosed to the Lenders in connection with approval of such Permitted Receivables Transaction and (ii) such Investment shall only be made in connection with a Permitted Receivables Transaction on terms satisfactory to the Required Lenders;

               (u) Investments in Joint Ventures by any Company not at any time exceeding the sum of (i) in the aggregate a Dollar Equivalent amount of U.S. $35,000,000 per Fiscal Year plus (ii) the aggregate net cash received by any Company since the Effective Date in connection with such Investments as interest, dividends, distributions or other income and returns of capital from Investments; and

               (v)  Contingent Obligations not prohibited by Section 8.8.

               8.5. Limitation on Indebtedness. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except (each of which shall be given independent effect):

               (a)  the Obligations;

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               (b) Indebtedness evidenced by the Senior Subordinated Notes;

               (c) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.8;

               (d) Indebtedness existing on the Effective Date which is Refinanced Indebtedness (which Indebtedness may not be outstanding beyond the Effective Date);

               (e) Indebtedness existing on the Effective Date which amount shall not exceed the Dollar Equivalent amount of U.S. $50,000,000 reduced by any Indebtedness incurred pursuant to subsection 8.5(n), and any refinancing, renewal or extension thereof by the applicable obligor that does not shorten the maturity or the average life to maturity thereof or increase the amount thereof (other than by the amount of fees and expenses (including prepayment premiums) related to such refinancing, renewal or extension);

               (f) Indebtedness incurred in connection with Capital Leases to the extent permitted by subsection 8.1(a)(x) and Indebtedness incurred in connection with the acquisition, construction or improvement of property to the extent permitted by subsection 8.l(a)(ix);

               (g) Intercompany Indebtedness to the extent permitted pursuant to
Section 8.4;

               (h) unsecured Indebtedness in an aggregate principal amount not to exceed in the aggregate at any time outstanding the Dollar Equivalent amount of U.S. $35,000,000;

               (i) Contingent Obligations of any Company in respect of recourse events in connection with any Permitted Receivables Transaction permitted pursuant to Section 8.5 (m);

               (j) Indebtedness subordinated on terms satisfactory to the Required Lenders not to exceed in the aggregate at any time outstanding the Dollar Equivalent amount of U.S. $150,000,000 so long as the Net Cash Proceeds therefrom are used to repay the Loans in accordance with subsection 2.9(d);

               (k) Indebtedness arising from honoring a check, draft or similar instrument against insufficient funds; provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;

               (l) Indebtedness of a Person assumed in connection with an Acquisition of such Person permitted by subsection 8.4(e); provided such Indebtedness was not incurred in connection with, or in contemplation of, such Acquisition;

               (m) Indebtedness of any Receivables Co. incurred in connection with a Permitted Receivables Transaction consisting of (i) Indebtedness in an aggregate amount at any time not to exceed the Dollar Equivalent amount of U.S. $120,000,000 and (ii) Indebtedness of any Company to any Receivables Co. in connection with any Permitted Receivables Transaction; provided, however, that in the case of clause (i) of this subsection, the Net Cash Proceeds therefrom shall be applied to repay the Loans as specified in subsection 2.9(f); and

               (n) unsecured Indebtedness of any Foreign Subsidiary in an aggregate principal amount for all Foreign Subsidiaries not to exceed in the aggregate at any time outstanding the Dollar Equivalent amount of U.S. $25,000,000

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               If such Indebtedness is incurred to refinance Indebtedness denominated in a currency other than U.S. Dollars and such refinancing would cause a Dollar Equivalent restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar Equivalent restriction shall not be deemed to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, but the ability to make subsequent incurrences of Indebtedness subject to the applicable Dollar Equivalent restriction shall be determined as if the relevant currency exchange rate applied to any such previous refinancing was the rate in effect on the date of such refinancing.

               8.6. Transactions with Affiliates. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, enter into any transaction with any Affiliate of U.S. Borrower (other than one or more Companies), (an "Affiliate Transaction") unless the terms of such transaction
(i) are set forth in writing, (ii) are upon fair and reasonable terms no less favorable to the Borrowers or such Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person not an Affiliate of U.S. Borrower or such Subsidiary; (iii) if such Affiliate Transaction (or series of related Affiliated Transactions) involves payments or value in an amount in excess of $5,000,000 in any one year, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction satisfies the requirement set forth in clause (ii) above as evidenced by a Board Resolution promptly delivered to the Administrative Agent, and (iv) if such Affiliate Transaction (or series of related Affiliated Transactions) involves aggregate payments or value in excess of $20 million in the aggregate, the U.S. Borrower obtains a written opinion from a nationally recognized investment banking firm reasonably satisfactory to the Administrative Agent, to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view to the U.S. Borrower and the Loan Parties; provided, however, that the following shall be permitted: (a) Restricted Payments permitted by Section 8.13; (b) the payment of reasonable and customary regular fees to directors of any Company who are not employees of any Company; (c) any transaction with an officer or member of the board of directors of any Company who is an Affiliate of the U.S. Borrower involving compensation or employee benefit arrangements so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor and such transaction is not prohibited subsection 8.4(i), (d) transactions in connection with Permitted Receivables Transactions,
(e) written tax sharing agreements approved by the Board of Directors of the U.S. Borrower and determined by such Board, in its good faith judgment, that such tax sharing agreements are fair and reasonable to any Loan Party part thereto, (f) the Soterra Disposition and (g) agreements in existence on the Effective Date (without giving effect to any amendment thereto) and described on
Schedule 8.6 hereto.

               8.7. Use of Proceeds. The Borrowers shall not and shall not cause or permit any Subsidiary to, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance Indebtedness of any Loan Party or others incurred to purchase or carry Margin Stock or (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock.

               8.8. Contingent Obligations. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Contingent Obligations, except:

               (a) endorsements for collection or deposit in the ordinary course of business;

               (b) Swap Contracts entered into in the ordinary course of business for the purpose of limiting or otherwise managing (and not for speculative purposes) fluctuations in interest rates, currency

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exchange rates, commodity prices or similar risks; provided, however, that with respect to any Swap Contract (i) relating to interest rate risk, the obligations thereunder must be directly related to payment obligations of Indebtedness permitted by Section 8.5, (ii) relating to fluctuations in commodity prices, such Swap Contracts must be entered into for the purpose of limiting risk in connection with commodity transactions entered into by such Company, and (iii) relating to fluctuations in currency exchange rates, such Swap Contracts must be directly related to the transactions entered into by such Company;

               (c) customary contractual indemnification obligations entered into in the ordinary course of business on ordinary business terms; and

               (d) obligations to adjust the purchase price relating to any disposition of assets;

               (e) Contingent Obligations existing as of the Effective Date and listed in Schedule 8.8;

               (f) Contingent Obligations arising under (i) letters of credit, banker's acceptances, banker's guaranties, surety bonds and similar agreements or instruments issued in connection with transactions arising in the ordinary course of business of any Company or (ii) any guaranty of the performance of Contractual Obligations (other than obligations to pay money) of other Persons that are not Subsidiaries so long as such guaranty arises in connection with a project in which a Company is otherwise involved in the ordinary course of business, not to exceed in the aggregate for all Contingent Obligations pursuant to this subclause (f) the Dollar Equivalent amount of U.S. $20,000,000;

               (g) Contingent Obligations permitted by Section 8.4 and Contingent Obligations by U.S. Borrower with respect to any Indebtedness of any Company incurred in accordance with Section 8.5;

               (h) other Contingent Obligations not at any time exceeding in the aggregate outstanding a Dollar Equivalent amount of U.S. $20,000,000;

               (i)  Contingent Obligations arising under the Credit Documents;
and

               (j) Contingent Obligations arising under the Senior Subordinated Debt Documents by each Company party to a Guarantee.

               8.9. Restrictions on Subsidiaries. (a) The Borrowers shall not cause or permit any Subsidiary to, directly or indirectly, enter into any agreement or instrument (other than the Credit Documents or the Senior Subordinated Debt Documents) which by its terms restricts the ability of such Subsidiary (a) to declare or pay dividends or make similar distributions, (b) to repay principal of, or pay any interest on, any Indebtedness owed to any Company, (c) to make payments of royalties, licensing fees and similar amounts to any Company or (d) to make loans or advances to, or guarantee any Indebtedness or other obligation of, any Company, except for such encumbrances or restrictions existing under or by reason of (i) customary provisions restricting subletting or assignment of any Lease governing a leasehold interest of any Company, (ii) customary provisions restricting assignment of any agreement or license entered into by any Company in the ordinary course of business, (iii) customary provisions restricting the transfer of assets subject to Liens permitted under subsections 8.1(ix) or (x), (iv) applicable law (including minimum capital requirements), (v) a Permitted Receivables Transaction (including limitations set forth in the Organizational Documents of a Receivables Co.) and (vi) Indebtedness contemplated by Section 8.5(l).

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

               (b) U.S. Borrower will not, and will not cause any Subsidiary to, directly or indirectly take any action which would cause any Subsidiary to cease to be a Subsidiary by virtue of the last sentence of the definition of Subsidiary.

               8.10. Fixed Charge Coverage Ratio; Interest Coverage Ratio. (a) U.S. Borrower shall not permit, as of any Test Date (beginning with the Test Date ending October 31, 2002), the Fixed Charge Coverage Ratio to be less than
1.20 to 1.0.

               (b) U.S. Borrower shall not permit, as of any Test Date (beginning with the Test Date ending October 31, 2002), the Interest Coverage Ratio to be less than 3.00 to 1.00:

               8.11. Minimum Net Worth. U.S. Borrower shall not permit Consolidated Net Worth (to be calculated for the purposes of this Section 8.11 by excluding net gains (but not losses) resulting from Asset Sales (other than sales of Timber Assets)) at the end of any Fiscal Quarter (beginning with the Fiscal Quarter ending October 31, 2002) to be less than (i) U.S. $500,000,000 plus (ii) 50% of the sum of positive Consolidated Net Income for each Fiscal Quarter beginning with the first Fiscal Quarter after the Original Closing Date (without reduction for losses) plus (iii) 100% of the Net Cash Proceeds received by U.S. Borrower after the Original Closing Date from each issuance of Equity Interests.

               8.12. Total Leverage Ratio. U.S. Borrower shall not permit, as of any Test Date (beginning with the Test Date ending October 31, 2002), the Total Leverage Ratio to exceed the ratio set forth opposite such Test Date in the table below:

        ==============================================================================
        Test Dates                                              Total Leverage Ratio
        ------------------------------------------------------------------------------
        October 31, 2002                                            4.00 to 1.00
        ------------------------------------------------------------------------------
        January 31, 2003                                            4.00 to 1.00
        ------------------------------------------------------------------------------
        April 30, 2003                                              3.75 to 1.00
        ------------------------------------------------------------------------------
        July 31, 2003                                               3.75 to 1.00
        ------------------------------------------------------------------------------
        October 31, 2003 and any Test Date thereafter               3.50 to 1.00
        ==============================================================================

               8.13. Restricted Payments. The Borrowers shall not, and shall not permit any Subsidiary to, directly or indirectly, (i) declare or make any dividend payment or other distribution of assets, properties, Cash, rights, obligations or securities on account of any shares of any class of the Equity Interests of any Company (other than to U.S. Borrower or any Company (other than Soterra LLC or any Receivables Co.)) or (ii) purchase, redeem or otherwise acquire for value any shares of any Company's Equity Interests or any warrants, rights or options to acquire such Equity Interests, now or hereafter outstanding owned by any Person other than U.S. Borrower or any Domestic Loan Party (any such prohibited transaction, a "Restricted Payment"), except that (each of which shall be given independent effect):

               (a) any Company may declare and make dividend payments or other distributions payable solely in its Equity Interests (other than Disqualified Stock), the U.S. Borrower can make the Soterra Disposition in the form of a dividend payment of its Equity Interests in Soterra LLC, and any rata basis to such Subsidiary,s shareholders generally;

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

           (b) any Company may purchase, redeem, defease or otherwise acquire or retire for value shares of its Equity Interests or warrants or options to acquire any such Equity Interests in exchange for shares of its Equity Interests (other than Disqualified Stock);

           (c) any Subsidiary may purchase, redeem, defease or otherwise acquire or retire for value shares of its Equity Interests or warrants or options to acquire any such Equity Interests so long as any such payments are paid solely to a Loan Party;

           (d) so long as no Unmatured Event of Default or Event of Default then exists pursuant to subsection 9.1(a), (f) or (g), U.S. Borrower may make Restricted Payments during any Fiscal Year in an amount not to exceed the excess of (I) the sum of (A) U.S. $25,000,000 plus (B) the sum of 50% of Consolidated Net Income for each Fiscal Year ending during the period beginning on March 2, 2001 and ending immediately prior to the date of such Restricted Payment and for which financial statements complying with subsection 7.1(a) have been delivered to the Lenders (it being understood that there shall not be any deductions for any net loss as shown on U.S. Borrower's income statement for any Fiscal Year prepared in accordance with GAAP) over (II) the aggregate amount of Restricted Payments made since March 2, 2001; provided, however, that in no event shall the aggregate amount of Restricted Payments made in any Fiscal Year exceed U.S. $25,000,000;

           (e) so long as no Unmatured Event of Default or Event of Default then exists U.S. Borrower may repurchase shares of its common stock from time to time during any Fiscal Year in an amount not to exceed the lesser of (I) U.S. $25,000,000 and (II) the Dollar Equivalent amount of 25% of Excess Cash Flow for the most recent Fiscal Year of U.S. Borrower; provided, however that in no event shall such a repurchase be permitted if (A) the mandatory prepayment required by subsection 2.9(b) for such Fiscal Year has not been completed in accordance with the requirements thereof and applied as set forth in subsection 2.9(f), or (B) at the time of the proposed repurchase the Total Leverage Ratio is greater than
2.0 to 1.0; and

           (f) U.S. Borrower may pay dividends of up to the lesser of (I) $0.01 per share of Class A Common Stock for each four consecutive Fiscal Quarters and (II) U.S. $250,000 for each consecutive Fiscal Quarter.

           8.14. ERISA. The Borrowers shall not, and shall not cause or permit any ERISA Entities to, engage in a transaction that would be reasonably likely subject to Section 4069 or 4212(c) of ERISA and that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           8.15. Change in Business. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, engage in any line of business that, taken on a consolidated basis, would be material and substantially different from those lines of business carried on by the Companies on the Effective Date, except that the Companies may engage in any reasonable extension, development or expansion thereof or in any business ancillary thereto.

           8.16. Accounting Changes. The Borrowers shall not, and shall not cause or permit any Subsidiary to, make any change in accounting principles or reporting practices, except as required by GAAP, or change their fiscal years.

           8.17. Amendments to Transaction Documents. The Borrowers shall not and shall not cause or permit any Subsidiary to, directly or indirectly, make any amendment, supplement or other modification of, or enter into any consent or waiver with respect to any material obligations under any Transaction Document.

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

           8.18. Capital Expenditures. The Borrowers shall not permit the aggregate amount of all Capital Expenditures made by the Companies for any Fiscal Year to exceed U.S. $120,000,000; provided, however, that (x) if the aggregate amount of Capital Expenditures for any Fiscal Year shall be less than U.S. $120,000,000 (before giving effect to any carryover), then the shortfall may be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) Fiscal Year if the amount expended in such Fiscal Year would not exceed U.S. $135,000,000 and (y) in determining whether any amount is available for carryover, the amount expended in any Fiscal Year shall first be deemed to be from the amount allocated to such year before any carryover.

           8.19. Sale and Lease-Backs. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any Lease, whether an operating lease or a Capital Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which any Company has sold or transferred or is to sell or transfer to any other Person (other than any Domestic Loan Party) or (ii) which any Company intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by any Company to any Person in connection with such lease, if in the case of clause (i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur within one year of each other or are with the same other Person, except for (i) any such transactions to the extent the aggregate Dollar Equivalent of such transactions does not exceed $15,000,000 at any one time outstanding, (ii) any transaction described on
Schedule 8.19 or (iii) the sale of an asset and the subsequent lease of such asset for a term of less than one year provided such transaction is not for the purpose of financing such asset.

           8.20. Sale or Discount of Receivables. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, sell, with or without recourse, or discount (other than in connection with trade discounts or arrangements necessitated by the creditworthiness of the other party, in each case in the ordinary course of business consistent with past practice) or otherwise sell for less than the face value thereof, notes or accounts receivable, except (i) to any Domestic Loan Party (other than Soterra LLC) and
(ii) by Foreign Subsidiaries in the ordinary course and is (I) consistent with past practice as of the Effective Date or consistent with the customary practices of the applicable country and (II) permitted by subsection 8.2(e) and
(o).

           8.21. Creation of Subsidiaries. The Borrowers shall not, and shall not cause or permit any Subsidiary to, establish, create or acquire after the Effective Date any Subsidiary; provided, however, that the U.S. Borrower shall be permitted to establish, create or acquire (i) direct or indirect Domestic Subsidiaries which are Subsidiaries or any other Subsidiary in connection with any Investment permitted by Section 8.4 so long as (x) at least 10 days' prior written notice thereof is given to the Administrative Agent and (y) at such time
Section 7.13 is complied with in all respects, and (ii) any Receivables Co.

           8.22. Limitation on Other Restrictions on Amendment of Documents. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly, enter into, suffer to exist or become or remain subject to any agreement or instrument to which any of them is a party or to which any of them or any property of any of them (now owned or hereafter acquired) may be subject or bound (except for the Credit Documents and the Transaction Documents) that would expressly prohibit or restrict (including by way of any covenant, representation or warranty or event of default), or require the consent of any Person to any amendment to, or waiver or consent to departure from the terms of, any Credit Document or Transaction Document (which, in the case of the Transaction Documents, would be materially adverse to the Lenders).

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

           8.23. Limitation on Payments or Prepayments of Indebtedness or Modification of Debt Documents. The Borrowers shall not, and shall not cause or permit any Subsidiary to, directly or indirectly:

           (a) make any payment or prepayment (optional or otherwise) on, or redemption of, or any payments in redemption, defeasance or repurchase (whether in Cash, securities or other property) of any Indebtedness (other than the Obligations or Intercompany Loans) in excess of the Dollar Equivalent of $10,000,000, except (i) regularly scheduled mandatory payments of interest and regularly scheduled payments of principal on Indebtedness permitted by Section 8.5, (ii) the conversion or exchange of any Indebtedness into Equity Interests of U.S. Borrower (other than in Disqualified Stock), (iii) refinancing of Indebtedness permitted by subsection 8.5(d), and (iv) the Refinancing; or

           (b) amend, supplement, waive or otherwise modify any of the provisions of any agreement or instrument governing any Indebtedness of any Company which is subject to the restriction of subsection 8.23(a):

           (i) which shortens the fixed maturity, or increases the interest rate or shortens the time of payment of interest or dividends on, or increases the amount or shortens the time of payment of any principal, or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of such Indebtedness, or increases the amount of, or accelerates the time of payment of, any fees payable in connection therewith;

           (ii) which relates to the affirmative or negative covenants, events of default, redemption or repurchase provisions, or remedies under the documents or instruments evidencing such Indebtedness and the effect of which is to subject any Company to any materially more onerous or more restrictive provisions; or

           (iii) if such Indebtedness is subordinated Indebtedness, which effects any changes to the subordination provisions (or related definitions) therein or otherwise materially adversely affects the interests of the Lenders as senior creditors or the interests of the Lenders under this Agreement or any other Credit Document in any respect.

           8.24. Consolidated Returns. U.S. Borrower shall not, and shall not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than the U.S. Borrower or a Subsidiary wholly owned directly or indirectly by the U.S. Borrower.

                                   ARTICLE IX

                                EVENTS OF DEFAULT

           9.1. Event of Default. Any of the following shall constitute an "Event of Default":

           (a) Non-Payment. Any Loan Party shall fail to pay, (i) when and as required to be paid herein (whether at stated maturity, upon prepayment or repayment or acceleration or otherwise), any principal of any Loan or of any L/C Obligation or (ii) within five Business Days after the same becomes due, any interest, fee or any other amount payable under any Credit Document.

           (b) Representation or Warranty. Any representation or warranty by any Loan Party made or deemed made in any Credit Document, or which is contained in any certificate, document or financial or other statement by any Loan Party or any Responsible Officer furnished at any time under

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any Credit Document, shall be incorrect in any material respect on or as of the date made or deemed made.

           (c) Specific Defaults. Any Loan Party shall fail to perform or observe any term, covenant or agreement contained in subsection 7.3(a), subsection 7.4(a), Section 7.20 or in Article VIII (other than Section 8.16,
Section 8.17 and Section 8.22).

           (d) Other Defaults. Any Loan Party shall fail to perform or observe any term, covenant or agreement (other than those referred to in subsections 9.1(a), (b) or (c) above) contained in any Credit Document, and such failure shall continue unremedied for a period of at least 30 days after the date upon which written notice thereof is given to the Borrowers by any Agent or any Lender.

           (e) Cross-Default. (i) Any Loan Party, any Obligor under any Intercompany Note or any Significant Subsidiary (collectively, the "Specified Companies" and each a "Specified Company") shall fail to make any payment in respect of any one or more issues of Indebtedness (other than the Obligations) or Contingent Obligation having an aggregate principal of more than the Dollar Equivalent amount of U.S. $20,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created or by which it is governed or (ii) any Specified Company shall fail to perform or observe any other term, condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (with or without notice or passage of time or both), such Indebtedness declared to be due and payable prior to its stated maturity or to require any Company to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness, or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption) prior to the stated maturity thereof or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; provided, however, that the aggregate amount of all such Indebtedness or Contingent Obligations for all Specified Companies so affected and cash collateral so required shall be in a Dollar Equivalent amount of U.S. $20,000,000 or more.

           (f) Insolvency; Voluntary Proceedings. Any Specified Company (i) shall cease or fail to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; (ii) commences or consents to any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing.

           (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding shall be commenced or filed against any Specified Company, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a Company, and such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy; (ii) any Specified Company shall admit the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Specified Company shall acquiesce in the appointment of a receiver, receiver and manager, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar person for itself or a substantial portion of its property or business.

           (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or a Multiemployer Plan which has resulted or would be reasonably likely to result in liability of any Company under Title IV of ERISA to such Pension Plan or Multiemployer Plan or to the PBGC in an

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aggregate Dollar Equivalent amount in excess of U.S. $20,000,000; (ii) the aggregate Dollar Equivalent amount of Unfunded Pension Liability among all Pension Plans at any time exceeds U.S. $20,000,000 and as a result thereof a lien shall be imposed, a security interest shall be granted or a material liability is incurred, which lien, security interest or liability, in the reasonable judgment of the Required Lenders, would be reasonably likely to result in a Material Adverse Effect; or (iii) noncompliance with respect to Foreign Plans shall occur that, in the opinion of the Required Lenders, when taken together with all other noncompliance with respect to Foreign Plans that have occurred, would reasonably be expected to result in liability of any Company in an aggregate amount exceeding U.S. $20,000,000.

           (i) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards shall be entered against any Company involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of a Dollar Equivalent amount for all Companies of U.S. $20,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 30 days after the entry thereof.

           (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree shall be entered against any Company which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

           (k) Guarantees. Any Guarantee shall cease to be in full force and effect or any of the Guarantors repudiates, or attempts to repudiate, any of its obligations under any of the Guarantees.

           (l) Security Documents. Any Security Document shall cease to be in full force and effect, or shall cease to give the Administrative Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of the Administrative Agent, superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens and Liens expressly permitted by the applicable Security Document, or any Company shall fail to comply with or to perform any material obligation or agreement under any Security Document within ten days after being requested by the Administrative Agent or any Lender.

           (m)    Change of Control. Any Change of Control shall occur.

           (n) Environmental Events. There shall have been asserted against any Company, claims, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any Company or any Affiliate, or any predecessor in interest of any Company or any Affiliate, which claims would, individually or in the aggregate, reasonably be expected to be determined adversely to any Company and the amount of any such claim (insofar as it is payable by any Company but after deducting any portion thereof which is reasonably expected to be paid, discharged or forgiven by other creditworthy Persons jointly and severally liable therefor) would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

           (o) Permitted Receivables Transaction Issues. Any event or circumstance shall occur which permits or requires the Persons purchasing, or financing the purchase of, Accounts under a Permitted Receivables Transaction to stop so purchasing or financing such Accounts, other than by reason of the occurrence of the stated expiration date of such Permitted Receivables Transaction or the voluntary termination thereof by any Company; provided that any notices or cure periods that are conditions to the rights of such Persons to stop purchasing, or financing the purchase of, such Accounts have been given or have expired, as the case may be.

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               (p)  Dutch Self-Owned Shares (i) Any event or circumstance shall occur which could result in a Lien (other than in favor of the Administrative Agent for the benefit of the Creditors) upon the Self-Owned Dutch Stock, or (ii) if on the 120th day after the Effective Date, (A) the Self-Owned Dutch Stock has not been cancelled or (B) the Administrative Agent (for the benefit of the Creditors) is not the sole pledgee of 100% of the issued and outstanding stock of RPIVL pursuant to a Security Document in form and substance substantially the same as the Security Documents governed by Dutch law delivered to the Administrative Agent on the Effective Date.

               9.2. Remedies. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request, or may, with the consent, of the Required Lenders:

               (a) declare the commitment of each Lender to make Loans and the obligation of each L/C Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

               (b) declare that the Borrowers shall immediately Cash Collateralize all outstanding undrawn amounts of Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit). The Administrative Agent may, from time to time after funds are deposited in any Collateral Account, apply funds then held in such Collateral Account to the payment of any amounts, in accordance with Section 2.15), as shall have become or shall become due and payable by the Borrowers to each L/C Lenders or Lenders in respect of the L/C Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.

               (c) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

               (d) direct the Borrowers to pay (and the Borrowers agree that upon receipt of such notice, or upon the occurrence of an Event of Default specified in subsection 9.1(f) or (g) with respect to any Borrowers, such Borrowers shall pay) to the Administrative Agent at the Agent's Payment Office such additional amount of cash, to be held as security by the Administrative Agent, as is equal to the aggregate undrawn face amount of all Letters of Credit issued for the account of any Borrower and then outstanding; and

               (e) exercise on behalf of the Administrative Agent and the Lenders all rights and remedies available to the Administrative Agent and the Lenders under the Credit Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection 9.1(f) or (g), the obligation of each Lender to make Loans and any obligation of any L/C Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, any L/C Lender or any other Lender.

               9.3. Rights Not Exclusive. The rights provided for in this Agreement and the other Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

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               9.4. No Waiver; Remedies

               No failure on the part of any Lender, L/C Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

               9.5. Balancing of Accounts; Enforcement in Spain

               (a) In the event of total or partial termination of the Agreement pursuant to this Article 9 or otherwise, and for the purposes of judicial or extra judicial enforcement pursuant to Articles 571 and 572 of the Spanish Law 1/2000, of January 7, 2000 on the Civil Procedure Law (Ley 1/2000, de 7 de enero, de Enjuiciamiento Civil, the "Civil Procedure Law") it is expressly agreed that the balance of the accounts referred to in Section 2.2.(b) calculated and certified by the Administrative Agent will be the clear, due and demandable sum to the Borrowers. The Borrowers shall be notified of the demandable sum arising from the aforementioned balancing of accounts in accordance with Article 572.2 of the Civil Procedure Law.

               (b) The enforcing document shall be a copy of this Agreement, issued with the formalities established in Article 517.2 of the Civil Procedure Law, which must be accompanied by the following documents:

                    (i) The certificate referred to in the first paragraph of this subclause 9.5, which details the balance of the account or accounts mentioned in Section 2.2.(b), arising from the balancing of accounts performed by the Administrative Agent and prepared in accordance with
     Article 572 of the Civil Procedurel Law of Spain. The Notary must place on record that he/she is acting at the request of the Administrative Agent and that the balancing of the Borrowers' account has been carried out in the manner agreed by the Parties herein.

                    (ii) A statement detailing the debit and credit entries and those relating to the application of interest which give rise to the specific balance in respect of which enforcement is requested.

                    (iii) The document which proves that the Borrowers have been notified of the amount due, in accordance with the terms of the first paragraph of this Section 9.5.

               9.6. Order of Payment following an Event of Default.

               (a) Each Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding any other provision herein, the Administrative Agent may, and, upon either (x) the written direction of the Required Lenders or (y) the acceleration of the Obligations pursuant to Section 9.2, shall, apply all payments in respect of any Obligations and all funds on deposit in any Collateral Account (including all proceeds arising from a Taking, Destruction (or a like event) that are held in the Collateral Account pending application of such proceeds as required hereunder) and all other proceeds of Collateral in the following order:

                    (i) First, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent;

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                     (ii)  Second, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the L/C Lenders;

                     (iii) Third, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the L/C Lenders;

                     (iv) Fourth, to pay interest then due and payable in respect of the Loans and L/C Borrowings;

                     (v) Fifth, to pay or prepay principal amounts on the Loans and L/C Borrowings and to Cash Collateralize outstanding Letters of Credit in the manner described in Section 9.2, ratably to the aggregate principal amount of such Loans, L/C Borrowings and L/C Obligations;

                     (vi)  Sixth, to the ratable payment of all other
               Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any clause above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or L/C Lender's interest in the aggregate outstanding Obligations described in such clause. The order of priority set forth in the clauses above may at any time and from time to time be changed by the agreement of the Lenders as required pursuant to Section 11.1 without necessity of notice to or consent of or approval by the Borrower, any Creditor that is not a Lender or by any other Person that is not a Lender. The order of priority set forth in clauses first, second and third above may be changed only with the prior written consent of the Administrative Agent in addition to that of the Lenders as required pursuant to Section 11.1.

               (b)   The parties hereto acknowledge and agree that proceeds of

                     (i) Collateral pledged to the Administrative Agent by Foreign Loan Parties and

                     (ii) Collateral consisting of the stock of a Foreign Subsidiary (in excess of 65% of the total combined voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote) pledged to the Administrative Agent by a Domestic Loan Party shall not be applied by the Administrative Agent pursuant to this Section 9.6 to repay Domestic Obligations if the application of such proceeds could reasonably be expected to cause the undistributed earnings of the applicable Foreign Subsidiary (as determined for U.S. Federal income tax purposes) to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for U.S. Federal income tax purposes.

                                    ARTICLE X

                                   THE AGENTS

               10.1. Appointment and Authorization. (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. The Administrative Agent is expressly authorized to (A) execute and deliver, and approve the form and substance of, all Security Documents on the Effective Date or any other time and (B) execute and deliver on behalf of the Lenders and the Agents all documents necessary to release Collateral from the Lien of the Credit Documents as and when permitted by the terms of any Credit Document. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Credit Document, no Agent shall have any duties or responsibilities except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any Agent or any of its affiliates. The provisions of this Article X are solely for the benefit of the Agents and the Lenders, and no Loan Party shall have any rights as a third party beneficiary of any

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of the provisions hereof. In performing its functions and duties under this
Agreement, except to the limited extent provided in Section 7.18, each Agent shall act solely as an agent of the Lenders as provided for herein and no Agent assumes or shall be deemed to have assumed any obligation or relationship of agency or trust with or for any Loan Party. No Agent shall have any responsibilities under any Credit Document, except as expressly set forth therein.

               (b) Each L/C Lender shall act on behalf of the Revolving Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for each L/C Lender with respect thereto; provided, however, that each L/C Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by each L/C Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article X, included each L/C Lender with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to each L/C Lender.

               (c) The Swing Line Lenders shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Swing Line Lenders in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Administrative Agent," as used in this Article X, included each of the Swing Line Lenders with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Swing Line Lenders.

               (d) Each Lender, L/C Lender, the Syndication Agent, each Documentation Agent, each Joint Lead Arranger and each Joint Book Manager hereby:

                    (i) constitutes and appoints Citicorp North America, Inc. (and the individuals through which it may be represented) or any other Person appointed Administrative Agent pursuant to Section 10.9 (Successor Agents) (and the individuals through which it may be represented), its true and lawful attorney-in-fact to:

                         (A) execute, accept, register at the relevant registries and deliver any Credit Document, including one or more Collateral Documents, as such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all post-effective amendments, extensions, supplements and cancellations to such Credit Documents, in such form(s) as such attorney-in-fact may approve, and to file the same and all other documents in related thereto with the applicable Government Authorities or such other Person as required by any Requirement of Law and to hold on behalf of each present and future Creditor security granted by a Loan Party; provided, however, that in no event shall this clause
               (d) be deemed to authorize or permit Citicorp North America, Inc. or any other Person to execute this Credit Agreement or any amendment hereto or waiver hereof as attorney-in-fact of any Lender or L/C Lender, and

                         (B) appear before a notary public for the purposes of raising to the status of public document ("elevar a publico") any Credit Document, as well as in order to execute the notarial deeds ("escrituras publicas o polizas") which are necessary in order for any Loan Party to grant any other guaranty or security interests in order to secure their obligations under any Credit Document.

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                     (ii) grants to such attorney-in-fact full power and
     authority to do and perform each and every act necessary to be done to ensure that such Collateral Documents comply with Requirements of Law.

               10.2. Delegation of Duties. Each Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

               10.3. Exculpatory Provisions. No Agent or any of its Affiliates shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document or under any other document or instrument referred to or provided for herein or therein or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct), (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of any Loan Party, or any officer thereof, contained in this Agreement or in any other Credit Document, under or in connection with, this Agreement or any other Credit Document, or the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or any other document referred to or provided for herein or therein, or for any failure of any Loan Party or any other party to any Credit Document to perform its obligations hereunder or thereunder, (iii) except to the extent that, with respect to any Agent, it is expressly instructed by the Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Credit Document or (iv) with respect to any Agent, be under any obligation to take any action hereunder or under any other Credit Document if such Agent believes in good faith that taking such action may conflict with any law or any provision of any Credit Document, or may require such Agent to qualify to do business in any jurisdiction where it is not then so qualified. No Agent or any of its Affiliates shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Loan Party or any Subsidiary or Affiliate of any Loan Party.

               10.4. Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party or any Subsidiary), independent accountants and other experts selected by any Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document, unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document, in accordance with a request or consent of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

               (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by any Agent to such Lender for

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consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

               10.5. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, unless such Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default." If a Agent receives such a notice, such Agent will notify the Lenders of its receipt thereof. Each Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Required Lenders in accordance with Article IX; provided, however, that, unless and until a Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Lenders except to the extent that this Agreement expressly requires otherwise.

               10.6. Credit Decision. Each Lender acknowledges that no Agent or any of its Affiliates has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by any Agent or any Lender. No Agent shall be required to keep itself informed as to the performance or observance by any Lender of this Agreement or any of the other Credit Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of any Loan Party. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Credit Document, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Except for notices, reports and other documents and information expressly herein required to be furnished to the Lenders by any Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of any Agent or any of its Affiliates.

               10.7. Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand each Agent and each of its Affiliates (to the extent not reimbursed by or on behalf of the Loan Parties in accordance with the terms hereof and without limiting the obligation of the Borrowers to do so), pro rata (determined on the same basis used in determining Pro Rata Share), from and against any and all Losses which may at any time be imposed on, incurred by or asserted against any Agent in its capacity as such (including by any Lender) arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for the payment to any Agent or any of its Affiliates of any portion of the Losses resulting from such Person's gross negligence, bad faith or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share (determined on the same basis used in determining Required Lenders) of any costs or out-of-pocket expenses (including all reasonable fees, disbursements and charges

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of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein or therein, to the extent that any Agent is not reimbursed for such expenses by or on behalf of the Loan Parties. The agreements set forth in this Section 10.7 shall survive the payment of all Loans and other obligations hereunder and the resignation or replacement of any Agent and shall be in addition to and not in lieu of any other indemnification agreements contained in any other Credit Document.

               10.8. Agents in Individual Capacity. Each Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates of the Loan Parties as though such Agent were not a Agent hereunder, without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, a Agent and its Affiliates may receive information regarding the Loan Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliates) and acknowledge that no Agent or any of its Affiliates shall be under any obligation to provide such information to them. With respect to its Loans, a Agent (and any of its Affiliates which may become a Lender) shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Agent or an L/C Lender. The terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include a Agent in its individual capacity.

               10.9. Successor Agents. Any Agent may, and at the request of the Required Lenders shall, resign as an Agent upon 30 days' notice to the Lenders and the Borrowers. If an Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor Agent, as applicable, which successor agent shall, so long as no Event of Default exists, be subject to the approval of the Borrowers (which approval shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the designation of an Agent, such Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent, from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent, and the term "Administrative Agent", "Syndication Agent" and "Joint Lead Arranger" shall mean such successor agent and the retiring Agent's appointment, powers and duties as such Agent shall be terminated. After the retiring Agent's resignation hereunder as such Agent, the provisions of this
Article X and Section 11.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement. If no successor agent has accepted appointment as the applicable Agent by the date which is 30 days following the retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Each successor Agent shall comply with subsection 4.1(e).

               10.10. Concerning the Collateral and the Security Documents; Collateral Matters Relating to Related Obligations

               (a) Each Lender and each L/C Lender agrees that any action taken by the Administrative Agent or the Required Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Credit Documents, and the exercise by the Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, L/C Lenders and other Creditors. Without limiting the generality of the foregoing, the Administrative

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Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders and the L/C Lenders with respect to all payments and collections arising in connection herewith and with the Security Documents, (ii) execute and deliver each Security Document and accept delivery of each such agreement delivered by any Borrowers or any of their respective Subsidiaries, (iii) act as collateral agent for the Lenders, the L/C Lenders and the other Creditors for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein, provided, however, that the Administrative Agent hereby appoints, authorizes and directs each Lender and L/C Lender to act as collateral sub-agent for the Administrative Agent, the Lenders and the L/C Lenders for purposes of the perfection of all security interests and Liens with respect to each Borrower's and their respective Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such L/C Lender, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Security Documents and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Credit Document, exercise all remedies given to the Administrative Agent, the Lenders, the L/C Lenders and the other Creditors with respect to the Collateral under the Credit Documents relating thereto, applicable law or otherwise.

               (b) The benefit of the Credit Documents and of the provisions of this Agreement relating to the Collateral shall extend to and be available in respect of any Obligation arising under any Swap Contract or Cash Management Obligation or that is otherwise owed to Persons other than the Administrative Agent, the Lenders and the L/C Lenders (collectively, "Related Obligations") solely on the condition and understanding, as among the Administrative Agent and all Creditors, that (a) the Related Obligations shall be entitled to the benefit of the Credit Documents and the Collateral to the extent expressly set forth in this Agreement and the other Credit Documents and to such extent the Administrative Agent shall hold, and have the right and power to act with respect to, the Guarantees and the Collateral on behalf of and as agent for the holders of the Related Obligations, but the Administrative Agent is otherwise acting solely as agent for the Lenders and the L/C Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Credit Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Creditor under any separate instrument or agreement or in respect of any Related Obligation, (c) each Creditor shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Credit Documents, by the Administrative Agent and the Required Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Revolving Commitments and its own interest in the Loans, L/C Obligations and other Obligations to it arising under this Agreement or the other Credit Documents, without any duty or liability to any other Creditor or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Creditor (except the Administrative Agent, the Lenders and the L/C Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the Credit Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker's lien or similar right except as expressly provided in Section 11.10.

               10.11. Failure To Act. Except for action expressly required of a Agent hereunder and under the other Credit Documents, each Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders

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of their indemnification obligations under Section 10.7 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

               10.12. Special Provisions in relation to Dutch Collateral.

               (a) Foreign Holdco and each other Loan Party that is or becomes a party to a Security Document governed by Dutch law (together with Foreign Holdco, each, a "Dutch Law Loan Party") undertakes (such undertaking to become effective at the time of effectiveness of the related Security Document) to pay to the Administrative Agent as a separate and independent obligation an amount which from time to time will be equal to the total amount owed by such Loan Party to any Creditor (excluding any amount owed to the Administrative Agent under this Section 10.12) under the Credit Documents (the "Parallel Debt").

               (b) For the avoidance of doubt it is confirmed that clause (a) above means:

                      (i) that any separate and independent payment obligation of a Dutch Law Loan Party under clause (a) above shall be due and payable to the Administrative Agent under this Section 10.12 as soon as, and to the extent that, the amount owed by such Dutch Law Loan Party to any Creditor (excluding any amount owed to the Administrative Agent under this Section10.12) is due and payable under the Credit Documents,

                      (ii) accordingly (without prejudice to the foregoing), that upon any Loans or other amounts (the "Accelerated Amounts") being declared due and payable or payable on demand (as the case may be) by a Dutch Law Loan Party pursuant to Section 9.2, a portion of the Parallel Debt in the same amount as the Accelerated Amounts shall be due and payable or payable on demand (as the case may be) on the same terms as are applicable to the Accelerated Amounts; and

                      (iii) that the undertaking of each Dutch Law Loan Party under this Section 10.12 shall not increase the principal, interest, or fees owing by such Dutch Law Loan Party under the Credit Documents.

               (c) Each of the parties acknowledges that the Parallel Debt represents the Administrative Agent's own claim (vordering) to receive payment of such Parallel Debt by each Dutch Law Loan Party and that the total amount which may become due under the Parallel Debt pursuant to this Section 10.12 shall never exceed the total amount which become due by such Dutch Law Loan Party to the Creditors (other than under this Section 10.12).

               (d)    Notwithstanding any of the other provisions of this
Section 10.12:

                      (i) the total amount due and payable by each Dutch Law Loan Party as the Parallel Debt under this Section 10.12 shall be decreased to the extent such Dutch Law Loan Party shall have paid any amounts to any Creditor or any of them to reduce such Loan Party's outstanding obligations to the Creditors or any Creditor otherwise receives any amount in payment of such obligations (other than by virtue of Section 10.12(f)); and

                      (ii) to the extent that any Dutch Law Loan Party shall have paid any amounts to the Administrative Agent under the Parallel Debt or the Administrative Agent shall have otherwise received monies in payment of such Parallel Debt, the total amount due and payable by such Dutch Law Loan Party to the Creditors shall de decreased by an equivalent amount as if said

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         amounts were received directly in payment of the amounts due to the
         Creditors (other than amounts due under this Section 10.12).

               (e) For the purpose of this Section 10.12, the Administrative Agent acts in its own name and on behalf of itself but for the benefit of the Creditors and any security right granted to the Administrative Agent to secure the Parallel Debt is granted to the Administrative Agent in its capacity as sole creditor of the Parallel Debt.

               (f) All payments received by the Administrative Agent shall be applied towards payment of the Parallel Debt, where upon the Administrative Agent shall distribute all amounts to the Creditors in accordance with Section 2.15.

               (g) To the extent that any amounts are paid to the Administrative Agent in payment of the Parallel Debt, the Administrative Agent shall, in accordance with the provisions of the Credit Documents, return to such Dutch Law Loan Party such amounts, if any, received in excess of the amount due to the Creditors.

                                   ARTICLE XI

                                  MISCELLANEOUS

               11.1. Amendments and Waivers. (a) Other than as provided in clause (b) below, no amendment or waiver of any provision of any Credit Document, and no consent with respect to any other departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agent at the written request of the Required Lenders) and the Loan Parties and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

               (i) no such waiver, amendment or consent shall, unless in writing and signed by each of the Lenders (with Obligations directly affected thereby in the case of the following clauses (A), (B) or (C)) (or by the Administrative Agent at the written request of such Lenders) and the Loan Parties and acknowledged by the Administrative Agent, do any of the following:

                         (A) extend the term of any of the Commitments (it being
                      understood that a waiver of any condition, covenant violation, Event of Default or Unmatured Event of Default shall not constitute a change in the term of any Commitment of any Lender) or extend the time or waive any requirement for the reduction or termination of any of the Commitments (or reinstate any Commitment terminated pursuant to Section 9.2) or change the currency in which any Obligation is payable, except as expressly permitted herein;

                         (B) extend the final scheduled maturity of any Loan or
                      Note, or extend the expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date or postpone or delay any date fixed for any payment of interest, fees or other amounts (other than any mandatory prepayment of the Loans required by subsections 2.9(a) - (f) or any Amortization Payment except the final Amortization Payment of any Term Loan Facility) due to the Lenders (or any of
                      them) under any Credit Document;

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                         (C) reduce the principal of, or the rate of interest
                      specified herein (other than as a result of waiving the applicability of any post-default increase in interest rates) on, any Loan or (subject to clause (v)(5) below) any fees or other amounts payable under any Credit Document;

                         (D) reduce the percentage set forth in the definition
                      of the term "Required Lenders" (it being understood that additional extensions of credit pursuant to this Agreement consented to by the Required Lenders may be included in the determination of any such definition without notice or consent of any other Lender or Agent on substantially the same basis as the Commitments (and related extensions of credit) are included on the Effective Date) or make any change to Clauses Third, Fourth Fifth and Sixth of Section 9.6;

                         (E) amend this Section 11.1, Article IV, or Section
                      11.4 or any provision herein or under any Credit Document providing for consent or other action by all Lenders (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to each Facility);

                         (F) release all or substantially all of the Collateral
                      (except as expressly permitted by the Credit Documents);

                         (G) release any Guarantor from its obligations under
                      its Guarantee or permit the Companies to allow any Foreign Loan Party to be released from the Foreign Security Documents to which it is a party (except upon a permitted sale of such Subsidiary or as required by applicable law based on an opinion of counsel delivered to the Administrative Agent by counsel of competent standing); or

                         (H) consent to the assignment or transfer by any Loan
                      Party of its rights and obligations under any Credit Document or the making of any assignment of Loans or other Obligations or participation therein to any Loan Party or any Affiliate thereof;

               (ii) no such waiver, amendment or consent shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments, modifications or waivers of conditions precedent, covenants, Events of Default or Unmatured Events of Default shall not constitute an increase of the Commitment of any Lender);

               (iii) no consent of any Lender need be obtained, and the Administrative Agent is hereby authorized, to release any Lien securing the Obligations on property or asset which is the subject of any disposition permitted by this Agreement and the other Credit Documents as permitted with respect to any such disposition, including any release contemplated by Section 11.20;

               (iv) no reduction of the percentage specified in the definition of "Required Revolving Lenders" shall be made without the consent of each Revolving Lender (it being understood that additional extensions of credit pursuant to this Agreement consented to by the Required Lenders may be included in such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) are included on the Effective Date); and

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          (v)   no reduction of the percentage specified in the definition of
     "Required Term Lenders" or "Supermajority Term Lenders" shall be made without the consent of each Lender having a Term Loan Commitment or Term Loan (it being understood that additional extensions of credit pursuant to this Agreement consented to by the Required Lenders may be included in such definition without notice to or consent of any other Lender or Agent on substantially the same terms as the Commitments (and related extensions of credit) all included on the Effective Date); and

          (vi) no such waiver, amendment or consent to the extent that it waives or amends any provision herein that provides for (A) Lenders' to fund Loans or purchase participations based on such Lender's Pro Rata Share or (B) payments to, or receipts by, Lenders in respect of the Obligations based on such Lender's Pro Rata Share, shall be made without the consent of
     (x) in the case of waivers or amendments affecting solely the Revolving Lenders, the Required Revolving Lenders, (y) in the case of waivers or amendments affecting solely the Term Lenders, the Required Term Lenders, and (z) in the case of waivers or amendments affecting all Lenders, the Required Revolving Lenders and the Required Term Lenders.

provided, further, however, that:

                  (A) no amendment, waiver or consent shall, unless in writing and signed by each L/C Lender in addition to the Required Lenders, affect the rights or duties of each L/C Lender under this Agreement or any L/C-Related Document,

                  (B) no amendment, waiver or consent shall, unless in writing signed by all of the Qualified Offshore Lenders, in addition to the Required Lenders, affect the rights or duties of the Qualified Offshore Lenders under any Credit Document,

                  (C) no amendment, waiver or consent shall, unless in writing signed by all of the Swing Line Lenders in addition to the Required Lenders, affect the rights or duties of the Swing Line Lenders under any Credit Document,

                  (D) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all Lenders, as the case may be, affect the rights or duties of the Administrative Agent under any Credit Document,

                  (E) no amendment, waiver or consent (including any of the
                foregoing with respect to any representation, warranty, covenant, default or other matter which is otherwise effective for purposes of this Agreement) shall, unless in writing and signed by the Required Revolving Lenders, be effective for determining whether the conditions precedent to any Credit Extension under the Revolving Facility have been satisfied,

                  (F) the Fee Letter may be amended, or rights or privileges thereunder waived, solely in accordance with its terms,

                  (G) no amendment, waiver or consent shall, unless in writing signed by the Required Term Lenders (with respect to subclause
                (x) of this subsection 11.1(a)(v)(G)), or the Supermajority Term Lenders (with respect to subclause (y) of this subsection 11.1(a)(v)(G)), (x) provide for the application of mandatory prepayments required by subsections 2,9(a)-(e) first to Revolving Loans and BA

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                Rate Loans or make any change to the penultimate sentence of subsection 2.9(f) or the last sentence of subsection 2.9(g) (although any required prepayment under Section 2.9 may be waived or amended, in whole or in part, by the Required Lenders so long as the application of any such prepayment which is still made is not altered) or (y) extend the time for any scheduled Amortization Payments or reduce the principal amount of any scheduled Amortization Payment, and

                  (H) no amendment, waiver or consent, unless in writing signed by the Lenders holding not less than 75% of the sum of the then aggregate unused amounts of the Commitments plus the then aggregate unpaid Dollar Equivalent principal amount of the Loans plus (without duplication) the then aggregate Effective Amount of the L/C Obligations shall make any change to Section 7.21 or the definition of "Rating Date"; provided, further, still, however, that no amendment, waiver or consent shall, unless in writing signed by the Required Lenders, amend, waive or consent to the departure from any required prepayment under Section 2.9.

In the case of any waiver effected in accordance with this Section 11.1, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights under each Credit Document, and any Event of Default or Unmatured Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default or Unmatured Event of Default, or impair any right consequent thereon. Any amendment, waiver or consent effected in accordance with this Section 11.1 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes and, if signed by the Borrowers, on the Borrowers and the other Loan Parties.

          (b) Any amendment or waiver of any provision of this Agreement that relates solely to one or more mechanical provisions set forth in Article II or III (and/or related definitions) concerning the Revolving Facility and/or the Swing Line Loans shall be effective provided the same shall be in writing and signed by the Required Revolving Lenders (or by the Administrative Agent at the written request of the Required Revolving Lenders) and the Loan Parties and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that any amendment or waiver pursuant to this clause b shall not be effective to the extent such amendment or waiver (i) purports to effect any amendment or waiver in respect of which the voting standard is specifically provided for in clause a, (ii) purports to amend or waive any provision of Section 2.9 or (ii) which purports to make any amendment that would affect the Term Lenders.

          (c) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i), (iv) or (v), inclusive, of the first proviso to subsection 11.1(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then U.S. Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of U.S. Borrower if the respective Lender's consent is required with respect to less than all Facilities (or related Commitments), to replace only the respective Facilities and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section 4.8 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitments (if such Lender's consent is required as a result of its respective Commitment) and/or repay each Facility of outstanding Loans of such Lender which gave

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rise to the need to obtain such Lender's consent and/or cash collateralize its applicable pro rata share of the Effective Amount of L/C Obligation, in accordance with this Agreement; provided that, unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause B are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause B the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided, further, that U.S. Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to this proviso.

          11.2. Notices. (a) Except as otherwise expressly provided herein, all notices, requests and other communications hereunder and under the Security Documents (including any modifications of, or waivers, requests or consents under, this Agreement) shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission; provided, however, that any matter transmitted by any Loan Party (x) to any Agent, any L/C Lender or any Swing Line Lender by facsimile shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2 and (y) to any Lender by facsimile shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2 or by overnight mail to the recipient at the address specified on Schedule 11.2) and mailed, faxed or delivered to the applicable party at the address or facsimile number specified for notices on Schedule 11.2 (which such facsimile notices shall be confirmed by overnight mail); or, as directed to any Loan Party or any Agent, any L/C Lender or the Swing Line Lenders, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Loan Parties and the Agents, the L/C Lenders and the Swing Line Lenders.

          (b) All such notices, requests and communications shall be effective, (i) if transmitted by overnight delivery or faxed, when delivered or transmitted in legible form by overnight delivery or facsimile machine, respectively, (ii) if mailed, upon receipt or (iii) if delivered, upon delivery; except that notices pursuant to Article II, III or X to a Agent shall not be effective until actually received by such Agent, and notices pursuant to Article III to any L/C Lender shall not be effective until actually received by such L/C Lender.

          (c) Any agreement of any Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Loan Parties. The Agents and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by a Loan Party to give such notice, and neither any Agent nor any Lender shall have any liability to any Loan Party or any other Person on account of any action taken or not taken by a Agent or any Lender in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by any Agent or any Lender to receive written confirmation of any telephonic or facsimile notice or the receipt by any Agent or any Lender of a confirmation which is at variance with the terms understood by such Agent or such Lender to be contained in the telephonic or facsimile notice.

          11.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under any other Credit Document, and no course of dealing between any Loan Party and any Agent or Lenders shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege hereunder or under such other Credit Document. The rights and remedies expressly provided herein are cumulative and not exclusive of any

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rights or remedies provided by law. No notice to or demand upon any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstance without notice or demand.

          11.4. Expenses; Indemnity; etc.

          (a) Each Borrower agrees: (i) to jointly and severally pay or reimburse the Agents for all of their reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of Weil, Gotshal & Manges LLP and of all local domestic and foreign counsel) in connection with (A) the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents and Security Documents and the extensions of credit hereunder, the administration of the transactions contemplated hereby (including the monitoring of the Collateral) and the Administrative Agent's syndication efforts (including the Agents' due diligence investigation expenses) with respect to this Agreement, the Transactions and the extensions of credit hereunder and (B) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Credit Documents (whether or not consummated or effective) (including, without limitation, in connection with the Borrowers' complying with Section 7.22); (i) to jointly and severally pay or reimburse each Lender and each Agent for its proportionate share of all out-of-pocket costs and expenses of the Lenders and each Agent (including Attorney Costs of each Agent and the Lenders) in connection with (A) protection of the Lenders' rights following any Event of Default and any enforcement or collection proceedings resulting therefrom, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up, dissolution or liquidation proceedings,
(y) judicial or regulatory proceedings, and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), and (B) the enforcement of this Section 11.4; and (iii) to jointly and severally pay or reimburse each Lender and each Agent for its proportionate share of all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Credit Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges (including title insurance and Attorney Costs) incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

          (b) Each Borrower agrees to indemnify and hold harmless the Administrative Agent, the Arrangers, each Lender and each L/C Lender and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article V)) (each such Person being an "Indemnified Person") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees, disbursements and reasonable expenses of financial and legal advisors to any such Indemnified Person) that may be imposed on, incurred by or asserted against any such Indemnified Person in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnified Person is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Credit Document, any Obligation, any Letter of Credit, any Transaction Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrowers shall not have any obligation under this Section 11.4 to an Indemnified Person with respect to any Indemnified Matter caused by or resulting from

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the gross negligence or willful misconduct of that Indemnified Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the generality of the foregoing, each Borrower jointly and severally agrees to (x) indemnify each Agent for any payments that any Agent is required to make under any indemnity issued to any Lender referred to in any Security Document, and (y) indemnify each Lender and each other Indemnified Person from, and hold each Lender and each other Indemnified Person harmless against, any Losses described in the preceding sentence (net of insurance proceeds actually received but excluding, as provided in the preceding sentence, any Loss to the extent determined by a court of competent jurisdiction to have arisen from the gross negligence, bad faith or willful misconduct of such Indemnified Person) arising under any Environmental Law based on or arising out of (A) the past, present or future operations of any Company (or any predecessor in interest to any Company), (B) the past, present or future condition of any facility or property owned, operated or leased at any time by any Company (or any of their respective predecessors in interest), or
(C) any Release or threatened Release of any Hazardous Materials at, on, under or from any such facility or property, including, without limitation, any such Release or threatened Release that shall occur during any period when any Lender or other Indemnified Person shall be in possession of any such facility or property following the exercise by such Lender or other Indemnified Person of any of its rights and remedies hereunder or under any of the Security Documents, and the alleged disposal or alleged arranging for disposal or treatment or transport for disposal or treatment of any Hazardous Materials by any Company (or any of their respective predecessors in interest) at any third-party site.

          (c) To the extent that the undertaking to indemnify and hold harmless set forth in this Section 11.4 is unenforceable because it is violative of any law or public policy or otherwise, each Loan Party shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

          (d) Each Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Credit Documents and Transaction Documents, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. Each Borrower hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          (e) In the event that any Indemnified Person is requested or required to appear as a witness in any Proceeding brought by or on behalf of or against any Loan Party or any Affiliate of any Loan Party in which such Indemnified Person is not named as a defendant, each Borrower agrees to jointly and severally reimburse each Indemnified Person for all reasonable out-of-pocket expenses and all reasonable allocable costs of in-house legal counsel incurred by each Indemnified Person in connection with such Indemnified Person's appearing and preparing to appear as such a witness, including the reasonable fees and disbursements of one common counsel for all Indemnified Persons.

          (f) Each Borrower agrees that, without the prior written consent of the Administrative Agent, and the Required Lenders, which consent shall not be unreasonably withheld or delayed, no Loan Party will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 11.4 (whether or not any Indemnified Person is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written

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release reasonably satisfactory to the Administrative Agent, and the Required
Lenders of each Indemnified Person from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person and does not involve any payment of money or other value by any Indemnified Person or any injunctive relief or factual findings or stipulations binding on any Indemnified Person. No Indemnified Person shall settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding without the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed.

               11.5. [Intentionally Omitted]

               11.6. Payments Set Aside. To the extent that a Loan Party makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver, receiver manager or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred and (b) each Lender severally agrees to pay to such Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by such Administrative Agent.

               11.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               11.8. Assignments and Participations, etc. (a) No Borrower may assign its rights or obligations hereunder or under the Notes without the prior written consent of all of the Lenders and the Agents.

               (b) Any Lender may upon prior written consent of the Administrative Agent and U.S. Borrower (provided that the U.S. Borrower's consent shall not be required in connection with the primary syndication by CNAI of the Facilities) (which consent, in each case, shall not be unreasonably withheld or delayed), at any time assign and delegate to one or more Eligible Assignees (each, an "Assignee") (provided that no written consent of U.S. Borrower and the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender or to another Lender or to an Approved Fund of any Lender) (in which case, the Assignee and assignor Lenders shall give notice of the assignment to the Administrative Agent) all or any part of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Lender hereunder, which assignment, other than to a Lender or an Affiliate of a Lender or to an Approved Fund of any Lender, shall be in a minimum (unless U.S. Borrower and the Administrative Agent agree to a lesser amount) Dollar Equivalent amount of U.S. $1,000,000 or, if less, the entire amount of all Loans, the Commitments, L/C Obligations and other rights and obligations of such Lender hereunder in any Facility; provided, however, that (i) in no event may any such assignment be made to any Company or any of its Affiliates; (ii) the Loan Parties and the Agents may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (x) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to any Loan Party and the Agents by such Lender and the Assignee, and (y) such Lender and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance in the form of Exhibit G ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; and (iii) no such consent of U.S. Borrower or the Administrative Agent need be obtained if any Unmatured Event of Default or Event of Default has occurred and is continuing. Notwithstanding any other term of this subsection 11.8(b), the agreement of

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the Swing Line Lenders to provide Swing Line Commitment shall not impair or otherwise restrict in any manner the ability of any Swing Line Lender to make any assignment of its Loans or Commitments in accordance with the provisions of this Section 11.8, it being understood and agreed that any Swing Line Lender may terminate its Swing Line Commitment in connection with the making of any assignment, further, at any time any Swing Line Lender may assign all or a portion of its Swing Line Commitments or its Qualified Offshore Commitments to an Affiliate of such Lender provided such Affiliate is a Qualified Offshore Lender with respect to the Applicable Borrower. At the time of each assignment pursuant to this subsection 11.8(b) to a Person which is not already a Lender hereunder within the same Facility, the Assignee shall provide to the Loan Parties and the Agents the appropriate forms and certificates described in subsection 4.1(e) (except to the extent expressly provided otherwise). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to this subsection 11.8(b) would, at the time of such assignment, result in increased costs payable to such assignee Lender under Section 4.1 or 4.4 from those being charged by the respective assigning Lender prior to such assignment, then no Borrower shall be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any increased costs resulting from any Change in Law after the date of the respective assignment). Any assignment pursuant to this Section 11.8 shall not be effective until such assignment is recorded on the Register maintained by the Administrative Agent.

               (c) From and after the date that the Administrative Agent notifies the assignor Lender that it has received (and provided its consent and, to the extent required, received the consent of U.S. Borrower with respect to) an executed Assignment and Acceptance and payment of an assignment fee in the amount of $3,500 (other than with respect of any assignment by a Lender to an Affiliate or to an or Approved Fund thereof), (i) the Assignee thereunder shall be a party hereto and, to the extent that rights hereunder have been assigned to it and obligations hereunder have been assumed by it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Credit Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Credit Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Credit Documents, other than those relating to events or circumstances occurring prior to such assignment (including pursuant to Section 11.9).

               (d) Any Lender may at any time (without prior written consent of the Administrative Agent or the U.S. Borrower) sell to one or more commercial banks or other Persons that are not Affiliates of any Borrower (a "Participant") participating interests in all or any part of any Loan, the Commitment of such Lender and the other interests of such Lender (the "originating Lender") hereunder and under the other Credit Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Loan Parties, the Swing Line Lenders, the L/C Lenders and the Agents shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Credit Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Credit Document, except to the extent such amendment, consent or waiver would (1) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Termination Date) in which such Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any condition, covenant, violation, Event of Default or Unmatured Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Revolving Commitment, Revolving Loan or BA Rate Loan shall be permitted without the consent of any Participant if the Participant's

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participation is not increased as a result thereof), (2) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement or (3) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such Participant is participating. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 2.17, 4.1, 4.3, 4.4, 4.6 and 11.4 as though it were also a Lender hereunder (provided that no Loan Party shall be obligated to pay any amount under Section 4.1, 4.3, 4.4 or 4.6 to any Participant which is greater than a Loan Party would have been required to pay to the originating Lender at the time such participation was sold (although the Loan Parties shall be obligated to pay any other increased amounts under the foregoing sections that result from any Change in Law after the date on which the participation was sold)), and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, the Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. In addition, each originating Lender selling a participation to a Participant under this Section
11.8 (i) shall keep a register, meeting the requirements of Treasury Regulation
Section 5f.103-1(c), of each such Participant, specifying such Participant's entitlement to payments of principal and interest with respect to such participation, and (ii) shall collect, prior to the time such Participant receives payments with respect to such participation, from each such Participant the appropriate forms and certificates described in Section 4.1(e) (and updated as required by Section 4.1(e)) as if such Participant were a Lender under
Section 4.1(e).

               (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any U.S. Federal Reserve Bank in accordance with Regulation A and any Operating Circular issued by such U.S. Federal Reserve Bank. In addition, any Lender that is a fund that invests in loans may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any trustee or holders of obligations owed, or securities issued by, such funds as security for such obligations or securities or to any other representative of such holders. No such assignment shall release the assigning Lender from its obligations hereunder.

               (f) Each Borrower shall and shall cause each of its Subsidiaries to assist any Lender in effectuating any assignment or participation pursuant to this subsection 11.8(f) (including during syndication) in whatever manner such Lender reasonably deems necessary, including the participation in meetings with prospective Assignees.

               11.9. Confidentiality. (a) Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of U.S. Borrower (other than to its employees, auditors, counsel or other professional advisors, to Affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to any Company which is furnished pursuant to this Agreement or any other Credit Document; provided, however, that any Lender may disclose any such information
(i) as has become generally available to the public, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or U.S. Federal or foreign regulatory body having or claiming to have jurisdiction over such Lender or to the U.S. Federal Reserve Board or the U.S. Federal Deposit Insurance Corporation or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors,
(iii) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (provided, that, where practicable (unless prohibited by law), U.S. Borrower shall be afforded prior notice thereof and a reasonable opportunity to contest such summons or subpoena; it being understood, however, that the Agents and Lenders shall be

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permitted in any event to comply with such summons or subpoena), (iv) to comply with any law, order, regulation or ruling applicable to such Lender, (v) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender; provided, however, that the transferring Lender shall use reasonable efforts to cause such prospective transferee (unless it is a Lender) to execute an agreement with such Lender containing provisions substantially identical to those contained in this Section 11.9, and (vi) to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, provided that such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder.

               (b) Each Borrower hereby acknowledges and agrees that each Lender may share with any of its Affiliates or investment advisor any information related to any Company (including, without limitation, any nonpublic customer information regarding the creditworthiness of any Loan Party and its Subsidiaries, provided that such Persons shall be subject to the provisions of this Section 11.9 to the same extent as such Lender).

               (c) Notwithstanding anything herein to the contrary, each Borrower hereby acknowledges and agrees that each Lender may share any information with respect to any Company furnished pursuant to this Agreement to any Person which shares or bears, whether directly or indirectly, such Lender's economic benefits or burdens hereunder; provided, however, that such Person shall be subject to the provisions of this Section 11.9 to the same extent as such Lender.

               11.10. Set-off. In addition to any right or remedy of the Lenders now or hereafter provided by law, and not by way of limitation of any such right or remedy, during the continuance of an Event of Default such Lender is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by the Borrowers on their own behalf and on behalf of their Subsidiaries to the fullest extent permitted by law, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender (including by branches and agencies of such Lender wherever located) to or for the credit or the account of the Applicable Borrower against such amount, irrespective of whether or not any Agent or such Lender shall have made demand under this Agreement or any Credit Document, including all interests in Obligations of such Borrower purchased by such Lender pursuant to Section 2.7 or Section 2.21 and all other claims of any nature or description arising out of or connected with any Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender agrees promptly to notify the Applicable Borrower and the Agents after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

               11.11. Notification of Addresses, Lending Offices, etc. Each Lender shall notify the Agents in writing of any change in the address to which notices to such Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as any Agent shall reasonably request.

               11.12. Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument. Any of the parties hereto may execute this Agreement by signing any such counterpart.

               11.13. Severability; Modification To Conform to Law. It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the

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unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                11.14. No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Loan Parties, the Lenders, the Agents and the Affiliates of the Agents, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other Credit Document.

                11.15. Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND ANY NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                (b) Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York in the County of New York (Manhattan) or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each of Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party.

                (c)

                       (i) Each Borrower irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices pursuant to Section 11.2, such service to become effective 30 days after such mailing.

                       (ii) Each Foreign Borrower hereby irrevocably designates, appoints and empowers Greif Bros. Corporation (the "Process Agent"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Borrower in care of the Process Agent at the Process Agent's above address, and each of the Borrowers, hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.

                       (iii) Each Borrower hereby irrevocably waives any objection to such service of process and further irrevocably agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, any Lender or the

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          holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

                (c) Each of Borrower on its own behalf and each Borrower on behalf of each other Loan Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

                11.16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                11.17. Judgment. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each of U.S. Borrower and Foreign Holdco in respect of any such sum due from it to any Agent or Lender hereunder or under any other Credit Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the applicable Agent or Lender of any sum adjudged to be so due in the Judgment Currency, such Person may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Agent in the Agreement Currency, each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Agent or Lender in such currency, such Person agrees to return the amount of any excess to the applicable Loan Party (or to any other Person who may be entitled thereto under applicable law).

                11.18. Survival. The obligations of the Borrowers under Article IV and Sections 11.4, 11.15 and 11.16 shall survive the repayment of the Loans and other Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or Letter of Credit interest hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

                11.19. Documents Evidence the Same Indebtedness. Upon its effectiveness, this Agreement amends and restates in its entirety the Existing Credit Agreement and the Notes issued under this Agreement, if any, amend and restate the "Notes" (as defined in the Existing Credit Agreement) issued under the Existing Credit Agreement. This Agreement and the Notes, if any, do not constitute and shall not be construed to evidence a novation of or a payment and readvance of the loan principal, interest and other sums, if any, heretofore outstanding under the Existing Credit Agreement, it being the intention of the Borrowers, and by their signature hereto, the Agents and Lenders, that this Agreement provide for the terms and conditions of, and the Notes evidence, upon the effectiveness of this Agreement, the same Indebtedness as was then outstanding under the Existing Credit Agreement. Each Lender shall surrender

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

the original "Notes" (as defined in the Existing Credit Agreement) outstanding on the Effective Date issued to it under the Existing Credit Agreement.

                11.20. Releases. The Lenders hereby authorize the Administrative Agent, and the Administrative Agent agrees to use reasonable efforts, to release, at the sole costs and expense of the Borrowers, the Liens created pursuant to and in connection with the Existing Credit Agreement which are set forth on Schedule 11.20. From and after the Effective Date, no Loan Party shall be required to comply with the provisions of any Security Document (as defined in the Existing Credit Agreement) set forth on Schedule 11.20.

                            [Signature Pages Follow]

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWERS:                     GREIF BROS. CORPORATION

                               By: /s/ Donald S. Huml
                                   ---------------------------------------------
                                   Name:   Donald S. Huml
                                   Title:  Chief Financial Officer

                               GREIF SPAIN HOLDINGS, S.L., sociedad unipersonal

                               By: /s/ Robert A. Young
                                   ---------------------------------------------
                                   Name:   Robert A. Young
                                   Title:  Managing Director


                               GREIF BROS. CANADA INC.

                               By: /s/ Elco Drost
                                   ---------------------------------------------
                                   Name:   Elco Drost
                                   Title:  President


                               VAN LEER (UK) LTD.

                               By: /s/ D. Tillotson
                                   ---------------------------------------------
                                   Name:   D. Tillotson
                                   Title:  Finance Director


                               KONINKLIJKE EMBALLAGE INDUSTRIE VAN LEER
                               BV (dba Royal Packaging Industries Van Leer NV)

                               By: /s/ Francisco de Miguel
                                   ---------------------------------------------
                                   Name:   Francisco de Miguel
                                   Title:  President

                               VAN LEER AUSTRALIA PTY. LTD.

                               By: /s/ S. J. Sticovich
                                   ---------------------------------------------
                                   Name:   S. J. Sticovich
                                   Title:  Director

                               By: /s/ Michael W. Hunt
                                   ---------------------------------------------
                                   Name:   Michael W. Hunt
                                   Title:  Director

                               SALOMON SMITH BARNEY INC.,
                               as Joint Lead Arranger and Sole BookRunner

                               By: /s/ William L. Hartmann
                                   ---------------------------------------------
                                   Name:   William L. Hartmann
                                   Title:  Managing Director

                               DEUTSCHE BANK SECURITIES INC
                               as Joint Lead Arranger

                               By: /s/ Loretta L. Summers
                                   ---------------------------------------------
                                   Name:   Loretta L. Summers
                                   Title:  Managing Director

                               By: /s/ illegible signature
                                   ---------------------------------------------
                                   Name:
                                   Title:  Vice President


                               CITICORP NORTH AMERICA, INC.,
                               as Administrative Agent and Leader

                               By: /s/ illegible signature
                                   ---------------------------------------------
                                   Name:
                                   Title:


                               DEUTSCHE BANK TRUST COMPANY AMERICAS,
                               as Co-Syndication Agent and Lender

                               By: /s/ Marco Orlando
                                   ---------------------------------------------
                                   Name:   Marco Orlando
                                   Title:  Director


                               KEYBANK NATIONAL ASSOCIATION,
                               as Co-Syndication Agent and Lender

                               By: /s/ Brendan A. Lawlor
                                   ---------------------------------------------
                                   Name:   Brendan A. Lawlor
                                   Title:  Vice President

                               SUN TRUST BANK, INC.,
                               as Documentation Agent and Lender

                               By: /s/ Molly J. Drennan
                                   ---------------------------------------------
                                   Name:   Molly J. Drennan
                                   Title:  Director

                               THE HUNTINGTON NATIONAL BANK

                               By: /s/ Mark A. Koscielski
                                   ---------------------------------------------
                                   Name:   Mark A. Koscielski
                                   Title:  Vice President


                               ING CAPITAL LLC

                               By: /s/ William C. Povey
                                   ---------------------------------------------
                                   Name:   William C. Povey
                                   Title:  Managing Director


                               JP MORGAN CHASE BANK

                               By: /s/ Henry W. Centa
                                   ---------------------------------------------
                                   Name:   Henry W. Centa
                                   Title:  Vice President


                               NATIONAL CITY BANK

                               By: /s/ Patrick M. Pastore
                                   ---------------------------------------------
                                   Name:   Patrick M. Pastore
                                   Title:  Senior Vice President


                               THE NORTHERN TRUST COMPANY

                               By: /s/ David J. Sullivan
                                   ---------------------------------------------
                                   Name:   David J. Sullivan
                                   Title:  Vice President


                               U.S. BANK NATIONAL ASSOCIATION

                               By: /s/ James D. Neil
                                   ---------------------------------------------
                                   Name:   James D. Neil
                                   Title:  Senior Vice President

                               L/C Lenders:

                               CITIBANK, N.A.,
                               as L/C Lender

                               By: /s/ illegible signature
                                   ---------------------------------------------
                                   Name:
                                   Title:


                               KEYBANK NATIONAL ASSOCIATION,
                               as L/C Lender

                               By: /s/ Brendan A. Lawlor
                                   ---------------------------------------------
                                   Name:   Brendan A. Lawlor
                                   Title:  Vice President


                               Other Lenders:

                               CITIBANK, N.A.

                               By: /s/ illegible signature
                                   ---------------------------------------------
                                   Name:
                                   Title:


                               CITIBANK, N.A., CANADIAN BRANCH

                               By: /s/ Adam Shepherd
                                   ---------------------------------------------
                                   Name:   Adam Shepherd
                                   Title:  Authorized Signatory


                               FIFTH THIRD BANK, N.A.

                               By: /s/ John Beardslee
                                   ---------------------------------------------
                                   Name:   John Beardslee
                                   Title:  Vice President


                               FORTIS CAPITAL CORP.

                               By: /s/ Douglas Riahl
                                   ---------------------------------------------
                                   Name:   Douglas Riahl
                                   Title:  Vice President


                               By: /s/ Trond Rokholt
                                   ---------------------------------------------
                                   Name:   Trond Rokholt
                                   Title:  Managing Director

                               MONY LIFE INSURANCE COMPANY OF AMERICA,
                               as Lender

                               By: MONY Capital Management, Inc.

                               By: /s/ Suzanne E. Walton
                                   ---------------------------------------------
                                   Name:   Suzanne E. Walton
                                   Title:  Authorized Agent


                               ERSTE BANK

                               By: /s/ Brandon A. Meyerson
                                   ---------------------------------------------
                                   Name:   Brandon A. Meyerson
                                   Title:  Vice President
                                           Erste Bank New York Branch

                               By: /s/ John S. Runnyon
                                   ---------------------------------------------
                                   Name:   John S. Runnyon
                                   Title:  Managing Director
                                           Erste Bank New York Branch